                                                                    EXHIBIT 99.1

                   OFFICE OF THE COMPTROLLER OF THE CURRENCY
                               Washington, D.C.

                                _______________

                                  FORM 10-KSB

[X] Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange
    Act of 1934 for the fiscal year ended December 31, 2000

    OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
    EXCHANGE ACT OF 1934

                                _______________

              First Community Bank, National Association
       (Exact name of small business issuer as specified in its charter)

        UNITED STATES                                   76-0457786
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                              14200 GULF FREEWAY
                             HOUSTON, TEXAS 77034
          (Address of principal executive offices including zip code)

                                (281) 996-1000
               (Issuer's telephone number, including area code)

                                _______________

     Check whether the issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No .

     Check if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained in this form, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

     Issuer's revenues for the fiscal year ended December 31, 2000: $17,432,673.

     The aggregate market value of the voting and non-voting common equity held by non-affiliates as of February 28, 2001 computed by reference to the price at which the common equity was last sold, of $21.50 per share, was $21,386,781.

     As of February 28, 2001, the number of outstanding shares of Common Stock was 1,159,824.
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PART I

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Statements and financial discussion and analysis contained in this Annual Report on Form 10-KSB that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe the Bank's future plans, strategies and expectations, are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the Bank's control. The important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) changes in interest rates and market prices, which could reduce the Bank's net interest margins, asset valuations and expense expectations; (2) increased credit risk in the Bank's assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of the total loan portfolio; (3) changes in the levels of loan prepayments and the resulting effects on the value of the Bank's loan portfolio; (4) changes in local economic and business conditions which adversely affect the Bank's customers and their ability to transact profitable business with the Bank, including the ability of the Bank's borrowers to repay their loans according to their terms or a change in the value of related collateral; (5) increased competition for deposits and loans adversely affecting rates and terms; (6) the effects of future acquisitions, if any, and the Bank's ability to enter new markets successfully and capitalize on growth opportunities; (7) the failure of assumptions underlying the establishment of and provisions made to the allowance for possible loan losses; (8) the Bank's ability to acquire, operate and maintain cost effective and efficient systems without incurring unexpectedly difficult or expensive but necessary technological changes; and (9) other uncertainties set forth in the Bank's other public reports and filings and public statements.

The Bank does not undertake any obligation to publicly update or otherwise revise these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Bank or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ITEM 1. BUSINESS

General

First Community Bank, N.A. (the "Bank") is a national banking association which opened for business in August 1995. The Bank conducts its commercial banking business at its principal office in Houston, Texas and its eight branch locations in and around the metropolitan Houston, Texas area. The Bank is a profitable community bank dedicated to financing small to medium-sized business and consumer needs in its market areas. The Bank's headquarters are located at 14200 Gulf Freeway, Houston, Texas and its telephone number is (281) 996-1000.

BANK ACTIVITIES

The Bank offers a diversified range of commercial banking services for business, industry, public and governmental organizations and individuals located principally in Southeast Houston and the Harris, Brazoria and Galveston County, Texas areas. The services offered include the usual deposit functions of commercial banks, safe deposit facilities, commercial and personal banking services, and the making of commercial, interim construction, consumer, real estate and industrial loans. When the borrowing needs of a customer exceed the Bank's lending limit, the Bank participates with other banks in making the loan. Similarly, the Bank provides other services for its customers through its correspondent and other relationships with other financial institutions.

The strategy of the Bank is to concentrate on the banking needs of locally owned small to medium-sized businesses and individuals in the market areas served by the Bank. The Bank promotes its "relationship banking" concept (i.e., assisting with all banking needs of the customer and seeking to maintain a personal relationship with such customer) in marketing the Bank and serving its customer base as well as its image as an independent, locally owned community bank. The Bank strives to staff its various locations with officers and other personnel who have direct experience in the market area served by the particular banking office facility.
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FORMATION OF HOLDING COMPANY

On November 16, 2000, the Bank entered into an Agreement and Plan of Reorganization with First Community Capital Corporation, a Texas corporation (the "Company"), and First Community Capital Corporation of Delaware, Inc., a Delaware corporation ("Delaware Company"), and a related Plan of Consolidation with the Company and FC Interim Bank, N.A. pursuant to which, among other things, the Company became a one-bank holding company for the Bank and each share of common stock of the Bank outstanding at the effective date was converted into and exchanged for two shares of common stock of the Company. The transaction was approved by shareholders of the Bank at a Special Meeting of Shareholders on February 15, 2001 and was consummated on March 1, 2001. As a result, the Company owns 100% of the issued and outstanding shares of common stock of the Delaware Company and the Delaware Company owns 100% of the issued and outstanding common stock of the Bank. The Company's management includes Nigel J. Harrison as President and Chief Executive Officer and Barry M. Blocker as Secretary/Treasurer.

ISSUANCE OF PREFERRED SECURITIES OF SUBSIDIARY TRUST

During the first quarter of 2001, the Company formed a new, wholly-owned Delaware statutory business trust, First Community Capital Trust I (the "Trust"), which issued $5.0 million of 10.18% capital securities to a third party. The Trust invested the proceeds in an equivalent amount of the Company's 10.18% Junior Subordinated Deferrable Interest Debentures due June 8, 2031 ("Debentures"). These Debentures, which are the only assets of the Trust, are subordinate and junior in right of payment to all present and future senior indebtedness (as defined in the Indenture dated March 28, 2001) of the Company. The Company has fully and unconditionally guaranteed the Trust's obligations under the capital securities. For financial reporting purposes, the Trust is treated as a subsidiary of the Company and consolidated in the corporate financial statements. The capital securities are treated as Tier 1 capital by the Federal Reserve Board. The treatment of the capital securities as Tier 1 capital, in addition to the ability to deduct the expense of the Debentures for federal income tax purposes, provided the Company with a cost-effective method of raising capital. The Company received net proceeds of $4.8 million, which will be used for the general corporate purposes of the Company and the Bank, including supporting continued expansion activities in the Houston metropolitan area through the establishment and/or acquisition of additional branch offices and possible corporate acquisitions.

COMPETITION

The banking business in the Bank's trade area has become increasingly competitive over the past several years and the level of competition facing the Bank may increase further. The Bank experiences competition in both lending and attracting funds from other banks and non-bank financial institutions located in its market areas and elsewhere. Non-bank competitors with respect to deposits and deposit-type accounts include savings and loan associations, credit unions, securities firms, money market funds, life insurance companies and the mutual funds industry. With respect to loans, the Bank encounters competition from other banks, savings and loan associations, finance companies, insurance companies, small loan and credit card companies, credit unions, pension trusts and securities firms.

Many of the banks and other financial institutions with which the Bank competes have capital resources and legal loan limits substantially in excess of those maintained by the Bank. Such institutions can perform certain functions for their customers, including trust, securities brokerage and international banking services, which the Bank presently does not offer directly. Although the Bank may offer these services through correspondent banks or other arrangements, the inability to provide such services directly may be a competitive disadvantage.

Under the Gramm-Leach-Bliley Act, effective March 11, 2000, securities firms and insurance companies that elect to become financial holding companies may acquire banks and other financial institutions. The Gramm-Leach-Bliley Act may significantly change the competitive environment in which the Bank conducts business. See "- Supervision and Regulation". The financial services industry is also likely to become even more competitive as further technological advances enable more companies to provide financial services. These technological advances may diminish the importance of depository institutions and other financial intermediaries in the transfer of funds between parties.

The Bank seeks to provide a high level of personalized banking service to professionals and owner-operated businesses, emphasizing quick and flexible responses to customer demands. "Relationship banking" is the primary emphasis of

                                       2
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the Bank. The Bank relies heavily on the efforts of its officers, directors and existing shareholders for the solicitation and referral of potential customers, and expects this to continue for the foreseeable future.

EMPLOYEES

As of December 31, 2000, the Bank had 102 full-time employees, 50 of whom were officers, and 5 part-time employees. The Bank provides medical insurance and other benefits to its full-time employees. The Bank's employees are not represented by any collective bargaining group. The Bank considers its relations with such employees to be satisfactory.

SUPERVISION AND REGULATION

The Bank is a nationally chartered banking association, the deposits of which are insured by the Bank Insurance Fund ("BIF") of the FDIC. The Bank's primary regulator is the Office of the Comptroller of the Currency (the "OCC"). By virtue of the insurance of its deposits, however, the Bank is also subject to supervision and regulation by the FDIC. Such supervision and regulation subjects the Bank to special restrictions, requirements, potential enforcement actions, and periodic examination by the OCC.

The supervision and regulation of national banks is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, and not for the protection of the bank shareholders or creditors. The banking agencies have broad enforcement power over banks including the power to impose substantial fines and other penalties for violations of laws and regulations.

The following description summarizes some of the laws to which the Bank is subject. References herein to applicable statutes and regulations are brief summaries thereof, do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations.

Financial Modernization. On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act which eliminated the barriers to affiliations among banks, securities firms, insurance companies and other financial service providers. The Gramm-Leach-Bliley Act, effective March 11, 2000, permits national banks to establish a financial subsidiary and engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance companyportfolio investment, real estate development, real estate investment, annuity issuance and merchant banking activities.

Under the Gramm-Leach-Bliley Act, a national bank may establish a financial subsidiary if it is well capitalized under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") prompt corrective action provisions, is well managed, and has at least a satisfactory rating under the Community Reinvestment Act of 1977 ("CRA"). The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve has determined to be closely related to banking. National banks with financial subsidiaries must remain well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a bank may not acquire a company that is engaged in activities that are financial in nature unless the bank has a CRA rating of satisfactory or better.

Branching. The establishment of a branch must be approved by the OCC, which considers a number of factors, including financial history, capital adequacy, earnings prospects, character of management, needs of the community and consistency with corporate powers.

Restrictions on Transactions With Affiliates and Insiders. Transactions between the Bank and its nonbanking affiliates are subject to Section 23A of the Federal Reserve Act. An affiliate of a bank is any company or entity that controls, is controlled by, or is under common control with the bank. In general, Section 23A imposes limits on the amount of such transactions, and also requires certain levels of collateral for loans to affiliated parties.

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Affiliate transactions are also subject to Section 23B of the Federal Reserve
Act which generally requires that certain transactions between the Bank and its affiliates be on terms substantially the same, or at least as favorable to the Bank, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons.

The restrictions on loans to directors, executive officers, principal shareholders and their related interests (collectively referred to herein as "insiders") contained in the Federal Reserve Act and Regulation O apply to all insured depository institutions and their subsidiaries. These restrictions include limits on loans to one borrower and conditions that must be met before such a loan can be made. There is also an aggregate limitation on all loans to insiders and their related interests. These loans cannot exceed the institution's total unimpaired capital and surplus, and the OCC may determine that a lesser amount is appropriate. Insiders are subject to enforcement actions for knowingly accepting loans in violation of applicable restrictions.

Restrictions on Distribution of Bank Dividends and Assets. Capital adequacy requirements serve to limit the amount of dividends that may be paid by the Bank. Until capital surplus equals or exceeds capital stock, a national bank must transfer to surplus 10% of its net income for the preceding four quarters in the case of an annual dividend or 10% of its net income for the preceding two quarters in the case of a quarterly or semiannual dividend. At December 31, 2000, the Bank's capital surplus exceeded its capital stock. Without prior approval, a national bank may not declare a dividend if the total amount of all dividends, declared by the bank in any calendar year exceeds the total of the bank's retained net income for the current year and retained net income for the preceding two years. Under federal law, the Bank cannot pay a dividend if, after paying the dividend, the Bank will be "undercapitalized." The OCC may declare a dividend payment to be unsafe and unsound even though the Bank would continue to meet its capital requirements after the dividend.

Examinations. The OCC periodically examines and evaluates insured banks. Based upon such an evaluation, the OCC may revalue the assets of the institution and require that it establish specific reserves to compensate for the difference between the OCC-determined value and the book value of such assets.

Capital Adequacy Requirements. The OCC has adopted regulations establishing minimum requirements for the capital adequacy of national banks. The OCC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk.

Under the guidelines, specific categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a "risk-weighted" asset base. The OCC's risk-based capital guidelines generally require national banks to have a minimum ratio of Tier 1 capital to total risk-weighted assets of 4.0% and a ratio of total capital to total risk-weighted assets of 8.0%. Total capital is the sum of Tier 1 and Tier 2 capital. As of December 31, 2000, the Bank's ratio of Tier 1 capital to total risk-weighted assets was 10.6% and its ratio of total capital to total risk-weighted assets was 11.3%.

In addition to the risk-based capital guidelines, the OCC uses a leverage ratio as an additional tool to evaluate the capital adequacy of national banks. The leverage ratio is a bank's Tier 1 capital divided by its average total assets. The OCC's leverage guidelines require national banks to maintain Tier 1 capital of no less than 4.0% of average total assets, except in the case of certain highly rated banks for which the requirement is 3.0% of average total assets unless a higher leverage capital ratio is warranted by the particular circumstances or risk profile of the depository institution. As of December 31, 2000, the Bank's ratio of Tier 1 capital to average total assets (leverage ratio) was 8.5%.

Corrective Measures for Capital Deficiencies. The federal banking regulators are required to take "prompt corrective action" with respect to capital-deficient institutions. Agency regulations define, for each capital category, the levels at which institutions are "well capitalized," "adequately capitalized," "under capitalized," "significantly under capitalized" and "critically under capitalized." A "well capitalized" bank has a total risk-based capital ratio of 10.0% or higher; a Tier 1 risk-based capital ratio of 6.0% or higher; a leverage ratio of 5.0% or higher; and is not subject to any written agreement, order or directive requiring it to maintain a specific capital level for any capital measure. An "adequately capitalized" bank has a total risk-based capital ratio of 8.0% or higher; a Tier 1 risk-based capital ratio of 4.0% or higher; a leverage ratio of 4.0% or higher (3.0% or higher if the bank was rated a composite 1 in its most recent

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examination report and is not experiencing significant growth); and does not meet the criteria for a well capitalized bank. A bank is "under capitalized" if it fails to meet any one of the ratios required to be adequately capitalized.

In addition to requiring undercapitalized institutions to submit a capital restoration plan, agency regulations authorize broad restrictions on certain activities of undercapitalized institutions including asset growth, acquisitions, branch establishment, and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any such distribution or payment.

As an institution's capital decreases, the OCC's enforcement powers become more severe. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The OCC has only very limited discretion in dealing with a critically undercapitalized institution and is virtually required to appoint a receiver or conservator.

Banks with risk-based capital and leverage ratios below the required minimums may also be subject to certain administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

Deposit Insurance Assessments. The Bank must pay assessments to the FDIC for federal deposit insurance protection. The FDIC has adopted a risk-based assessment system as required by FDICIA. Under this system, FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. Institutions assigned to higher-risk classifications (that is, institutions that pose a greater risk of loss to their respective deposit insurance funds) pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments in certain instances. The current range of BIF assessments is between 0% and 0.27% of deposits.

The FDIC established a process for raising or lowering all rates for insured institutions semi-annually if conditions warrant a change. Under this new system, the FDIC has the flexibility to adjust the assessment rate schedule twice a year without seeking prior public comment, but only within a range of five cents per $100 above or below the assessment schedule adopted. Changes in the rate schedule outside the five-cent range above or below the current schedule can be made by the FDIC only after a full rulemaking with opportunity for public comment.

On September 30, 1996, President Clinton signed into law an act that contained a comprehensive approach to recapitalizing the Savings Association Insurance Fund ("SAIF") and to assure the payment of the Financing Corporation's ("FICO") bond obligations. Under this act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The BIF rate was required to equal one-fifth of the SAIF rate through year-end 1999, or until the insurance funds were merged, whichever occurred first. Thereafter, BIF and SAIF payers are assessed pro rata for the FICO bond obligations. With regard to the assessment for the FICO obligation, for the fourth quarter of 2000, both the BIF and SAIF rates were .0202% of deposits, and for the first quarter of 2001, both the BIF and SAIF rates are .0196% of deposits.

Enforcement Powers. The FDIC and the other federal banking agencies have broad enforcement powers, including the power to terminate deposit insurance, impose substantial fines and other civil and criminal penalties, and appoint a conservator or receiver. Failure to comply with applicable laws, regulations and supervisory agreements could subject the Bank, as well as its officers, directors and other institution-affiliated parties, to administrative sanctions and potentially substantial civil money penalties. The appropriate federal banking agency may appoint the FDIC as conservator or receiver for a banking institution (or the FDIC may appoint itself, under certain circumstances) if any one or more of a number of circumstances exist, including, without limitation, the fact that the banking institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized; fails to become adequately capitalized when required to do so; fails to submit a timely and acceptable capital restoration plan; or materially fails to implement an accepted capital restoration plan.

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Brokered Deposit Restrictions. Adequately capitalized institutions (as defined for purposes of the prompt corrective action rules described above) cannot accept, renew or roll over brokered deposits except with a waiver from the FDIC, and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew, or roll over brokered deposits.

Community Reinvestment Act. The CRA and the regulations issued thereunder are intended to encourage banks to help meet the credit needs of their service area, including low and moderate-income neighborhoods, consistent with the safe and sound operations of the banks. These regulations also provide for regulatory assessment of a bank's record in meeting the needs of its service area when considering applications to establish branches, merger applications and applications to acquire the assets and assume the liabilities of another bank. FIRREA requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

Consumer Laws and Regulations. In addition to the laws and regulations discussed herein, the Bank is also subject to certain consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth herein is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, and the Fair Housing Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits or making loans to such customers. The Bank must comply with the applicable provisions of these consumer protection laws and regulations as part of their ongoing customer relations.

INSTABILITY OF REGULATORY STRUCTURE

     Various legislation, such as the Gramm-Leach-Bliley Act which expanded the powers of banking institutions and bank holding companies, and proposals to overhaul the bank regulatory system and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of the Bank in substantial and unpredictable ways. The Bank cannot determine the ultimate effect that the Gramm-Leach-Bliley Act will have or the effect that potential legislation, if enacted, or implementing regulations with respect thereto, would have upon the financial condition or results of operations of the Bank.

EXPANDING ENFORCEMENT AUTHORITY

One of the major additional burdens imposed on the banking industry by FDICIA is the increased ability of banking regulators to monitor the activities of banks and their holding companies. In addition, the FDIC and OCC possess extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. For example, the FDIC may terminate the deposit insurance of any institution which it determines has engaged in an unsafe or unsound practice. The agencies can also assess civil money penalties, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. FDICIA, FIRREA and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers.

EFFECT ON ECONOMIC ENVIRONMENT

The policies of regulatory authorities, including the monetary policy of the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve Board to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid for deposits.

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Federal Reserve Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and earnings of the Bank cannot be predicted.

ITEM 2. PROPERTIES

The Bank conducts business at nine full-service locations, four of which are owned by the Bank. The Bank's headquarters are located at 14200 Gulf Freeway, Houston, Texas. The following table sets forth specific information on each such location:

Location                                      Owned/Leased                  Deposits at December 31, 2000
                                                                               (Dollars in thousands)
 Houston (Main) Office                       Leased ($346,000 per year)              $31,358
 14200 Gulf Freeway
 Houston, Texas 77034

 Pasadena Office                             Owned                                    60,328
 910 Fairmont Parkway
 Pasadena, Texas 77504

 Pearland Office                             Owned                                    48,931
 1000 East Broadway
 Pearland, Texas 77581

 Friendswood Office                          Owned                                    14,903
 830 South Friendswood Drive
 Friendswood, Texas 77546

 Clear Lake Office #1                        Leased ($49,000 per year)                15,166
 1020 Bay Area Blvd.
 Houston, Texas 77058

 Clear Lake Office #2                        Leased ($93,000 per year)                N/A/1/
 1150 Clear Lake City Blvd., Ste. 101
 Houston, Texas 77062

 West Pearland Office                        Leased ($70,268 per year)                 9,796
 6302 Broadway, Suite 100
 Pearland, Texas 77584

 League City Office                          Owned                                     5,225
 710 East Main
 League City, Texas 77573

 Alvin Office                                Leased ($12,000 per year)                11,864
 102 W. Sealy
 Alvin, Texas 77511
 _______________

(1) At December 31, 2000, the deposits at this location are included in Clear Lake Office #1 balances.

ITEM 3. LEGAL PROCEEDINGS

The Bank is involved in routine legal proceedings from time to time in the normal course of business. Management does not believe that the Bank is involved in any disputes which, if resolved unfavorably for the Bank, could have a material adverse effect on the Bank's business, results of operations or financial condition.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

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Not applicable.

PART II.

Item 5. Market for Common Equity and Related Stockholder Matters.

Market Information

The Bank's Common Stock is privately held and there is no established trading market for the Common Stock. Trades in shares of Common Stock are often privately negotiated between the buyer and the seller and management of the Bank may not know the prices at which some or all of such transactions took place. During the two year period ended December 31, 2000, management is aware of trades in the Common Stock at the following prices: $13.50 per share, $16.25 per share, $18.00 per share and $21.50 per share. In addition to such privately negotiated transactions, the Bank sold 106,366 shares of Common Stock at $21.50 per share in a public offering beginning August 2000. The offering was completed in December 2000.

Use of Proceeds

The effective date of the Registration Statement for which use of proceeds information is being disclosed herein was August 1, 2000. The offering to which the Registration Statement related allowed existing shareholders to purchase 69,767 shares through September 15, 2000. At that time, unsubscribed shares and the remaining 160,233 shares were offered to other investors through December 31, 2000. For the account of the Bank, 106,366 shares of Common Stock were sold with an aggregate offering price of $2,287,000. In connection with the offering, the Bank incurred expenses of $49,904. No underwriting discounts or commissions were incurred and no offering expenses were paid to an affiliate of the Bank. The net proceeds of the offering to the Bank were $2,237,000, all of which the Bank used to finance growth, provide liquidity and increase regulatory capital.

Dividends

Holders of Common Stock are entitled to receive dividends when, as and if declared by the Bank's Board of Directors out of funds legally available therefor. While the Bank paid cash dividends in January 1999 and December 2000, there is no assurance that the Bank will pay dividends in the future. The cash dividends paid per share by quarter for each of the last two fiscal years were as follows:

                                                  2000                 1999
                                                --------             --------
Fourth quarter.............................     $ 0.06               $    -
Third quarter..............................          -                    -
Second quarter.............................          -                    -
First quarter..............................          -                 0.05

There are certain restrictions on the payment of dividends by the Bank imposed by federal banking laws, regulations and authorities. Until capital surplus equals or exceeds capital, a national bank must transfer to surplus 10% of its net income for the preceding four quarters in the case of an annual dividend or 10% of its net income for the preceding two quarters in the case of a quarterly or semiannual dividend. As of December 31, 2000, the Bank's capital surplus exceeded its capital stock. Without prior approval, a national bank may not declare a dividend if the total amount of all dividends, declared by the bank in any calendar year exceeds the total of the bank's retained net income for the current year and retained net income for the preceding two years. Regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends if such limits were deemed appropriate to preserve certain capital adequacy requirements.

In the future, the declaration and payment of dividends on the Common Stock will depend upon the earnings and financial condition of the Bank, liquidity and capital requirements, the general economic and regulatory climate, the

Bank's ability to service any equity or debt obligations senior to the Common Stock and other factors deemed relevant by the Bank's Board of Directors.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations, which analyzes the major elements of the balance sheets and statements of earnings for the Bank, should be read in conjunction with the Bank's financial statements and notes thereto and other detailed information included elsewhere in this document.

                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

Overview

Net income was $642,834 and $444,744 for the years ended December 31, 2000 and 1999, respectively, and diluted earnings per share were $0.58 and $0.54, respectively, for these same periods. Revenue growth during 2000 was primarily due to internal loan growth and revenue growth during 1999 was primarily due to additional bank locations as well as internal loan growth. The Bank posted returns on average assets of 0.34% and 0.33% and returns on average equity of 4.18% and 4.31% for the years ended December 31, 2000 and 1999, respectively.

Total assets at December 31, 2000 and 1999 were $216,248,991 and $154,625,982, respectively. Total deposits were $199,570,017 and $139,491,238 at December 31, 2000 and 1999, respectively. The increase in total deposits for each period was primarily due to additional locations. Total loans net of unearned discount and allowance for possible loan losses were $153,494,788 at December 31, 2000, an increase of $31,769,131 or 26.1% from $121,725,657 at December 31, 1999.
Shareholders' equity was $18,071,004 and $14,857,696 at December 31, 2000 and 1999, respectively.

RESULTS OF OPERATIONS

The earnings of the Bank depend primarily on the Bank's net interest income, the difference between the income earned on the Bank's loans and investments and the interest paid on its deposits. Among the factors affecting net interest income are the type, volume and quality of the Bank's assets, the type and volume of its deposits and the relative sensitivity of its interest-earning assets and its interest-bearing liabilities to changes in market interest rates.

In addition, the Bank's income is affected by the fees it receives from other banking services, by gains and losses on its investment portfolio, by its required provisions for possible loan losses and by the level of its operating expenses. All aspects of the Bank's operations are affected by general market, economic and competitive conditions. Diluted earnings per share were $0.58 and $0.54 for the years ended December 31, 2000 and 1999, respectively.

Earnings

For the year ended December 31, 2000, the Bank earned $642,834, or $0.61 per weighted average common share, compared with $444,744 for the year ended December 31, 1999 or $0.56 per weighted average common share. This increase in earnings is mainly the result of increased loan volume.

For the year ended December 31, 1999, the Bank earned $444,744, or $0.56 per weighted average common share, compared with $478,655 for the year ended December 31, 1998. This decrease in earnings is mainly the result of increased costs associated with the addition of new employees, key executive officers and managers to support the growth of the Bank with three new branches, an increase in the monthly loan loss provision due to significant loan growth and advertising and other business development expenses. These decreases were partially offset by a $359,000 gain recognized on the sale-lease back of one of the Bank's office buildings.

Net Interest Income

Net interest income is the primary source of income for the Bank and represents the amount by which interest and fees generated by earning assets exceed the cost of funds, primarily interest paid to the Bank's depositors on interest bearing accounts. The differential or spread between interest income earned and interest expense incurred is affected both by the local and national economies and by competition from other depository and non-depository financial institutions. The Bank closely scrutinizes competitors' rates and attempts to remain competitive in the market while maintaining the highest possible interest spread.

Net interest income increased $2,430,781, or 39%, for the year ended December 31, 2000 compared with the year ended December 31, 1999. The increase is primarily attributable to continued growth of the loan portfolio. Net interest income increased $2,254,415, or 57%, for the year ended December 31, 1999 compared with the year ended December 31, 1998. The increase is attributable mainly to growth of the loan portfolio.

Changes in interest income and interest expense can result from variances in both volume and rate. The Bank has an asset and liability management strategy designed to provide a proper balance between rate sensitive assets and rate sensitive liabilities, to attempt to maximize interest margins and to provide adequate liquidity for anticipated needs. See "--Interest Rate Sensitivity Management" and "--Deposit and Liability Management".

The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax-equivalent adjustments were made and all average balances are yearly average balances. Non-accruing loans have been included in the tables as loans carrying a zero yield.

                                                                                   YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------------
                                                                         2000                                1999
                                                        ---------------------------------     -----------------------------------

                                                          AVERAGE    INTEREST     AVERAGE      AVERAGE       INTEREST    AVERAGE
                                                        OUTSTANDING   EARNED/     YIELD/     OUTSTANDING      EARNED/     YIELD/
                                                          BALANCE      PAID        RATE        BALANCE         PAID        RATE
                                                          -------      ----        ----        -------         ----        ----
                                                                                  (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
  Total loans...............................             $138,967    $13,777      9.91%        $ 97,069       $ 9,297      9.58%
  Taxable securities........................               21,475      1,395      6.50           15,529           936      6.03
  Tax-exempt securities.....................                  636         29      4.56              393            17      4.33
  Federal funds sold and other
    temporary investments...................               10,012        630      6.29            6,438           322      5.00
                                                         --------    -------                   --------       -------
  Total interest-earning assets.............              171,090     15,831      9.25          119,429        10,572      8.85
Less allowance for possible loan losses.....                 (905)                                 (497)
                                                         --------                              --------
Total interest-earning assets, net of
 allowance for possible loan losses.........              170,185                               118,932
Noninterest-earning assets..................               18,258                                14,215
                                                         --------                              --------
  Total assets..............................             $188,443                              $133,147
                                                         ========                              ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  Interest-bearing demand deposits..........             $  2,785    $    36      1.29%        $  3,026       $    38      1.26%
  Savings and money market accounts.........               48,418      2,280      4.71           24,914           957      3.84
  Time deposits.............................               79,007      4,872      6.17           62,255         3,366      5.41
  Federal funds purchased and
    securities sold under repurchase
    agreements..............................                   --        ---        --                2            --        --
  Other borrowings..........................                  133          5      3.76              107             4      3.74
                                                         --------    -------                   --------       -------
Total interest-bearing liabilities..........              130,343      7,193      5.52           90,304         4,365      4.83
                                                         --------    -------                   --------       -------
Noninterest-bearing liabilities:
  Noninterest-bearing demand deposits.......               42,511                                30,489
  Other liabilities.........................                  194                                 2,045
                                                         --------                              --------
  Total liabilities.........................              173,048                               122,838
                                                         --------                              --------
Shareholders' equity........................               15,395                                10,309
                                                         --------                              --------
Total liabilities and shareholders' equity..             $188,443                              $133,147
                                                         ========                              ========
Net interest income.........................                         $ 8,638                                  $ 6,207
                                                                     =======                                  =======
Net interest spread.........................                                      3.73%                                    4.02%

Net interest margin (1).....................                                      5.05%                                    5.20%

______________________
(1) The net interest margin is equal to net interest income divided by average interest-earning assets.

The following table compares the dollar amount of changes in interest income and interest expense for the major components of interest-earning assets and interest-bearing liabilities and distinguishes between the increase (decrease) related to higher outstanding balances and the volatility of interest rates:

                                                 Year Ended                        Year Ended
                                             December 31, 2000                 December 31, 1999
                                                 Compared                           Compared
                                                 with 1999                          with 1998
                                  ----------------------------------     ---------------------------------
                                      Increase (Decrease)                  Increase (Decrease)
                                            due to                              due to
                                  -----------------------                ----------------------
                                    Amount        Rate         Total       Amount       Rate         Total
                                  ----------    ---------    --------    ---------     --------    --------
                                                            (dollars in thousands)
 Interest-earning assets:
  Loans, including fees......     $ 4,160        $  320      $ 4,480     $ 3,982       $ (316)     $ 3,666
    Investment securities....         397            74          471         222           (9)         213
    Federal funds sold.......         225            83          308         (76)         (25)        (101)
                                  -------        ------      -------     -------       ------      -------
     Total interest income...       4,782           477        5,259       4,128         (350)       3,778
                                  -------        ------      -------     -------       ------      -------
 Interest-bearing
  liabilities:
  Deposits other than time...       1,104           217        1,321         628           73          701
  Time, $100,000 and over....       1,008           179        1,187         387          (65)         322
    Time under $100,000......          50           269          319         581          (80)         501
    Other borrowings.........           1            --            1          --           --           --
                                  -------        ------      -------     -------       ------      -------
    Total interest expense...       2,163           665        2,828       1,596          (72)       1,524
                                  -------        ------      -------     -------       ------      -------
     Net interest income.....     $ 2,619        $ (188)     $ 2,431     $ 2,532       $ (278)     $ 2,254
                                  =======        ======      =======     =======       ======      =======





Provision for Possible Loan Losses

The provision for possible loan losses is established through charges to earnings in the form of a provision in order to bring the Bank's allowance for possible loan losses to a level deemed appropriate by management based on the factors discussed under "--Allowance for Possible Loan Losses." The Bank performs an analysis of its allowance for possible loan losses on a quarterly basis.

The provision for possible loan losses for the year ended December 31, 2000 was $1,121,000 compared with $899,935 for the year ended December 31, 1999. The increased provision for both 2000 and 1999 were made by the Bank in response to the growth in its loan portfolio.

Non-Interest Income and Expenses

The following table presents the amount and percent of the change in the various components of non-interest income and non-interest expense for the periods indicated:

                                                        Year Ended                 Year Ended
                                                    December 31, 2000          December 31, 1999
                                                         Compared                   Compared
                                                         with 1999                  with 1998
                                                 -----------------------      --------------------
                                                  Increase                     Increase
                                                 (Decrease)         %         (Decrease)       %
                                                 ---------        -----       ----------     -----
                                                                   (dollars in thousands)
Non-interest income:
 Service charges...................              $   591          74.9%       $   282        55.6%
 Other operating income............                 (242)       (52.3)%           350       309.7%
                                                 -------                      -------
  Total non-interest income........                  349          27.9%           632       102.0%

Non-interest expense:
 Salaries and employee benefits....                1,060          35.3%         1,202        66.7%
 Occupancy expense and equipment...                  396          47.1%           364        76.2%
 Office expenses...................                   44          25.0%            90       104.7%
 Other operating expenses..........                  770          41.3%           768        70.0%
                                                 -------                      -------
  Total non-interest expense.......              $ 2,270          38.6%       $ 2,424        70.0%
                                                 =======                      =======

The Bank's primary source of non-interest income is service charges on accounts. The remaining non-interest income includes wire transfer fees, collection and cashier's check fees, safe deposit box rentals, credit card income, rental income and credit life sales income. Also included in this category are net gains or losses realized on the sale of investment securities. In 1999, the Bank recognized a one-time gain of $359,000 on the sale-lease back of one of the Bank's office buildings, which was recorded as other operating income. No gain was recognized in 2000.

For the year ended December 31, 2000, the Bank earned $1,380,263 in income from service charges, an increase of 75% in income from service charges over the year ended December 31, 1999. Total non-interest income increased in this period by 28% compared with the same period in 1999. The increase is mainly attributable to asset and liability growth of the Bank and the related opportunity for fee income.

For the year ended December 31, 1999, the Bank earned $789,015 in income from service charges, an increase of 56% in income from service charges over the year ended December 31, 1998. Total non-interest income increased in this period by 102% compared with the same period in 1998. The increase is mainly attributable to asset and liability growth of the Bank and the one-time gain on the sale-leaseback of one of the Bank's office buildings.

The major component of non-interest expense is employee compensation and benefits. The Bank's non-interest expenses also include expenses which the Bank incurs in the course of day-to-day operations, such as occupancy expense, depreciation and amortization of furniture and equipment, professional fees, advertising and supplies.

Non-interest expense for the year ended December 31, 2000 increased $2,269,668 or 39% compared with the same period in 1999. The increase is primarily the result of higher salaries and benefits, occupancy expenses and the costs of other services associated with loan and deposit growth. Non-interest expense for the year ended December 31, 1999 increased $2,423,814 or 70% compared with the same period in 1998. The increase is mainly the result of higher salaries and benefits, occupancy expenses and the costs of other services associated with loan and deposit growth.

FINANCIAL CONDITION

Loan Portfolio

The loan portfolio is the largest category of the Bank's earning assets. The Bank presently is, and in the future expects to remain, a community banking organization serving consumers, professionals and businesses with interests in and around Harris, Brazoria and Galveston Counties, Texas. At December 31, 2000, loans net of unearned discount had increased $32,179,720 or 26% over the level at December 31, 1999, primarily as a result of active business development efforts of the Bank's officers, directors and employees. At December 31, 1999, loans net of unearned discount had increased $53,640,291 or 78% over the level at December 31, 1998 primarily for the same reasons previously indicated.

The following table summarizes the composition of the Bank's loan portfolio by type of loan as of the indicated dates:

                                                            As of December 31,
                                            -------------------------------------------------
                                                       2000                    1999
                                            ------------------------     --------------------
                                                Amount      Percent      Amount     Percent
                                                ------      -------      ------     -------
                                                           (dollars in thousands)
Commercial.................................    $ 61,989       40.4%    $ 49,611       40.8%
Real estate................................      87,687       57.1       66,497       54.6
Consumer (net).............................       5,033        3.3        6,421        5.3
                                               --------      -----     --------      -----
                                                154,709      100.8      122,529      100.7
Less: Allowance for possible loan losses...      (1,214)      (0.8)        (803)      (0.7)
                                               --------      -----     --------      -----
              Net loans....................    $153,495      100.0%    $121,726      100.0%
                                               ========      =====     ========      =====

At December 31, 2000 and 1999, the Bank had outstanding and unfunded standby letters of credit, which are primarily cash secured, totaling $2,088,405 and $2,049,395, respectively, and unfunded loan commitments of $25,341,437 and $25,833,985, respectively. With respect to such unfunded loan commitments at December 31, 2000, the Bank considers approximately 50% to be "firm" and will be exercised within 2001 fiscal year.

The Bank accrues interest on its performing loans daily. Interest is computed using the simple interest method. This method recognizes that as the principal balance falls during the life of the loan, a smaller portion of each payment constitutes interest earned on the outstanding balance. The Bank often charges points and fees upon origination of certain real estate and construction loans. It complies with the appropriate accounting principles when these fees and points are charged and when the resulting income is recognized.

Nonperforming Assets

The accrual of interest on a loan is discontinued when, in the opinion of management (based upon such criteria as default in payment, asset deterioration, decline in cash flow, recurring operating loss, declining sales, bankruptcy and other financial conditions which could result in default), the borrower's financial condition is such that the collection of interest is doubtful. The Bank has a general policy of placing past due loans on nonaccrual status when such loans are 90 days or more past due or when management believes that the collateral may be insufficient to cover both interest and principal of the loan. As of December 31, 2000, 28 loans in the amount of $1,761,556 were on nonaccrual status. Management believes the risks in nonperforming assets to be significant as there may be some portion of the principal which will become uncollectible.

Placing a loan on nonaccrual status has a two-fold impact on net interest earnings. First, it may cause a charge against earnings for the interest which had been accrued in the current year but not yet collected on the loan. Secondly, it eliminates future interest earnings with respect to that particular loan from the Bank's revenues. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

The Bank may renegotiate the terms of a loan because of a deterioration in the financial condition of a borrower. This renegotiation enhances the probability of collection. There was one loan in such status at December 31, 2000 and December 31, 1999.

The following table presents information regarding nonperforming assets at the indicated dates:

                                                                        December 31,
                                                                   ---------------------
                                                                      2000       1999
                                                                   ---------    -------
                                                                   (dollars in thousands)
Nonaccrual loans.................................................    $ 1,762     $ 325
Restructured loans...............................................         17       105
Loans which are contractually past due 90 or more days as to
 interest or principal payments but are not included above.......        256        53
                                                                     -------     -----
  Total nonperforming loans......................................    $ 2,035     $ 483
Other real estate................................................          -       119
                                                                     -------     -----
  Total nonperforming assets.....................................    $ 2,035     $ 602
                                                                     =======     =====
Ratios:
 Non-Performing Loans/ Total Loans...............................        1.3%      0.4%
 Non-Performing Assets/ Total Loans Plus
    Other Real Estate............................................        1.3%      0.5%

Allowance for Possible Loan Losses


The allowance for possible loan losses is established through charges to operating income in the form of a provision for possible loan losses. Actual loan losses or recoveries of loan losses are charged or credited directly to the allowance.

The amount of the allowance for possible loan losses is determined by management after considering several factors, including the historical loss experience of the Bank in relation to outstanding loans, the existing level of the allowance, reviews of loan quality by management and bank regulatory authorities, peer group information and an evaluation of the economy of the Bank's lending area. In addition to specific allocations based on a review of individual credits, management makes a provision for possible loan losses on a monthly basis for unexpected or unforeseen possible losses. The Bank performs an analysis of its allowance on a quarterly basis.

The Bank charged off a net of $710,411 in loans during the year ended December 31, 2000 (0.51% of average loans), an increase of $244,422 or 52% compared with net charge offs of $465,989 in loans during the year ended December 31, 1999 (0.48% of average loans). Recoveries with respect to charged off loans have been insignificant to date.

As of December 31, 2000, the Bank's allowance for possible loan losses was $1,213,630 or approximately 0.78% of the loans outstanding at such date. This compares to the Bank's allowance for possible loan losses of $803,041 or 0.66% of the loans outstanding at December 31, 1999 and $369,095 or 0.53% of the loans outstanding at December 31, 1998. Although additional losses may occur, management believes the allowance for possible loan losses is adequate to absorb probable losses inherent in the loan portfolio at December 31, 2000.

The following table summarizes averages of loan balances, changes in the allowance for possible loan losses arising from loans charged off and additions to the allowance which have been charged to operations for the periods indicated:

                                                                              As of and for the years ended
                                                                                      December 31,
                                                                              ------------------------------
                                                                                   2000             1999
                                                                              -------------     ------------
                                                                                  (dollars in thousands)
 Loans (1):

 Average total loans outstanding during period...............                  $  138,967        $   96,572
                                                                               ==========        ==========
 Total loans at end of period................................                  $  154,709        $  122,529
                                                                               ==========        ==========
 Transactions in Allowance for Possible Loan Losses:

 Balance at beginning of period..............................                  $      803        $      369
 Charge-offs for period......................................                        (789)             (517)
 Recoveries of loans previously charged off..................                          79                51
                                                                               ----------        ----------
     Net charge offs.........................................                        (710)             (466)
 Provision charged to expense................................                       1,121               900
                                                                               ----------        ----------
 Allowance for possible loan losses at end of period.........                  $    1,214        $      803
                                                                               ==========        ==========
 Ratios:
  Net loan charge-offs to average loans......................                        0.51%             0.48%
  Net loan charge-offs to loans at end of period.............                        0.46%             0.38%
  Allowance for possible loan losses to average loans........                        0.87%             0.83%
  Allowance for possible loan losses to loans at
    end of period............................................                        0.78%             0.66%
  Net loan charge-offs to allowance for possible loan
    losses...................................................                          58%               58%
 ________________________

/1/ All loan amounts are net of unearned discount.


   The following table describes the allocation of the allowance for possible loan losses among various categories of loans and certain other information. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from any segment of the credit portfolio.

                                                           As of December 31,
                                            -------------------------------------------------
                                                    2000                      1999
                                            ----------------------    -----------------------
                                                         Percent                      Percent
                                                         of Loans                    of Loans
                                                         to Gross                    to Gross
                                            Amount        Loans       Amount           Loans
                                            ------        ------      ------           -----
                                                         (dollars in thousands)
Balance of allowance for possible loan
 losses applicable to:
Commercial and industrial............      $   446        40.07%     $  559             40.49%
Real estate..........................          360        56.68         183             54.27
Consumer and other...................            1         3.25           1              5.24
Unallocated..........................          407           --          60                --
                                           -------                   ------
Total allowance for possible loan
 losses..............................      $ 1,214                   $  803
                                           =======                   ======

Interest Rate Sensitivity Management

Interest rate sensitivity refers to the relationship between market interest rates and net interest income resulting from the repricing of certain assets and liabilities. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. One way to reduce the risk of significant adverse effects on net interest income of market rate fluctuations is to minimize the difference between rate sensitive assets and liabilities, referred to as gap, by maintaining an interest rate sensitivity position within a particular time frame.

Maintaining an equilibrium between rate sensitive assets and liabilities will reduce some of the risk associated with adverse changes in market rates, but it will not guarantee a stable net interest spread because yields and rates may not change simultaneously and may change by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched. If more assets than liabilities reprice within a given period, an asset sensitive position or "positive gap" is created (rate sensitivity ratio is greater than 100%), which means asset rates respond more quickly when interest rates change. During a positive gap, a decline in market rates will have a negative impact on net interest income. Alternatively, where more liabilities than assets reprice in a given period, a liability sensitive position or "negative gap" is created (rate sensitivity ratio is less than 100%) and a decline in interest rates will have a positive impact on net interest income.

The following table presents an analysis of the Bank's interest rate sensitivity position at December 31, 2000:

                                                                              Term to Repricing
                                               ------------------------------------------------------------------------
                                                 0-90            91-180           181-365        AFTER
                                                 DAYS             DAYS              DAYS         1 YEAR          TOTAL
                                               --------        ---------         ---------     ---------       --------
                                                                        (dollars in thousands)
Interest earning assets:
 Loans (excluding non-accruals)........        $ 65,881          $  3,505        $  7,117       $ 76,443       $152,946
 Investment securities.................             499               499           1,759         32,356         35,113
 Other earning assets..................           3,165               ---             ---            ---          3,165
                                               --------          --------        --------       --------       --------
  Total interest earning assets........        $ 69,545          $  4,044        $  8,876       $108,799       $191,224
                                               --------          --------        --------       --------       --------
Interest-bearing liabilities:
 Certificates of deposit...............        $ 25,643            18,738          27,258         20,232         91,871
 Other interest bearing liabilities....          51,848               ---             ---            ---         51,848
                                               --------          --------        --------       --------       --------
  Total interest-bearing liabilities...        $ 77,491          $ 18,738        $ 27,258       $ 20,232       $143,719
                                               --------          --------        --------       --------       --------
Cumulative interest rate gap...........        $ (7,946)         $(22,680)       $(41,062)      $ 47,505       $    ---
Cumulative rate sensitivity ratio......          (3.67)%          (10.49)%        (18.99)%         21.97%

Assets

As of December 31, 2000, the Bank's total assets were $216,248,991, which represents about an increase of 39.9% in total assets from December 31, 1999. This growth is primarily attributable to the increase in the Bank's loan portfolio and deposit growth.

Deposit and Liability Management

The Bank relies primarily on its deposit base to fund its lending activities. The Bank follows a policy of paying interest rates on interest bearing accounts which are competitive with other commercial banks in its market area. It sells federal funds on an overnight basis and from time to time makes other investments with various maturities. The Bank follows a policy of not soliciting or accepting brokered deposits.


The following table presents the average balances and average rates paid on deposits by type for each of the years ended December 31, 2000 and 1999:

                                                                       December 31,
                                                    ------------------------------------------------
                                                             2000                       1999
                                                    --------------------        --------------------
                                                     Amount        Rate          Amount         Rate
                                                    --------      ------        --------       ------
                                                                (dollars in thousands)
Noninterest-bearing deposits................      $  42,511         --%       $  30,489           --%
Interest-bearing deposits including
 IRA and public funds.......................         92,194        5.14          66,080         4.57
CDs in amounts of $100M or more.............         38,016        6.43          24,115         5.55
                                                  ---------        ----       ---------         ----
  Total deposits............................      $ 172,721        4.16%      $ 120,684         3.61%
                                                  =========        ====       =========         ====

The Bank's total deposits increased from $139,491,000 as of December 31, 1999 to $197,570,000 as of December 31, 2000, an increase of 42%. Deposits at December 31, 1999 showed an increase of $44,610,000, or 47%, over deposits at December 31, 1998. Noninterest-bearing deposits constituted 25% and 27% of the total deposits at December 31, 2000 and 1999, respectively. No one person or small group of persons accounts for a material portion of the Bank's deposits.

The amount of deposits in certificates of deposit ("CDs") including IRA and public funds in amounts of $100,000 or more increased from 24% of deposits as of December 31, 1999 to 25% of deposits as of December 31, 2000. The amount of deposits in such CDs decreased from approximately 29% of deposits as of December 31, 1998 to 24% of deposits as of December 31, 1999.

The Bank's CD rates are competitive with local independent community banks. However, the rates paid on CDs in amounts of $100,000 or more normally exceed the rates paid by the Bank on smaller retail deposits. Because CDs in amounts of $100,000 or more normally command higher rates than smaller retail deposits in the marketplace, such CDs are subject to being moved to other financial institutions if a higher rate can be obtained by the depositor. Thus, CDs in amounts of $100,000 or higher may be considered less stable than other deposits. However, because a large portion of the Bank's CDs in amounts of $100,000 or more are owned by customers who have a full banking relationship with the Bank, management does not consider these CDs to be volatile.

Interest expense on CDs in amounts of $100,000 or more was $2,583,673 and $1,397,058 for the years ended December 31, 2000 and 1999, respectively. This increase in interest expense is primarily due to a higher volume of CDs in amounts of $100,000 or more and higher interest rates paid thereon. The higher cost of such funds relative to other deposits has had a negative impact on the Bank's net interest margin.

Certificates of deposit outstanding in amounts of $100,000 or more by the amount of time remaining until maturity as of December 31, 2000 are summarized below:



                                                  December 31, 2000
                                                ----------------------
                                                (dollars in thousands)
               Remaining maturity
               ------------------
               3 months or less.......................  $11,799
               Over 3 through 6 months................    6,566
               Over 6 through 12 months...............   16,541
               Over 12 months.........................   14,939
                                                        -------
               Total..................................  $49,845
                                                        =======

In the ordinary course of its operations, the Bank maintains correspondent bank accounts with various banks, which accounts aggregated approximately $8,991,000 as of December 31, 2000. The largest of these accounts is with Federal Reserve Bank of Dallas, which is the principal bank through which the Bank clears checks. As of December 31, 2000, the balance in this account was approximately $8,368,000. Each of the correspondent accounts is a demand account and the Bank receives from such correspondents the normal services associated with a correspondent banking relationship, including clearing of checks, sales and purchases of participations in loans and sales and purchases of federal funds.

Liquidity

The Bank's asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements and otherwise sustain operations. The Bank accomplishes this through management of the maturities of its interest-earning assets and interest-bearing liabilities. To the extent practicable, the Bank attempts to match the maturities of its rate sensitive assets and liabilities. Liquidity is monitored daily and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar "gap" data. The Bank believes its present position to be adequate to meet its current and future liquidity needs.

The liquidity of the Bank is maintained in the form of readily marketable investment securities (i.e., U.S. Treasury bills), demand deposits with commercial banks, vault cash and federal funds sold. While the minimum liquidity requirement for banks is determined by federal bank regulatory agencies as a percentage of deposit liabilities, the Bank's management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the scheduled maturity and interest rate sensitivity of the investment and loan portfolios and deposits. In addition to the liquidity provided by the foregoing, the Bank has correspondent relationships with other banks in order to sell loans or purchase overnight funds should additional liquidity be needed. The Bank has a $2,000,000 overnight line of credit with Texas Independent Bank, Dallas, Texas. See "- Deposit and Liability Management" and "- Investment Portfolio".

Investment Portfolio

The following table presents an analysis of the composition of the Bank's investment portfolio as of the indicated dates:

                                                     December 31, 2000          December 31, 1999
                                                    --------------------      ---------------------
                                                    Amortized     Market       Amortized    Market
                                                       Cost       Value          Cost       Value
                                                    ---------   --------      ----------  ---------
                                                               (dollars in thousands)
U.S. Treasury securities...........................  $     -      $     -      $   249    $   246
U.S. Government agencies...........................   20,256       20,149       14,999     14,424
Other (mortgage-backed securities, municipal
 and corporate bonds)..............................   14,873       14,964          392        382
                                                     -------      -------      -------    -------
  Total............................................  $35,129      $35,113      $15,640    $15,052
                                                     =======      =======      =======    =======

The $19,489,000 increase in investment securities at December 31, 2000 compared with December 31, 1999 was primarily due to the investment of excess deposits in securities.

The maturity distribution (based on amortized cost) of the Bank's investment portfolio at December 31, 2000 was as follows:


                                     greater than 1 Year    1-5 Years     5-10 Years  greater than 10 Years    Total
                                     -------------------   -----------    ----------  ---------------------   -------
                                                               (dollars in thousands)
U.S. Government agencies.......           $ 2,757           $ 13,499       $  4,000         $   -         $ 20,256
Other..........................                 -              6,846          7,901           126           14,873
                                          -------           --------       --------         -----         --------
           Total...............           $ 2,757           $ 20,345       $ 11,901         $ 126         $ 35,129
                                          =======           ========       ========         =====         ========


Investment securities with an approximate carrying value of $13,116,000 at December 31, 2000 (approximately 37.3% of the securities portfolio) were pledged to secure fed funds borrowing and for other purposes required or permitted by law.

It is the policy of the Bank to utilize the investment portfolio as a vehicle for investment of excess funds in minimal risk assets, usually securities rated Aa or higher or backed by the full faith and credit of the United States government. Investment policies are made by the Asset/Liability and Investment Committee of the Board of Directors. The investment portfolio provides additional liquidity on a short-term basis through the sale or pledging, if necessary, of the portfolio securities.

Capital Resources

Regulations of the OCC require national banks to have and maintain a risk-based capital ratio of 8.0%. For regulatory purposes, at least one-half of the capital necessary to meet the risk-based capital ratio must be in the form of Tier 1 capital; the remainder may be in the form of Tier 2 capital, as those terms are defined in the regulations.

In addition to the risk-based capital ratio, the OCC requires national banks to meet a minimum leverage capital requirement of Tier 1 capital to total assets of not less than 3.0% for a bank that is not anticipating or experiencing significant growth and is highly rated (i.e., has a composite rating of 1 on a scale of 1 to 5). Banks that the OCC determines are anticipating or experiencing significant growth or that are not highly rated must meet a minimum leverage ratio of 4.0%. Based on the foregoing regulatory requirements and on discussions with representatives of the OCC, the Bank believes that its leverage ratio should be no less than 4.0%.

Under regulatory capital guidelines, Tier 1 capital is defined as (1) common stockholders' equity capital (including common stock and any related surplus, undivided profits, capital reserves and foreign currency adjustments; less net unrealized holding losses on available-for-sale equity securities with readily determinable fair values); (2) noncumulative perpetual preferred stock, including any related surplus; and (3) minority interests in the equity capital accounts of consolidated subsidiaries. Tier 2 capital includes (1) the bank's allowances for loan and lease losses (but only up to a maximum of 1.25% of risk-weighted assets); (2) cumulative perpetual preferred stock, long-term preferred stock, convertible preferred stock and any related surplus; (3) hybrid capital instruments, including mandatory convertible debt securities; and (4) term subordinated debt and intermediate-term preferred stock (original maturity of five years or more) and any related surplus. The foregoing summary is qualified in its entirety by reference to the applicable regulations.

The Bank's risk-based capital and leverage ratios at the indicated dates are reflected in the table below:


                                                   December 31,  December 31,
                     Ratio                            2000           1999
                     -----                         ------------  ------------
         Tier 1 capital to risk-weighted assets       10.6%          11.1%

         Total capital to risk-weighted assets        11.3%          11.7%

         Leverage ratio                                8.5%           9.8%


Income Taxes

The Bank is incurring federal income taxes at the expected rate. Refer to Notes to Financial Statements included herein.

ITEM 7. FINANCIAL STATEMENTS

     The financial statements, the reports thereon, the notes thereto and supplementary data commence at page F-1 of this Annual Report on Form 10-KSB.


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not Applicable.

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, position with the Bank and principal occupation of the directors and executive officers of the Bank.

Director/Executive                 Position(s) with the Bank
     Officer                       and Business Experience
      (Age)                        --------------------------
------------------


George A. Clark, Jr.         Director of the Bank since April 1997; Advisory
     (60)                    Director of the Bank from August 1995 to March
                             1997; President and owner of Limeco, Inc., Houston,
                             Texas, a construction materials company, for more than the past 5 years.

Mike Cornett                 Advisory Director and Executive Vice
     (45)                    President/Market Manager of the Bank since March
                             1998; formerly Branch President, Harrisburg Bank-
                             Clear Lake for 8 years; 23 years of banking experience.

Linn C. Eignus               Director of the Bank since August 1995; retired
     (76)                    insurance agency owner and executive; Director of
                             Community National Bank, Friendswood, Texas from
                             1981 to 1993; active in personal investments for more than the past 5 years.

Robert A. Ferstl             Director of the Bank since August 1995; President
     (57)                    and owner of Alvin Dodge in Alvin, Texas and Bob
                             Ferstl's Chrysler Plymouth in Pasadena, Texas for more than the past 5 years.

Louis F. Goza                Director of the Bank since August 1995; President
     (62)                    and co-owner of Strago Petroleum Corporation, an
                             independent oil and gas producer, and majority owner of Lingo Properties, Inc., a real estate development and investment firm, for more than the past 5 years.

Nigel J. Harrison            President and Chief Executive Officer and Director
     (48)                    of the Bank since August 1995; previously served as
                             CEO/President and Director of Community National
                             Bank, Friendswood, Texas until 1993.

Thomas R. Johnson            Director of the Bank since August 1995; President
     (57)                    of Southland Title Co., Friendswood, Texas, a real
                             estate title insurance company, for more than the past 5 years.

Paul J. Knoble               Executive Vice President/Market Manager of the Bank
     (43)                    since September 1996; formerly an officer of
                             Premier Bank & Trust, Elyria, Ohio, 1983-1996; 20 years of banking experience.

Ervin A. Lev                 Advisory Director since March 1998; Executive Vice
     (57)                    President/Cashier of the Bank since January 1,
                             2001; Senior Vice President/Branch Operations
                             Manager of the Bank from March 1998 to January
                             2001; formerly Vice President, Pinemont Bank for 4 years; 38 years of banking experience, 12 at Pasadena area banks.

Kenneth A. Love              Director of the Bank since August 1995; attorney
     (42)                    for more than the past 5 years.

Wes Morehead                 Advisory Director and Executive Vice
     (50)                    President/Senior Credit Officer of the Bank since
                             April 1997; formerly Vice President, Comerica Bank-
                             Texas, 1994-1997; 32 years of banking experience.

George I. Pinder             Director of the Bank since January 1999; Advisory
     (70)                    Director of the Bank from June 1997 to December
                             1998; Chief Executive Officer of International
                             Modular & Panel Bldg., Inc., International Building
                             Systems, Cary-WayBuildingCo. and Advantage Contract
                             Services for more than the past 5 years.

June Simmons                 Advisory Director since 1995; Executive Vice
     (65)                    President of the Bank since January 1, 2001;
                             Executive Vice President and Cashier of the Bank from August 1995 to January 2001; Vice
                             President/Cashier of Lockwood National Bank of
                             Houston from 1993 to 1995; Senior Vice
                             President/Cashier of Community National Bank,
                             Friendswood, Texas from 1984 to 1993.

Richard L. Wagoner           Director of the Bank since August 1995; President
     (57)                    and owner of Hyseco, Inc., a company specializing
                             in the manufacture, sale and service of hydraulic pumps and cylinders, for more than the past 5 years.

Tom Watson                   Advisory Director and Executive Vice
     (51)                    President/Market Manager of the Bank since January
                             1999; formerly President/CEO of Clear Lake National
                             Bank for 1 year; 14.5 years with Texas Commerce
                             Bank, including service as President of Texas
                             Commerce Bank-Pasadena and Vice President and
                             Division Manager of the Texas Commerce Bank Private
                             Bank.

Charles L. Whynot            Director of the Bank since August 1995; President
      (75)                   and owner of Alliance Commercial Properties, a real
                             estate brokerage firm, for more than the past 5 years; Director of Ellington Bank of Commerce from 1984 until 1993.


Each member of the Board of Directors is elected annually and the terms of the current board members will expire at the 2000 annual meeting of shareholders. Each officer of the Bank is elected by the Board of Directors and holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal.

All directors and advisory directors of the Bank are paid a fee of $500 and $150, respectively, per Board meeting attended, and directors are paid $150 for Board meetings they are unable to attend. Directors on the loan committee also receive committee fees of $500 for each meeting attended. Bank officers are not compensated for their attendance at committee meetings.

OPERATION OF OUR BOARD OF DIRECTORS

   The Board of Directors has established several committees in order to expedite the conduct of its business, including the Asset/Liability/Investment Committee, Audit Committee, Community Reinvestment Act Committee and Loan Committee.

   The purpose of the Audit Committee is to review the general scope of the audit conducted by our independent auditors and matters relating to our internal control systems. The Audit Committee is comprised of Messrs. Goza, Love and Wagoner, each of whom is an outside director.

ITEM 10. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Bank or on behalf of the Bank's President and Chief Executive Officer for each of the three fiscal years ended December 31, 2000:

                                   ANNUAL COMPENSATION


     NAME AND                                             OTHER ANNUAL
PRINCIPAL POSITION        YEAR        SALARY    BONUS     COMPENSATION /1/
------------------        ----       -------    ------    ----------------
Nigel Harrison            2000      $123,683   $ 5,200       $1,183
  President and Chief     1999       114,583    11,450        9,600
  Executive Officer of    1998       110,000    15,450        7,200
  the Bank

__________________
(1) Consists of the amount paid by the Bank to compensate such officer for automobile allowance.

The following table sets forth certain information concerning the number and value of unexercised options held by the Chief Executive Officer at December 31, 2000:

                                                   Number of Securities
                                                  Underlying Unexercised      Value of Unexercised
                                                        Options at             In the Money Options
                                                     December 31, 2000        at December 31, 2000/2/
                                                 -------------------------   -------------------------
                   Shares
                   Acquired on    Value
    Name           Exercise       Realized/1/   Exercisable  Unexercisable  Exercisable  Unexercisable
    ----           ------------   -----------   -----------  -------------  -----------  -------------
Nigel J. Harrison      --           $  --         32,000           --        $ 329,500      $ --

------------------------
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2) The value of the unexercised options is calculated based on the value of the Common Stock sold by the Bank in December 2000 of $21.50 per share.

STOCK OPTION PLAN

A stock option plan was adopted by the Board of Directors and approved by shareholders in April 1996. In 1997, 1999 and 2000, the directors and shareholders approved amendments to the plan to increase the number of shares subject to the plan. Subject to adjustment as provided in the plan, there are currently 211,000 shares of Common Stock reserved for issuance pursuant to the plan. The plan is intended to serve as an important means of retaining and attracting capable personnel who will be needed for the continued growth and success of the Bank. The plan will permit the holder of an option to purchase the number of shares of Common Stock covered by the option at a price established by a committee, composed of certain members of the Board of Directors, at the time the option is granted. Issuance of shares pursuant to an option granted under the plan would increase the number of shares of Common Stock outstanding and reduce proportionately the percentage of ownership of the Bank by other shareholders.

In 2000, options to acquire 2,000 shares of Common Stock were granted to each of our directors, other than Nigel J. Harrison, representing options to acquire an aggregate of 18,000 shares, and options to acquire 1,000 shares of Common Stock were granted to each of our two non-employee advisory directors. These options are exercisable immediately with an exercise price of $21.50 per share. As of December 31, 2000, options have been granted to purchase an aggregate of 210,000 shares of Common Stock at exercise prices ranging from $10.00 to $21.50. Options covering 145,500 shares were exercisable December 31, 2000. All options expire 10 years from the date of grant.

BENEFIT PLAN

The Board of Directors has approved a 401(k) plan for employees of the Bank. As of December 31, 2000, the Bank does not match any contributions to the 401(k) plan made by employees.

EXECUTIVE RETIREMENT PLAN

   The Board of Directors approved an Executive Supplemental Retirement Plan in 2000 to provide supplemental retirement benefits to certain of the Bank's directors and executive officers, including the Bank's President and Chief Executive Officer, Nigel J. Harrison. Pursuant to the plan, the Bank purchased life insurance policies for the benefit of each participant and, provided the policy has been in effect for at least five years, the excess earnings from such policies are paid to the respective participant for the period following such person's retirement from the Bank and/or from service on the Board of Directors through the participant's death. At the participant's death, the Bank receives a tax-free death benefit sufficient to recover the costs associated with the plan for that participant and the participant's beneficiary receives the excess.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of the Bank Common Stock as of February 28, 2001 by (i) each director and executive officer of the Bank, (ii) all directors and executive officers as a group and (iii) each person who is known by the Bank to beneficially own 5% or more of the Common Stock. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each person is the same address as the Bank.


DIRECTORS AND EXECUTIVE OFFICERS
                                                               PERCENTAGE OF
                                                            OUTSTANDING SHARES
 NAME                                NUMBER OF SHARES      BENEFICIALLY OWNED/1/
 ----                                ----------------      ---------------------
 George A. Clark, Jr.                     6,270 /2/                  *
 Mike Cornett                            11,000 /3/                  *
 Linn C. Eignus                          11,500 /4/                  *
 Robert A. Ferstl                        31,000 /5/                  2.67%
 Louis F. Goza                           19,948 /6/                  1.72%
 Nigel J. Harrison                       48,000 /7/                  4.03%
 Thomas R. Johnson                       14,699 /8/                  1.27%
 Paul Knoble                              9,000 /9/                  *
 Ervin A. Lev                             8,000 /10/                 *
 Kenneth A. Love                         11,000 /11/                 *
 Wes Morehead                            15,560 /12/                 1.33%
 George I. Pinder                        36,815 /13/                 3.17%
 June Simmons                            11,000 /14/                 *
 Richard L. Wagoner                      13,000 /15/                 1.12%
 Tom Watson                               2,000                      *
 Charles L. Whynot                       16,298 /16/                 1.40%
 All directors and executive
 officers as a group (16 persons)       265,090                     21.04
_______________
*Indicates ownership less than 1.0%.

(1) Based on 1,159,824 shares of Common Stock issued and outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2) Includes 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(3) Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(4) Includes 8,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(5) Includes 1,000 shares held of record by Texas Truck & Body, Inc., of which Mr. Ferstl is President, and 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(6) Includes 2,000 shares held of record by Lingo Properties, Inc., of which Mr. Goza is the controlling shareholder, and 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(7) Includes 32,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(8) Consists of 12,699 shares held of record by the T&P Johnson Family Trust, of which Mr. Johnson is trustee, and 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(9) Includes 8,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(10) Includes 6,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(11) Excludes shares held by GAR Company Inc. as indicated in the following table. Includes 1,400 shares held of record by Kenneth A. Love as custodian for his minor children and 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(12) Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(13) Includes 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(14) Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(15) Includes 1,000 shares held of record by W's Five Partnership, of which Mr. Wagoner is a general partner, and 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

(16) Includes 2,000 shares which may be acquired within 60 days pursuant to options granted under the Bank's stock option plan.

PRINCIPAL SHAREHOLDERS                                       PERCENTAGE OF
                                                           OUTSTANDING SHARES
         NAME                       NUMBER OF SHARES      BENEFICIALLY OWNED/1/
         ----                       ----------------      ---------------------
  Wayne K. Love, Trustee               89,137/2/                7.69%
  GAR Company Inc.
  Profit Sharing Plan
  P. O. Box 266084
  Houston, Texas 77207

  Voting Representatives under        589,678                  50.84%
  the Voting Agreement (Messrs.
  Eignus, Ferstl, Goza,  Harrison,
  Johnson, Love, Wagoner and
  Whynot, each of whom is a
  director)
  14200 Gulf Freeway
  Houston, Texas 77034

--------------------------
(1) Based on 1,159,824 shares of Common Stock issued and outstanding.

(2) Mr. Kenneth Love, a director and shareholder of the Bank, serves as one of three trustees for the profit sharing plan, is an employee of GAR Company Inc. and has voting and investment control over the Common Stock held by the profit sharing plan. The total set forth in the table does not include an additional 12,703 shares of Common Stock held by the profit sharing plan for Copper State Rubber of Arizona, Inc., a wholly owned subsidiary of GAR Company Inc.

ITEM 13. CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

In the past, the Bank has on occasion been a party to transactions with directors and their affiliates. In the future the Bank may obtain products or services in the ordinary course of business from such persons; any such transactions would be on terms comparable to those prevailing for other, unaffiliated persons at the time of any such transaction.

Some of the directors, officers and principal shareholders of the Bank and their associates are customers of the Bank. Such directors, officers and principal shareholders and their associates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rates and collateral, as those prevailing from time to time for comparable transactions with persons unaffiliated with the Bank and did not involve more than the normal risk of collectibility or other unfavorable features. The Bank expects to continue to have such transactions on similar terms and conditions with its directors, officers and principal shareholders and their associates in the future.

As of December 31, 2000, the Bank's principal shareholders, executive officers and directors or their affiliates, directly or indirectly, were indebted to the Bank in the aggregate amount of approximately $4,664,241 which amount constituted approximately 3.0% of the loans of the Bank as of such date and about 25.8% of the Bank's equity capital as of such date.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

Each exhibit marked with an asterisk is filed with this Annual Report on Form 10-KSB.

 EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBIT
 -------                      ----------------------
   2.1* Agreement and Plan of Reorganization dated as of November 16, 2000 by and among First Community Capital Corporation, First Community Bank, N.A. and First Community Capital Corporation of Delaware, Inc.

   3.1 Articles of Association of the Bank (incorporated herein by reference to Exhibit 2 of the Bank's Registration Statement on Form SB-1 as filed with the Office of the Comptroller and effective on June 16, 1999 (the "Registration Statement")).

   3.2 Bylaws of the Bank (incorporated herein by reference to Exhibit 2 to the Registration Statement).

   4.1 Form of Certificate representing shares of Common Stock (incorporated herein by reference to Exhibit 4 to the Registration Statement).

   4.2 First Community Bank, N.A. Voting and Stock Restriction Agreement dated June 29, 1995 (incorporated herein by reference to Exhibit 6 to the Registration Statement).

   4.3* Indenture, dated as of March 28, 2001, between First Community Capital Corporation, as issuer, and Wilmington Trust Company, as Trustee, with respect to the Junior Subordinated Deferrable Interest Debentures of First Community Capital Corporation.

   4.4* Amended and Restated Declaration of Trust dated as of March 28, 2001 of First Community Capital Trust I.

   4.5* Capital Securities Guarantee Agreement dated as of March 28, 2001 by and between First Community Capital Corporation, as guarantor, and Wilmington Trust Company, as Trustee.

  10.1 First Community Bank, N.A. 1996 Stock Option Plan (incorporated herein by reference to Exhibit 6 to the Registration Statement).

  10.2 First Amendment to the First Community Bank, N.A. 1996 Stock Option Plan (incorporated herein by reference to Exhibit 6 to the Registration Statement).

  10.3 Second Amendment to the First Community Bank, N.A. 1996 Stock Option Plan (incorporated herein by reference to Exhibit 6 to the Registration Statement).

  10.4 Third Amendment to the First Community Bank, N.A. 1996 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to the Bank's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999).

(b)   Reports on Form 8-K

The Bank did not file any Current Report on Form 8-K during the fourth quarter of 2000.

                                  SIGNATURES


In accordance with the regulations of the Office of the Comptroller of the Currency and Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: March 29, 2001

                              First Community Bank, N.A.

                              By: /s/ Nigel J. Harrison
                                 -----------------------------
                                 Name: Nigel J. Harrison
                                 Title: President and Chief Executive Officer

     In accordance with the regulations of the Office of the Comptroller of the Currency and the Exchange Act, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on March 29, 2001.

By: /s/ Nigel J. Harrison                                By: /s/ Barry M. Blocker
   ------------------------------------------               --------------------------------------------
Name:  Nigel J. Harrison                                 Name:  Barry M. Blocker
Title: President and Chief Executive Officer             Title: Senior Vice President and C.F.O.
      (principal executive officer)                             (principal financial officer)

By: /s/ Linn C. Eignus                                   By: /s/ George A. Clark, Jr.
   ------------------------------------------               --------------------------------------------
Name: Linn C. Eignus                                     Name:  George A. Clark, Jr.
Title: Director                                          Title: Director

By: /s/ Robert A. Ferstl                                 By: /s/ Thomas R. Johnson
   ------------------------------------------               --------------------------------------------
Name: Robert A. Ferstl                                   Name:  Thomas R. Johnson
Title: Director                                          Title: Director

By: /s/ Louis F. Goza                                    By:
   ------------------------------------------               --------------------------------------------
Name: Louis F. Goza                                      Name:  George I. Pinder
Title: Director                                          Title: Director

By: /s/ Kenneth A. Love
   ------------------------------------------
Name: Kenneth A. Love
Title: Director

By: /s/ Richard L. Wagoner
   ------------------------------------------
Name: Richard L. Wagoner
Title: Director

By: /s/ Charles L. Whynot
   ------------------------------------------
Name: Charles L. Whynot
Title: Director

                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of November 16, 2000 ("Agreement") is by and among First Community Capital Corporation, a Texas corporation ("Company"), First Community Bank, N.A., a banking association incorporated and organized under the laws of the United States of America ("Bank"), and First Community Capital Corporation of Delaware, Inc., a Delaware corporation ("Delaware Company").


                                  INTRODUCTION

     This Agreement provides for (i) the incorporation and organization of a new interim national bank ("New Bank") which will, at the time of consummation of the transactions contemplated herein, be a subsidiary of the Company; (ii) subsequent consolidation of the Bank with the New Bank (the "Consolidation") in connection with which shares of common stock of the Bank, $5.00 par value ("Bank Common Stock") issued and outstanding on the Effective Date of the Consolidation (as hereafter defined), will be exchanged for shares of common stock, $0.01 par value of the Company ("Common Stock") or cash payments, all pursuant to the Plan of Consolidation by and among the Bank, the New Bank and the Company, a form of which is attached hereto as Exhibit A and all of the terms of which are incorporated herein by reference for all purposes (the "Plan of Consolidation"); and (iii) the subsequent exchange by the Company of the Bank Common Stock for shares of common capital stock of the Delaware Company (the "Transfer"). All of the foregoing is for the purpose of allowing the Company to acquire 100% of the issued and outstanding shares of Bank Common Stock which will occur pursuant to certain transactions governed by the terms of Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). In consideration of such premises and the mutual covenants and agreements herein contained, the parties hereto agree as set forth below.

                                       1.
               PROPOSED CONSOLIDATION AND SUBSEQUENT TRANSACTION

     Section 1.01. The Bank, the Company and the Delaware Company propose that the Bank, the New Bank and the Company enter into the Plan of Consolidation with such changes thereto as may be required by any federal or state regulatory authority as a condition to approving the Consolidation and do not, in the opinion of legal counsel to the Bank and the Company, materially alter the rights of the stockholders of the Bank or of the New Bank.

     Section 1.02. Immediately following consummation of the Consolidation, the Company will exchange all of the Bank Common Stock acquired by it, pursuant to the Consolidation, for 1,000 shares of common capital stock of the Delaware Company, so that following consummation of the Consolidation, the Delaware Company will be a wholly owned subsidiary of the Company and the bank resulting from the Consolidation will be a wholly owned subsidiary of the Delaware Company.

     Section 1.03. This Agreement sets forth certain representations, warranties and covenants of the Bank, the Company and the Delaware Company, upon which the Bank, the Company, the Delaware Company and the New Bank will rely in entering into and consummating the Plan of Consolidation and other transactions contemplated by this Agreement.

                                       2.
                   REPRESENTATIONS AND WARRANTIES OF THE BANK

     The Bank hereby represents and warrants to the Company and the Delaware Company as follows:

     Section 2.01. Organization. The Bank is a banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power and authority to own its properties, to engage in the business and activities now conducted by it and to enter into this Agreement and the Plan of Consolidation. The Bank does not have any subsidiaries.

     Section 2.02. Capitalization. The authorized capital stock of the Bank consists of 2,000,000 shares of Bank Common Stock, 1,068,544 of which are issued and outstanding. All such shares are validly issued, fully paid and nonassessable (except for possible assessment under 12 U.S.C. (S) 55). There are no existing options, warrants, calls or commitments of any kind obligating the Bank to issue any of its authorized and unissued capital stock, other than options issued pursuant to the First Community Bank, N.A. 1996 Stock Option Plan ("Stock Plan").

     Section 2.03. Approvals. The Board of Directors of the Bank has approved this Agreement and the transactions contemplated hereby, subject to the approval thereof by the stockholders of the Bank as required by law. This Agreement has been duly executed and delivered by the Bank and when executed by the Company and the Delaware Company and duly approved by the stockholders of the Bank, it will be a binding agreement of the Bank enforceable against it in accordance with its terms.

     Section 2.04. No Conflict With Other Instruments. Subject to the receipt of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby will not violate any provision of, or constitute a default under, any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which the Bank is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Bank or upon the Bank Common Stock.

                                       3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Bank and the Delaware Company as follows:

     Section 3.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has full corporate power to own its properties, to carry on its business as now being, and presently contemplated to be, conducted and to enter into this Agreement and the Plan of Consolidation. The Company does not have subsidiaries, but intends to establish New Bank as its subsidiary in order to consummate the transactions contemplated by the Agreement.

     Section 3.02. Capitalization. The authorized capital stock of the Company is 5,000,000 shares of Common Stock, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable. Other than as provided by this Agreement and the Plan of Consolidation, there are no existing options, warrants, calls or commitments of any kind obligating the Company to issue any of its authorized and unissued capital stock.

     Section 3.03. The Common Stock. The Common Stock deliverable pursuant to this Agreement and the Plan of Consolidation will, upon delivery, be validly issued, fully paid and nonassessable.

     Section 3.04. Approvals. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby, and no approval by the stockholders of the Company is required by law in order to consummate the transactions contemplated hereby. The Agreement has been duly executed by the Company and constitutes a binding agreement of the Company enforceable against it in accordance with its terms.

     Section 3.05. No Conflict With Other Instruments. Subject to the receipt of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby will not violate any provision of, or constitute a default under any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which the Company is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Company or upon shares of capital stock of the Company.

                                       4.
             REPRESENTATIONS AND WARRANTIES OF THE DELAWARE COMPANY

     The Delaware Company hereby represents and warrants to the Bank and the Company as follows:

     Section 4.01. Organization. The Delaware Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to own its properties, to carry on its business as now being, and presently contemplated to be, conducted and to enter into this Agreement. The Delaware Company does not have any subsidiaries.

     Section 4.02. Capitalization. The authorized capital stock of the Delaware Company is 3,000 shares of common stock, $0.01 par value (the "Delaware Company Common Stock"), no shares of which are issued and outstanding. There are no existing options, warrants, calls or commitments of any kind obligating the Delaware Company to issue any of its authorized and unissued capital stock.

     Section 4.03. The Delaware Company Common Stock. The Delaware Company Common Stock deliverable to the Company pursuant to this Agreement will, upon delivery, be validly issued, fully paid and nonassessable.

     Section 4.04. Approvals. The Board of Directors of the Delaware Company has approved this Agreement and the transactions contemplated hereby, and no approval by the stockholders of the Delaware Company is required by law in order to consummate the transactions contemplated hereby. The Agreement has been duly executed by the Delaware Company and constitutes a binding agreement of the Delaware Company enforceable against it in accordance with its terms.

     Section 4.05. No Conflict with Other Instruments. Subject to the receipt of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate any provision of, or constitute a default under any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which the Delaware Company is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Delaware Company or upon shares of capital stock of the Delaware Company.

                                       5.
                             COVENANTS OF THE BANK

     The Bank hereby covenants to and with the Company and the Delaware Company as follows:

     Section 5.01. Stockholder Approval and Best Efforts. The Bank will, as soon as practicable, present for the approval of its stockholders this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby. The Board of Directors of the Bank will use its best efforts to secure the approval by the holders of the requisite number of shares of Bank Common Stock of this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby (but this provision shall not be interpreted as requiring such directors in their capacity as stockholders of the Bank to vote their shares of Bank Common Stock in favor of this Agreement or the Plan of Consolidation) and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Plan of Consolidation, including such actions as the Company or the Delaware Company may reasonably consider necessary, proper or advisable in connection with filing applications and registration statements with, or obtaining approvals from all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement and the Plan of Consolidation.

     The information delivered by the Bank to its stockholders with respect to their consideration of the transactions contemplated hereby (except insofar as such information is furnished by or based upon information furnished by the Company, the Delaware Company or the New Bank) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not false or misleading.

     Section 5.02. Existence. From and after the date of this Agreement to the Effective Date of the Consolidation, the Bank will maintain its corporate existence and without the written consent of the Company (i) will not amend its charter or by-laws; and (ii) will not issue any securities, except pursuant to options issued under the Stock Plan.

     Section 5.03. Access to Properties and Records. The Bank will afford to the officers and authorized representatives of the Company and the Delaware Company full access to the properties, books and records of the Bank in order that the Company and the Delaware Company may have full opportunity to make such reasonable investigation as they shall desire to make of the affairs of the Bank, and the officers of the Bank will furnish the Company and the Delaware Company with such additional financial and operating data and other information as to the business and properties of the Bank as the Company and the Delaware Company shall, from time to time, reasonably request.

     Section 5.04. Information for Applications and Statements. The Bank will furnish the Company and the Delaware Company with all information concerning the Bank required for inclusion in any application or statement to be made by the Company or the Delaware Company to or filed by the Company or the Delaware Company with any other governmental body in connection with the transactions contemplated by this Agreement and the Plan of Consolidation or in connection with any unrelated transactions during the pendency of this Agreement, and the Bank represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated therein to make the information not materially misleading.

     Section 5.05. Dissemination of Proxy Statements. The Bank will mail to each of its stockholders a proxy statement which shall cause its management to solicit proxies pursuant thereto and shall cause the proxies granted in connection with this Consolidation to be collected, tabulated and voted in accordance with the instructions contained in such proxies respecting the Consolidation.

                                       6.
                            COVENANTS OF THE COMPANY

     The Company hereby covenants to and with the Bank and the Delaware Company as follows:

     Section 6.01. Best Efforts. The Company will use its best efforts to incorporate and organize the New Bank and to cause the New Bank to authorize, adopt and approve the Plan of Consolidation and the transactions contemplated thereby, and the Board of Directors of the Company will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate this Agreement and the Plan of Consolidation, including such actions as the Bank or the Delaware Company may reasonably consider necessary, proper or advisable in connection with filing applications and other instruments with, or obtaining approvals of, governmental bodies to the transactions contemplated by this Agreement and the Plan of Consolidation.

     Section 6.02. Existence. From and after the date of this Agreement to the Effective Date, the Company will maintain its corporate existence and without the prior written consent of the Bank (i) will not amend its charter or by-laws; and (ii) will not issue any securities except as contemplated by the Agreement.

     Section 6.03. Information for Applications and Statements. The Company will furnish the Bank and the Delaware Company with all the information concerning the Company and the New Bank required for inclusion in any application or statement to be made by the Bank or the Delaware Company to any regulatory authority in connection with the transactions contemplated by this Agreement, and it represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated therein to make the information furnished not materially misleading.

     Section 6.04. Access to Records. The Company will afford to the officers and authorized representatives of the Bank and the Delaware Company full access to the books and records of the Company in order that the Bank and the Delaware Company may have full opportunity to make such reasonable investigation as they shall desire to make of the affairs of the Company, and the officers of the Company will furnish the Bank and the Delaware Company with such additional financial data and other information as to the business of the Company as the Bank or the Delaware Company shall, from time to time, reasonably request.

     Section 6.05. Issuance of Shares of the Company and Cash Payments. The Company will issue and deliver, when and if required by the provisions of the Plan of Consolidation, certificates representing the number of duly authorized, issued and outstanding shares of Common Stock and such amounts of cash into which the shares of Bank Common Stock are to be converted pursuant to this Agreement and the Plan of Consolidation.

     Section 6.06. Stock Option Plan. The Company shall assume all obligations of the Bank pursuant to the provisions of the Stock Plan as provided for in the Plan of Consolidation and shall provide for the substitution of shares of Common Stock for and in the stead of the shares of Bank Common Stock held for issuance upon the exercise of options outstanding under the Stock Plan.

Notwithstanding the foregoing, any obligations pursuant to Section 6.06 shall be in complete and full compliance with the Code and the Employee Retirement Income Security Act of l974, as amended.

                                       7.
                       COVENANTS OF THE DELAWARE COMPANY

     The Delaware Company hereby covenants to and with the Company and the Bank as follows:

     Section 7.01. Best Efforts. The Delaware Company will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate this Agreement, including such actions as the Bank or the Company may reasonably consider necessary, proper or advisable in connection with filing applications and other instruments with, or obtaining approvals of, governmental bodies to the transactions contemplated by this Agreement and the Plan of Consolidation.

     Section 7.02. Existence. From and after the date of this Agreement to the Effective Date, the Delaware Company will maintain its corporate existence and without the prior written consent of the Bank, (i) will not amend its charter or bylaws, (ii) will not issue any securities and (iii) will not declare or make any dividend or other distribution with respect to the outstanding shares of the Delaware Company Common Stock, except as contemplated by the Agreement.

     Section 7.03. Information for Applications and Statements. The Delaware Company will furnish the Bank and the Company with all the information concerning the Delaware Company required for inclusion in any application or statement to be made by the Bank or the Company to any regulatory authority in connection with the transactions contemplated by this Agreement, and it represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated therein to make the information furnished not materially misleading.

     Section 7.04. Access to Records. The Delaware Company will afford to the officers and authorized representatives of the Bank and the Company full access to the books and records of the Delaware Company in order that the Bank and the Company may have full opportunity to make such reasonable investigation as they shall desire to make of the affairs of the Delaware Company, and the officers of the Delaware Company will furnish the Bank and the Company with such additional financial data and other information as to the business of the Delaware Company as the Bank or the Company shall, from time to time, reasonably request.

     Section 7.05. Issuance of Shares of the Delaware Company Common Stock. The Delaware Company will issue and deliver to the Company upon consummation of the Transfer 1,000 shares of the Delaware Company Common Stock.

                                       8.
                                    CLOSING

     Section 8.01. Closing. On a mutually acceptable date (herein called the "Closing Date") as soon as practicable within the 60 day period commencing with the latest of the following dates:

               (a) such date as may be prescribed by any federal or state agency or authority pursuant to any applicable federal or state law, rule, regulation or order, prior to which consummation of the Consolidation may not be effected; or

               (b) the date on which the transactions contemplated by this Agreement have been approved by the stockholders of the Bank and the New Bank in accordance with applicable law; or

               (c) if the transactions contemplated by this Agreement are being contested in any legal proceeding and the Company, the Delaware Company or the Bank pursuant to Section 12.01 hereof has elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of the Company, the Delaware Company and the Bank, to the consummation of the transactions contemplated herein, or such prior date as the Company, the Delaware Company and the Bank shall elect whether or not such proceeding has been brought to a conclusion, a meeting ("Closing") will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether any condition exists which would permit the parties to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement and the Plan of Consolidation.

     The Closing shall take place at the principal office of the Bank in Houston, Texas on the Closing Date, or at such other place to which the parties may agree.

     Section 8.02. Effective Date. This Agreement and the Plan of Consolidation shall be ratified and confirmed by the affirmative vote of the owners of record of two-thirds (2/3) of the Bank Common Stock and the capital stock of the New Bank; and the Consolidation shall become effective at the time specified in the approval of the Consolidation issued by the Office of the Comptroller of the Currency (the "OCC"). The "Effective Date" of the Consolidation as that term is used in this Agreement means the effective date of the Consolidation under the Plan of Consolidation.

     Section 8.03.  Termination.

          (a) This Agreement and the Plan of Consolidation may be terminated by action of the Board of Directors of any of the Company, the Bank or the Delaware Company at any time prior to the Effective Date if:

               (i) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and the Plan of Consolidation and which, in the judgment of such Board or Boards of Directors, makes it inadvisable to proceed with the Consolidation;

               (ii) any of the transactions contemplated hereby or by the Plan of Consolidation are disapproved by any regulatory authority whose approval is required to consummate any of such transactions, or if, in the judgment of such Board or Boards of Directors, there is a substantial likelihood that any such approval will not be obtained or will be obtained only upon a condition or conditions which would be unduly burdensome and that therefore it is inadvisable to proceed with the Consolidation; or

               (iii) the Consolidation shall not have become effective prior to March 31, 2001, or such later date as shall have been approved by the Board of Directors of each of the Company, the Delaware Company and the Bank.

          (b) This Agreement and the Plan of Consolidation may be terminated at any time prior to the Effective Date with the mutual consent of the Bank, the Delaware Company and the Company upon the approval of such action by their respective Boards of Directors.

                                       9.
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, which may be waived by the Company in its sole discretion:

     Section 9.01. Compliance with Representations and Warranties. The representations and warranties made by the Bank and the Delaware Company in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date and the Bank and the Delaware Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed and complied with prior to or at the Closing.

     Section 9.02. Organization of the New Bank. The New Bank shall have been incorporated in accordance with the applicable provisions of the National Bank Act, and the capitalization of the New Bank immediately prior to the Closing shall be at least the amount indicated in the Plan of Consolidation.

     Section 9.03. Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of the Bank, nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in the Bank's financial condition, business or operations.

     Section 9.04. Dissenters' Rights and Non-Residents of Texas. The aggregate number of shares of Bank Common Stock owned by those stockholders of the Bank who have perfected and shall be entitled to exercise their dissenters' rights and the aggregate number of shares of Bank Common Stock owned by those stockholders who are residents of a state that requires registration of the Common Stock to be issued in connection with the Consolidation where the Board of Directors of the Company has determined that the costs of such registration would require undue expense (the "Ineligible Stockholders") shall not exceed 5% of the issued and outstanding shares of Bank Common Stock.

     Section 9.05. Federal Income Tax Consequences. The federal income tax consequences of any of the transactions contemplated by this Agreement and the Plan of Consolidation shall be satisfactory to the Company in its sole discretion.

     Section 9.06. Dividend Payment by Bank. There shall be no legal or regulatory restrictions on the Bank's ability to pay an amount of dividends with respect to the Bank Common Stock immediately following consummation of the Consolidation which will be sufficient to allow the Company to (i) pay cash for shares of Bank Common Stock owned by those stockholders of the Bank who exercise their dissenters' rights; (ii) pay cash for shares of Bank Common Stock owned by Ineligible Stockholders; and (iii) pay organizational and other expenses incurred by the Company and the Delaware Company in connection with the transactions contemplated by this Agreement, the Plan of Consolidation and the transactions contemplated hereby and thereby.

                                      10.
                     CONDITIONS TO OBLIGATIONS OF THE BANK

     The obligations of the Bank under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, which may be waived by the Bank in its sole discretion:

     Section 10.01. Compliance with Representations and Warranties. The representations and warranties made by the Company and the Delaware Company in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing, and the Company and the Delaware Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and the Delaware Company prior to or at the Closing.

     Section 10.02. Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of the Company or Delaware Company nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in their respective financial condition, business or operations.

                                      11.
               CONDITIONS TO OBLIGATIONS OF THE DELAWARE COMPANY

     The obligations of the Delaware Company under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, which may be waived by the Delaware Company in its sole discretion:

     Section 11.01. Compliance with Representations and Warranties. The representations and warranties made by the Company and the Bank in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing, and the Company and the Bank shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and the Bank prior to or at the Closing.

     Section 11.02. Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of the Company or the Bank nor shall any event have occurred which with the lapse of time may cause or create any material adverse change in their respective financial condition, business or operations.


                                      12.
                     CONDITION TO RESPECTIVE OBLIGATIONS OF
                 THE COMPANY, THE DELAWARE COMPANY AND THE BANK

     The respective obligations of the Company, the Delaware Company and the Bank under this Agreement are subject to the satisfaction of the following conditions which may be waived by the Bank, the Delaware Company or the Company in their respective sole discretion:

     Section 12.01. Government Approvals. The Company, the Delaware Company, the Bank and the New Bank shall have received the approval of the transactions contemplated by this Agreement and the Plan of Consolidation from all necessary governmental agencies and authorities, including the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the OCC, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority or any third party (except stockholders asserting dissenters' rights) by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, the Company, the Delaware Company or the Bank may, but shall not be obligated to, answer and defend such contest or otherwise pursue the Consolidation over such objection.

     Section 12.02. Stockholder Approvals. The holders of not less than two-thirds (2/3) of the outstanding shares of the Bank Common Stock and the capital stock of the New Bank shall have voted for the authorization and approval of, and given their written consent to, this Agreement and the Plan of Consolidation and the transactions contemplated by this Agreement and the Plan of Consolidation. If requested by the Company, the Bank and the New Bank each shall have delivered to the Company a certificate signed by the respective Secretary and/or Cashier of each bank as to the details of such votes and approvals.

                                      13.
                                 MISCELLANEOUS

     Section 13.01. Survival of Representations and Warranties. The representations and warranties of the Bank, the Delaware Company and the Company contained in this Agreement shall survive the Closing hereunder and any investigation by the Company, the Delaware Company or the Bank.

     Section 13.02. Amendments. This Agreement may be amended only by a writing signed by all parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein, except that the provisions regarding the number of shares of Common Stock to be received by and the amount of cash to be paid to stockholders of the Bank pursuant to this Agreement and the Plan of Consolidation shall not be changed subsequent to the approval of the transactions provided for by this Agreement and the Plan of Consolidation by such stockholders.

     Section 13.03. Notices. Any notice given hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, to the parties at the following addresses:

     To the Company:

     First Community Capital Corporation
     14200 Gulf Freeway
     Houston, Texas  77034

          Attention:  Mr. Nigel J. Harrison
                      President

     To the Bank:

     First Community Bank, N.A.
     14200 Gulf Freeway
     Houston, Texas  77034

          Attention:  Mr. Nigel J. Harrison
                      President

     To the Delaware Company:

     First Community Capital Corporation of Delaware,  Inc.
     c/o CT Corporation System
     1209 Orange Street
     Wilmington, Delaware 19801

          Attention:     Mr. Mark A. Ferrucci

     Section 13.04. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties. All understandings and agreements heretofore made among the parties hereto are merged in this Agreement which shall be the sole expression of the agreement of the parties respecting the Consolidation.

     Section 13.05. Counterparts, etc. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas and, to the extent applicable, federal law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       FIRST COMMUNITY CAPITAL CORPORATION



                                       /s/ Nigel J. Harrison
                                       ----------------------
                                       Nigel J. Harrison
                                       President

ATTEST:



/s/ June Simmons
--------------------------



                                       FIRST COMMUNITY BANK, N.A.



                                       /s/ Nigel J. Harrison
                                       ------------------------------
                                       Nigel J. Harrison
                                       President

ATTEST:



/s/ June Simmons
-------------------------

                                       FIRST COMMUNITY CAPITAL CORPORATION OF
                                       DELAWARE, INC.



                                       /s/ Nigel J. Harrison
                                       --------------------------
                                       Nigel J. Harrison
                                       President

ATTEST:



/s/ June Simmons
-----------------------

                                                                       EXHIBIT A
                                                                       ---------

                       PLAN OF CONSOLIDATION BY AND AMONG
                           FIRST COMMUNITY BANK, N.A.
                           FC INTERIM BANK, N.A. AND
                      FIRST COMMUNITY CAPITAL CORPORATION


     THIS PLAN OF CONSOLIDATION, dated as of November 16, 2000 (the "Plan"), is by and among First Community Bank, N.A., a banking association incorporated and organized under the laws of the United States (the "Bank"), FC Interim Bank, N.A., a banking association incorporated and organized under the laws of the United States (the "New Bank"), and First Community Capital Corporation, a Texas corporation (the "Company"). The Bank and the New Bank are hereinafter referred to collectively as the "Consolidating Banks."

     1. Declarations. The Bank is a banking association duly organized and existing under the laws of the United States having authorized 2,000,000 shares of common stock, $5.00 par value (the "Bank Common Stock"), 1,068,544 of which are issued and outstanding. There are no existing options, warrants, calls or commitments of any kind obligating the Bank to issue any Bank Common Stock, except those options issued pursuant to the First Community Bank, N.A. 1996 Stock Option Plan ("Stock Option Plan"). New Bank is a banking corporation duly organized and existing under the laws of the United States having authorized 200,000 shares of capital stock, $1.00 par value ("New Bank Stock"), all of which shares are issued and outstanding and are owned by the Company. The Company has authorized 5,000,000 shares of common stock, $0.01 par value (the "Common Stock"), 1,000 shares of which are issued and outstanding.

     The Bank, the Company and First Community Capital Corporation of Delaware, Inc. (the "Delaware Company") have entered into an Agreement and Plan of Reorganization dated as of November 16, 2000 (the "Agreement"), which contemplates, among other things, the consolidation of the Bank with the New Bank (the "Consolidation") and the conversion of the Bank Common Stock into Common Stock, and other consideration of the Company. The purpose of this Plan is to set forth certain of the terms and conditions upon which such transactions shall take place.

     2. The Consolidation. On the Effective Date (as hereinafter defined), the New Bank shall be consolidated with the Bank under the charter of the Bank, which shall survive the Consolidation ("Resulting Bank") and continue to be governed by the laws of the United States. The Consolidation shall be effected pursuant to the provisions of and shall have the effect provided by the National Bank Act, as amended (the "Act").

     3. Articles of Association, Bylaws and Facilities. On and subsequent to the Effective Date, the Articles of Association and Bylaws of the Bank shall continue to be the Articles of Association and Bylaws of the Resulting Bank.
The established offices and facilities of the Bank immediately prior to the Consolidation shall continue to be the established offices and facilities of the Resulting Bank.

     4. Effect of the Consolidation. On the Effective Date, the corporate existence of the Bank and New Bank shall, as provided in the Act, be consolidated and continued in the Resulting Bank, and the Resulting Bank shall be deemed a continuation in entity and identity of each of the Consolidating Banks. The Resulting Bank shall be subject to all the liabilities, obligations and duties of each Consolidating Bank, and shall without the necessity of any conveyance, assignment or transfer become the owner of all of the assets of every kind and character formerly belonging to the Consolidating Banks. If either Consolidating Bank shall at the Effective Date be acting as trustee, guardian, executor, administrator or in any other fiduciary capacity, the Resulting Bank shall, without the necessity of any judicial action or action by the creator of such trust, continue such office, trust or fiduciary relationship and shall perform all of the duties and obligations and exercise all the powers and authority connected with or incidental to such fiduciary relationship in the same manner as though the Resulting Bank had been originally named or designated as such fiduciary. The naming or designating by a testator, or the creator of a living trust, of either of the Consolidating Banks to act as trustee, guardian, executor or in any other fiduciary capacity shall be considered the naming or designating of the Resulting Bank to act in such capacities.

     5. Liabilities. On the Effective Date, the Resulting Bank shall be liable for all liabilities of the Bank and New Bank, and all deposits, debts, liabilities, obligations and contracts of the Bank and New Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, whether or not reflected or reserved against on balance sheets, books of account or records of the Bank or New Bank, as the case may be, shall be those of the Resulting Bank and shall not be released or impaired by the Consolidation; and all rights of creditors and other obligees and all liens on property of either New Bank or the Bank shall be preserved unimpaired subsequent to the Consolidation.

     6. Conversion of Shares. The manner and basis of converting the shares of the Bank Common Stock into shares of Common Stock and of converting shares of New Bank Stock into shares of capital stock of the Resulting Bank, and other considerations, are as follows:

          6.1. On the Effective Date (as defined herein), the 1,000 shares of issued and outstanding Common Stock owned by the sole shareholder shall be redeemed, cancelled and retired upon consummation of the Consolidation.

          6.2. Upon and by reason of the Consolidation becoming effective, the number of shares of New Bank Stock outstanding at the Effective Date shall, at the Effective Date and by virtue of the Consolidation and without any action on the part of the Company or any other party as a holder thereof, be converted into and exchanged for the number of shares of Bank Common Stock issued and outstanding on the Effective Date, with the result that immediately after the Consolidation, the Company will own all of the issued and outstanding shares of Bank Common Stock.

          6.3. Except as otherwise set forth below, upon and by reason of the Consolidation becoming effective, each share of the Bank Common Stock, and all rights in respect of such share of Bank Common Stock, without any action on the part of the holder thereof, shall be converted into and exchanged for two shares of Common Stock.

          6.4. If the relevant securities laws of any state in which a stockholder ("Ineligible Stockholder") resides do not provide an exemption from registration under such securities laws for the issuance of the Common Stock in connection with the Consolidation and the Common Stock cannot be registered in such state without undue expense to the Company as determined by the Board of Directors of the Company in its sole discretion, each share of Bank Common Stock which is beneficially owned on the date of the consummation of the Consolidation ("Effective Date") by each Ineligible Stockholder, without any action on the part of the holder thereof, shall be converted into and exchanged for cash in an amount equal to the fair market value of a share of Bank Common Stock as of the date the Agreement and the Plan are approved by the shareholders of the Bank, such fair market value to be determined by the Board of Directors of the Company in its discretion.

          6.5. The Company will issue no fractional shares of Common Stock in connection with the Consolidation, and any shareholder otherwise entitled to receive a fractional share of Common Stock will receive cash equal to the fair market value of such fractional share.

          6.6. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Bank Common Stock shall surrender the same and such holder shall be entitled, upon such surrender, to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock or cash into and for which the shares of Bank Common Stock so surrendered shall have been converted and exchanged as provided above. Until a certificate which represented shares of Bank Common Stock prior to the Effective Date and which is held by a person entitled to receive Common Stock or cash is surrendered, such certificate shall evidence for all purposes the ownership of the shares of Common Stock or cash into which the shares of Bank Common Stock represented by such certificate prior to the Effective Date have been converted as provided above.

          6.7. The obligations and liabilities of the Bank pursuant to the Stock Option Plan shall be delegated to and assumed by the Company on the Effective Date and the Stock Option Plan shall continue in full force and effect thereafter in accordance with its stated terms and provisions except as provided below. Each option granted under the Stock Option Plan which shall be outstanding immediately prior to the Effective Date shall become an option for the purchase of Common Stock and for each share of Bank Common Stock which could be purchased under such option, there shall be substituted and purchasable pursuant to such option on and after the Effective Date, two shares of Common Stock. The exercise price for each share of Common Stock pursuant to such options shall be 50% of the per share exercise price of such option prior to the Effective Date, in order to take into consideration the exchange ratio provided for herein. Consistent with the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and the terms and provisions of the Stock Option Plan, the Company may, in its discretion, grant new options to purchase shares of Common Stock under the Stock Option Plan, in the stead of the Bank as if it had been the creator of the Stock Option Plan, and the Company shall be substituted for and have all the obligations and liabilities of the Bank under the Stock Option Plan. Common Stock shall be substituted for Bank Common Stock on a share-for-share basis as to any options granted by the Company pursuant to the Stock Option Plan subsequent to the Effective Date. It is the intention of the parties hereto that while the benefits of the Stock Option Plan shall be preserved for the employees of the Bank, the assumption of the Stock Option Plan by the Company shall not confer any additional benefits on the holders of options granted under the Stock Option Plan, whether now outstanding or hereafter granted.

     7. Insurance. At the Effective Date, the Resulting Bank will continue all insurance policies maintained by the Bank and New Bank and which are in effect immediately prior to the effective date of the Consolidation, including all group and employee benefit insurance policies.

     8. Directors and Officers. Subject to qualification of directors as required by applicable statutes, the Board of Directors and the officers of the Resulting Bank at the Effective Date shall consist of all the persons who are directors or officers of the Bank immediately prior to the Effective Date.

     9. Ratification by Shareholders. This Plan shall be submitted to the shareholders of the Bank and New Bank for ratification and confirmation at meetings to be called and held in accordance with applicable provisions of law and the respective Articles of Association and Bylaws of the Bank and New Bank. The Bank and New Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Consolidation on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings and certificates with the Board of Governors of the Federal Reserve System, Office of the Comptroller of the Currency (the "OCC") and the Texas Department of Banking ("TDB") for approval as required by law.

     10.  Termination.  If:

               (a) any of the events set forth in Section 8.03 of the Agreement occurs;

               (b) any condition precedent contained in Articles 9, 10, 11 or 12 of the Agreement has not been fulfilled or waived on or before the Closing Date set forth in the Agreement; or

               (c) for any reason the consummation of the Consolidation is inadvisable in the joint and mutual opinions of the Boards of Directors of the Bank, New Bank and the Company;

then this Plan may be terminated at any time before the Effective Date by written notice by one or more of the Bank, New Bank and the Company to the others, authorized or approved by resolutions adopted by the Board of Directors of any party giving such notice. Upon termination by written notice as provided in this Section 10, this Plan shall be void and of no further force or effect.

     11. Notices. Any notice given hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, to the parties at the following addresses:


     To Bank:

     First Community Bank, N.A.              Attention:  Mr. Nigel J. Harrison
     14200 Gulf Freeway                                  President
     Houston, Texas  77034


     To New Bank:

     FC Interim Bank, N.A.                   Attention:  Mr. Nigel J. Harrison
     14200 Gulf Freeway                                  President
     Houston, Texas  77034


     To Company:

     First Community Capital Corporation     Attention:  Mr. Nigel J. Harrison
     14200 Gulf Freeway                                  President
     Houston, Texas  77034


     12. Effective Date. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Plan including, among other conditions, receipt of the approval of the OCC and other necessary regulatory authorities, the Consolidation shall become effective, and the Effective Date of the Consolidation shall occur at the date and time specified in the certificate approving the Consolidation to be issued by the OCC.

     IN WITNESS WHEREOF, the Bank, New Bank and the Company have caused this Plan to be executed in counterparts by their duly authorized officers as of the date first above written, and directors constituting a majority of the Boards of Directors of the Bank and New Bank have hereunto subscribed their names.

                              FIRST COMMUNITY BANK, N.A.


                              --------------------------------
                              Nigel J. Harrison
                              President

ATTEST:


-----------------------


                              FC INTERIM BANK, N. A.


                              --------------------------------
                              Nigel J. Harrison
                              President

ATTEST:


-----------------------


                               FIRST COMMUNITY CAPITAL CORPORATION

                              --------------------------------

                               Nigel J. Harrison
                               President

ATTEST:


-----------------------

Attest:                                     Attest:


---------------------------                 ----------------------------
George A. Clark, Jr.                        Nigel J. Harrison

---------------------------                 ----------------------------
Linn C. Eignus                              Paul J. Knoble

---------------------------                 ----------------------------
Robert E. Ferstl                            Wes Moorehead

---------------------------                 ----------------------------
Louis F. Goza                               June Simmons

---------------------------                 ----------------------------
Nigel J. Harrison                           Tom Watson

                                            Being a majority of the directors of
---------------------------                 FC Interim Bank, National
Thomas R. Johnson                           Association

---------------------------
Kenneth A. Love


---------------------------
George I. Pinder


---------------------------
Richard L. Wagoner


---------------------------
Charles L. Whynot

Being a majority of the directors of
First Community Bank, N.A.

THE STATE OF TEXAS     (S)
                       (S)
COUNTY OF HARRIS       (S)

   On this 16th day of November, 2000, before me, a notary public for this state and county, personally came Nigel J. Harrison, as President of First Community Bank, N.A., and June Simmons, as Cashier of First Community Bank, N.A. and each in his/her capacity acknowledged this instrument to be the act and deed of the respective association/corporation and the seal affixed to it to be its seal.

   WITNESS my official seal and signature this day and year.



                            __________________________________

                            Name:_____________________________
                            Notary Public in and for the
                            State  of  Texas
                            My commission expires_____________

[Seal of Notary]



THE STATE OF TEXAS   (S)
                     (S)
COUNTY OF HARRIS     (S)

   On this 15th day of February, 2001, before me, a notary public for this state and county, personally came Nigel J. Harrison, as President of FC Interim Bank, N.A. and First Community Capital Corporation, and Barry M. Blocker, as Cashier of FC Interim Bank, N.A. and as Secretary of First Community Capital Corporation, and each in his/her capacity acknowledged this instrument to be the act and deed of the respective association/corporation and the seal affixed to it to be its seal.

   WITNESS my official seal and signature this day and year.



                            __________________________________

                            Name:_____________________________
                            Notary Public in and for th
                            State  of  Texas
                            My commission expires_____________


[Seal of Notary]

                                                                     EXHIBIT 4.3

                      FIRST COMMUNITY CAPITAL CORPORATION



                                   INDENTURE

                           Dated as of March 28, 2001



                           WILMINGTON TRUST COMPANY,

                              as Debenture Trustee



               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                               TABLE OF CONTENTS
                                                                           Page
                                   ARTICLE I
                                  DEFINITIONS
     Section 1.01.  Definitions..........................................    1
     Section 1.02.  Business Day Certificate.............................    9

                                   ARTICLE II
                                   SECURITIES

     Section 2.01.  Forms Generally......................................    9
     Section 2.02.  Execution and Authentication.........................    9
     Section 2.03.  Form and Payment.....................................   10
     Section 2.04.  Legends..............................................   10
     Section 2.05.  Interest.............................................   10
     Section 2.06.  Transfer and Exchange................................   11
     Section 2.07.  Replacement Securities...............................   12
     Section 2.08.  Temporary Securities.................................   12
     Section 2.09.  Cancellation.........................................   13
     Section 2.10.  Defaulted Interest...................................   13
     Section 2.11.  CUSIP Numbers........................................   14

                                  ARTICLE III
                    PARTICULAR COVENANTS OF THE CORPORATION

     Section 3.01.  Payment of Principal and Interest....................    14
     Section 3.02.  Offices for Notices and Payments, etc................    14
     Section 3.03.  Appointments to Fill Vacancies in Debenture Trustee's
                    Office...............................................    15
     Section 3.04.  Provision as to Paying Agent.........................    15
     Section 3.05.  Certificate to Debenture Trustee.....................    16
     Section 3.06.  Compliance with Consolidation Provisions.............    16
     Section 3.07.  Limitation on Dividends..............................    16
     Section 3.08.  Covenants as to the Trust............................    17
     Section 3.09.  Payment of Expenses..................................    17
     Section 3.10.  Payment Upon Resignation or Removal..................    18

                                   ARTICLE IV
             LIST OF SECURITYHOLDERS AND REPORTS BY THE CORPORATION
                           AND THE DEBENTURE TRUSTEE

     Section 4.01.  List of Securityholders..............................    18
     Section 4.02.  Preservation and Disclosure of Lists.................    19
     Section 4.03.  Reports by the Corporation...........................    20
     Section 4.04.  Reports by the Debenture Trustee.....................    21

                                   ARTICLE V
             REMEDIES OF THE DEBENTURE TRUSTEE AND SECURITYHOLDERS
                             UPON EVENT OF DEFAULT

     Section 5.01.  Events of Default....................................    21
     Section 5.02.  Payment of Securities on Default; Suit Therefor......    23
     Section 5.03.  Application of Moneys Collected by Debenture Trustee.    25
     Section 5.04.  Proceedings by Securityholders.......................    25
     Section 5.05.  Proceedings by Debenture Trustee.....................    26
     Section 5.06.  Remedies Cumulative and Continuing...................    26
     Section 5.07.  Direction of Proceedings and Waiver of Defaults by
                    Majority of Securityholders..........................    26
     Section 5.08.  Notice of Defaults...................................    27
     Section 5.09.  Undertaking to Pay Costs.............................    28

                                   ARTICLE VI
                        CONCERNING THE DEBENTURE TRUSTEE

     Section 6.01.  Duties and Responsibilities of Debenture Trustee.....    28
     Section 6.02.  Reliance on Documents, Opinions, etc.................    29
     Section 6.03.  No Responsibility for Recitals, etc..................    31
     Section 6.04.  Debenture Trustee, Authenticating Agent, Paying
                    Agents, Transfer Agents and Registrar May Own
                    Securities...........................................    31
     Section 6.05.  Moneys to be Held in Trust...........................    31
     Section 6.06.  Compensation and Expenses of Debenture Trustee.......    32
     Section 6.07.  Officers' Certificate as Evidence....................    32
     Section 6.08.  Conflicting Interest of Debenture Trustee............    33
     Section 6.09.  Eligibility of Debenture Trustee.....................    33
     Section 6.10.  Resignation or Removal of Debenture Trustee..........    33
     Section 6.11.  Acceptance by Successor Debenture Trustee............    34
     Section 6.12.  Succession by Merger, etc............................    35
     Section 6.13.  Limitation on Rights of Debenture Trustee as a
                    Creditor.............................................    35
     Section 6.14.  Authenticating Agents................................    36

                                  ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

     Section 7.01.  Action by Securityholders............................    37
     Section 7.02.  Proof of Execution by Securityholders................    37
     Section 7.03.  Who Are Deemed Absolute Owners.......................    38
     Section 7.04.  Securities Owned by Corporation Deemed Not
                    Outstanding..........................................    38
     Section 7.05.  Revocation of Consents; Future Holders Bound.........    38

                                  ARTICLE VIII
                          MEETINGS OF SECURITYHOLDERS

     Section 8.01.  Purposes of Meetings.................................    39

     Section 8.02.  Call of Meetings by Debenture Trustee................    39
     Section 8.03.  Call of Meetings by Corporation or Securityholders...    39
     Section 8.04.  Qualifications for Voting............................    40
     Section 8.05.  Regulations..........................................    40
     Section 8.06.  Voting...............................................    40

                                   ARTICLE IX
                                   AMENDMENTS

     Section 9.01.  Without Consent of Securityholders...................    41
     Section 9.02.  With Consent of Securityholders......................    42
     Section 9.03.  Compliance with Trust Indenture Act; Effect of
                    Supplemental Indentures..............................    43
     Section 9.04.  Notation on Securities...............................    43
     Section 9.05.  Evidence of Compliance of Supplemental Indenture to
                    be Furnished to Debenture Trustee....................    44

                                   ARTICLE X
          CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER AND LEASE

     Section 10.01. Corporation May Consolidate, etc., on Certain Terms..    44
     Section 10.02. Successor Person to be Substituted for Corporation...    44
     Section 10.03. Opinion of Counsel to be Given Debenture Trustee.....    45

                                   ARTICLE XI
                    SATISFACTION AND DISCHARGE OF INDENTURE

     Section 11.01. Discharge of Indenture...............................    45
     Section 11.02. Deposited Moneys and U.S. Government Obligations to be
                    Held in Trust by Debenture Trustee...................    46
     Section 11.03. Paying Agent to Repay Moneys Held....................    46
     Section 11.04. Return of Unclaimed Moneys...........................    46
     Section 11.05. Defeasance Upon Deposit of Moneys or U.S. Government
                    Obligations..........................................    47

                                  ARTICLE XII
        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

     Section 12.01. Indenture and Securities Solely Corporate Obligations    48

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     Section 13.01. Successors..........................................     48
     Section 13.02. Official Acts by Successor Corporation..............     48
     Section 13.03. Surrender of Corporation Powers.....................     49
     Section 13.04. Addresses for Notices, etc..........................     49
     Section 13.05. Governing Law.......................................     49

     Section 13.06. Evidence of Compliance with Conditions Precedent....     49
     Section 13.07. Business Days.......................................     50
     Section 13.08. Trust Indenture Act to Control......................     50
     Section 13.09. Table of Contents, Headings, etc....................     50
     Section 13.10. Execution in Counterparts...........................     50
     Section 13.11. Separability........................................     50
     Section 13.12. Assignment..........................................     50
     Section 13.13. Acknowledgment of Rights............................     51

                                  ARTICLE XIV
                            PREPAYMENT OF SECURITIES

     Section 14.01. Special Event Prepayment............................     51
     Section 14.02. Optional Prepayment by Corporation..................     51
     Section 14.03. No Sinking Fund.....................................     52
     Section 14.04. Notice of Prepayment; Selection of Securities.......     53
     Section 14.05. Payment of Securities Called for Prepayment.........     53

                                   ARTICLE XV
                          SUBORDINATION OF SECURITIES

     Section 15.01. Agreement to Subordinate.............................    54
     Section 15.02. Default on Senior Indebtedness.......................    54
     Section 15.03. Liquidation; Dissolution; Bankruptcy.................    55
     Section 15.04. Subrogation..........................................    56
     Section 15.05. Debenture Trustee to Effectuate Subordination........    57
     Section 15.06. Notice by the Corporation............................    57
     Section 15.07. Rights of the Debenture Trustee; Holders of Senior
                    Indebtedness.........................................    58
     Section 15.08. Subordination May Not Be Impaired....................    58

                                  ARTICLE XVI
                      EXTENSION OF INTEREST PAYMENT PERIOD

     Section 16.01. Extension of Interest Payment Period.................    59
     Section 16.02. Notice of Extension..................................    60

TESTIMONIUM

SIGNATURES

EXHIBIT A

     Tie Sheet of provisions of Trust Indenture Act of 1939 with Indenture dated as of March 28, 2001 between First Community Capital Corporation and Wilmington Trust Company, as Debenture Trustee:

     ACT SECTION                                              INDENTURE SECTION
310(a)(1)..................................................        6.09
(a)(2).....................................................   6.09, 6.10, 6.11
310(a)(3)..................................................        N/A
(a)(4).....................................................        N/A
310(a)(5)..................................................   6.09, 6.10, 6.11
310(b).....................................................        6.08
310(c).....................................................        N/A
311(a).....................................................        6.13
311(b).....................................................        6.13
311(c).....................................................        N/A
312(a)..................................................... 4.01(a) and 4.02(a)
312(b).....................................................        4.02(b)
312(c).....................................................        4.02(c)
313(a).....................................................        4.04(a)
313(b)(1)..................................................        4.04(a)
313(b)(2)..................................................        4.04(a)
313(c).....................................................        4.04(a)
313(d).....................................................        4.04(b)
314(a).....................................................      3.05, 4.03
314(b).....................................................        N/A
314(c)(1)..................................................   6.07 and 13.06
314(c)(2)..................................................   6.07 and 13.06
314(c)(3)..................................................        N/A
314(d).....................................................        N/A
314(e).....................................................    6.07, 13.06
314(f).....................................................        N/A
315(a)(c) and (d)..........................................        6.01
315(b).....................................................        5.08
315(e).....................................................        5.09
316(a)(1)..................................................        5.07
316(a)(2)..................................................        N/A
316(a) last sentence.......................................        9.02
316(b).....................................................   5.07 and 9.02
316(c).....................................................   7.01 and 9.02
317(a).....................................................        5.05
317(b).....................................................        6.05
318........................................................       13.08
________________

THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.

     THIS INDENTURE, dated as of March 28, 2001, between First Community Capital Corporation, a Texas corporation (hereinafter called the "Corporation"), and Wilmington Trust Company, a Delaware banking corporation, as debenture trustee (hereinafter sometimes called the "Debenture Trustee").

                             W I T N E S S E T H :

     In consideration of the premises, and the purchase of the Securities (as defined below) by the holders thereof, the Corporation covenants and agrees with the Debenture Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  Definitions.

     The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or which are by reference therein defined in the Securities Act of 1933, as amended (the "Securities Act"), shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The following terms have the meanings given to them in the Declaration (as defined below): (i) Delaware Trustee; (ii) Property Trustee; (iii) Administrative Trustees; (iv) Capital Securities; (v) Direct Action; (vi) Capital Securities Guarantee; (vii) Distributions; (viii) Common Securities; and (ix) Common Securities Guarantee. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

     "Additional Sums" shall have the meaning set forth in Section 2.05(c).

     "Affiliate" shall have the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

     "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Authenticating Agent" shall mean any agent or agents of the Debenture Trustee which at the time shall be appointed and acting pursuant to Section 6.14.

     "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" shall mean either the Board of Directors of the Corporation or any duly authorized committee of that board.

     "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Debenture Trustee.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Wilmington, Delaware, Houston, Texas or New York, New York are authorized or required by law or executive order to remain closed.

     "Capital Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "MMCapS(SM)" and rank pari passu with the Common Securities issued by the Trust; provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, redemption and other payments to which they are entitled.

     "Capital Securities Guarantee" shall mean any guarantee agreement that the Corporation may enter into with Wilmington Trust Company or other Persons that operates directly or indirectly for the benefit of holders of Capital Securities.

     "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "Common Securities" and rank pari passu with Capital Securities issued by the Trust; provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, redemption and other payments to which they are then entitled.

     "Common Securities Guarantee" shall mean any guarantee that the Corporation may enter into that operates directly or indirectly for the benefit of holders of Common Securities.

     "Common Stock" shall mean the Common Stock, $1.00 par value per share, of the Corporation or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     "Compounded Interest" shall have the meaning set forth in Section 16.01.

     "Corporation" shall mean the person identified as "corporation" in the preamble to this Indenture and, subject to the provisions of Article X, shall also include its successors and assigns.

     "Corporation Request" or "Corporation Order" shall mean a written request or order signed in the name of the Corporation by an Officer and delivered to the Debenture Trustee.

     "Coupon Rate" shall have the meaning set forth in Section 2.05(a).

     "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debenture Trustee" shall mean the Person identified as "Debenture Trustee" in the preamble to this Indenture and, subject to the provisions of Article VI hereof, shall also include its successors and assigns.

     "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, dated as of March 28, 2001, by and among the Trustees (as defined therein), the Corporation, as sponsor, and the holders from time to time of undivided beneficial interest in the assets of the Trust, as amended from time to time.

     "Default" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulted Interest" shall have the meaning set forth in Section 2.10.

     "Deferred Interest" shall have the meaning set forth in Section 16.01.

     "Dissolution Event" shall mean any event resulting in the dissolution of the Trust pursuant to the Declaration, and the distribution of the Securities held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Event of Default" shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Extended Interest Payment Period" shall have the meaning set forth in
Section 16.01.

     "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

     "Indebtedness" shall mean, whether recourse as to all or a portion of the assets of the Corporation and whether or not contingent, (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of this Indenture or hereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for directly or indirectly, as obligor or otherwise.

     "Indebtedness Ranking on a Parity with the Securities" shall mean (i) Indebtedness, whether outstanding on the date of execution of this Indenture or hereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks pari passu with and not junior to or prior or senior to the Securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Corporation, and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation, that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Capital Securities Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Securities shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Securities with respect to any assets of the Corporation not securing such Indebtedness.

     "Indebtedness Ranking Junior to the Securities" shall mean any Indebtedness, whether outstanding on the date of execution of this Indenture or hereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not pari passu with or prior or senior to the Securities in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Securities shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Securities with respect to any assets of the Corporation not securing such Indebtedness.

     "Indenture" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

     "Initial Optional Prepayment Date" shall mean June 8, 2011.

     "Interest Payment Date" shall have the meaning set forth in Section
2.05(a).

     "Investment Company" shall mean an investment company as defined in the Investment Company Act.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Investment Company Event" shall mean the receipt by the Corporation and the Trust of a written opinion of independent securities counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for the Corporation or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities, the Trust is, or within 90 days of the date of such opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

     "Like Amount" shall mean (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Securities to be paid with their terms and (ii) with respect to a distribution of Securities upon the liquidation of the Trust, Securities having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom Securities are distributed, pursuant to Section 2.06(c).

     "Maturity Date" shall mean June 8, 2031.

     "Officers" shall mean any of the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary of the Corporation.

     "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Debenture Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Corporation, and who shall be reasonably acceptable to the Debenture Trustee.

     "Optional Prepayment Price" shall have the meaning set forth in Section 14.02(a).

     "Other Debentures" shall mean all junior subordinated debentures other than the Securities issued by the Corporation from time to time and sold to trusts other than the Trust to be established by the Corporation (if any), in each case similar to the Trust.

     "Other Guarantees" shall mean all guarantees other than the Capital Securities Guarantee and the Common Securities Guarantee issued by the Corporation with respect to preferred beneficial interests (if any) issued to trusts other than the Trust to be established by the Corporation (if any), in each case similar to the Trust.

     "Outstanding" when used with reference to the Securities, shall mean, subject to the provisions of Section 7.04, as of any particular time, all Securities authenticated and delivered by the Debenture Trustee or the Authenticating Agent under this Indenture, except

     (a) Securities theretofore canceled by the Debenture Trustee or the Authenticating Agent or delivered to the Debenture Trustee for cancellation;

     (b) Securities, or portions thereof, for the payment or prepayment of which moneys in the necessary amount shall have been deposited in trust with the Debenture Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be prepaid prior to maturity thereof, notice of such prepayment shall have been given as set forth in Article XIV or provision satisfactory to the Debenture Trustee shall have been made for giving such notice;

     (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of
          Section 2.07 unless proof satisfactory to the Corporation and the Debenture Trustee is presented that any such Securities are held by bona fide holders in due course and;

     (d) Securities held by the Corporation, the Trust or any Affiliate thereof.

     "Person" shall mean any individual, corporation, estate, partnership, joint venture, national banking association, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Placement Agency Agreement" shall mean the Placement Agency Agreement, dated March 21, 2001, by and among the Corporation, the Trust and the Placement Agent.

     "Placement Agent" shall mean Sandler O'Neill & Partners, L.P.

     "Predecessor Security" of any particular Security shall mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "Prepayment Price" shall mean the Special Event Prepayment Price or Optional Prepayment Price, as the context requires.

     "Principal Office of the Debenture Trustee," or other similar term, shall mean the office of the Debenture Trustee, at which at any particular time its corporate trust business shall be administered.

     "Regulatory Capital Event" shall mean the receipt by the Corporation and the Trust of a written opinion of independent bank regulatory counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Corporation or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities, the Capital Securities do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 1 Capital (or its then equivalent) if the Corporation is a bank holding company or if the Corporation is a savings and loan holding company and is then subject to similar capital adequacy requirements; provided, however, that the distribution of the Securities in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event.

     "Responsible Officer" shall mean any officer of the Debenture Trustee's Corporate Trust Administration department with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Debenture Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Security" shall mean Securities that bear or are required to bear the legends relating to transfer restrictions under the Securities Act set forth in Exhibit A hereto.

     "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     "Securities" shall mean the Corporation's 10.18% Junior Subordinated Deferrable Interest Debentures due June 8, 2031, as authenticated and issued under this Indenture.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securityholder," "holder of Securities," or other similar terms, shall mean any Person in whose name at the time a particular Security is registered in the Security Register kept by the Corporation or the Debenture Trustee for that purpose in accordance with the terms of this Indenture.

     "Security Register" shall mean (i) prior to a Dissolution Event, the list of holders provided to the Debenture Trustee pursuant to Section 4.01, and (ii) following a Dissolution Event, any security register maintained by a security registrar for the Securities appointed by the Corporation following the execution of a supplemental indenture providing for transfer procedures as provided for in Section 2.06(a).

     "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post petition interest is allowed in such proceedings), on all Indebtedness, whether outstanding on the date of execution of this Indenture, or hereafter created, assumed or incurred, except Indebtedness Ranking on a

Parity with the Securities or Indebtedness Ranking Junior to the Securities, and any deferrals, renewals or extensions of such Senior Indebtedness.

     "Special Event" shall mean an Investment Company Event, a Regulatory Capital Event or a Tax Event, as the context requires.

     "Special Event Prepayment Price" shall mean, with respect to any prepayment of the Securities following a Special Event, an amount in cash equal to (i) 106.090% of the principal amount of the Securities to be prepaid if the Special Event occurs prior to June 8, 2011 and (ii) if the Special Event occurs on or after June 8, 2011, the amount of the Optional Prepayment Price (calculated as if the Corporation had prepaid such Securities on such date), plus, in the case of (i) and (ii), any accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the date of such prepayment.

     "Subscription Agreement" shall mean the Capital Securities Subscription Agreement, dated March 21, 2001, by and among the Corporation, the Trust and the Purchaser named therein.

     "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, limited liability company or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Tax Event" shall mean the receipt by the Trust and the Corporation of a written opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) the interest payable by the Corporation on the Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Trust" shall mean First Community Capital Trust I, a Delaware business trust created for the purpose of issuing its undivided beneficial interests in connection with the issuance of Securities under this Indenture.

     "Trust Securities" shall mean, collectively, the Capital Securities and the Common Securities.

     "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), are not callable or prepayable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction with respect to the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

SECTION 1.02.  Business Day Certificate.

     On the date of execution and delivery of this Indenture (with respect to the remainder of calendar year 2001) and within 15 days prior to the end of each calendar year while this Indenture remains in effect (with respect to succeeding calendar years), the Corporation shall deliver to the Debenture Trustee an Officers' Certificate specifying the days on which banking institutions or trust companies in Wilmington, Delaware, Houston, Texas and New York, New York are then authorized or obligated by law or executive order to remain closed.

                                  ARTICLE II
                                  SECURITIES

SECTION 2.01.  Forms Generally.

     The Securities and the Debenture Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02.  Execution and Authentication.

     An Officer shall sign the Securities for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Debenture Trustee. The signature of the Debenture Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Debenture Trustee shall, upon a Corporation Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed, $5,155,000 aggregate principal amount of the Securities, except as provided in Sections 2.06, 2.07, 2.08 and 14.05.

SECTION 2.03.  Form and Payment.

     The Securities shall be issued in fully registered certificated form without interest coupons. Principal of and premium, if any, and interest on the Securities will be payable in immediately available funds, the transfer of such Securities will be registerable and such Securities will be exchangeable for Securities bearing identical terms and provisions, at the office or agency of the Corporation maintained for such purpose under Section 3.02; provided, however, that payments of interest shall be made by transfer to an account maintained by the Person entitled thereto unless proper transfer instructions have not been received in writing by the relevant record date, in which case such payments shall be made by check mailed to the holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of the principal of and premium, if any, and interest (including Compounded Interest if any) and Additional Sums, if any, on such Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.04.  Legends.

     Except as otherwise determined by the Corporation in accordance with applicable law, each Security shall bear the applicable legends relating to restrictions on transfer pursuant to the Securities Act and any other applicable securities laws in substantially the form set forth on Exhibit A hereto.

SECTION 2.05.  Interest.

     (a) Each Security will bear interest, at the rate of 10.18% per annum (the "Coupon Rate"), from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 28, 2001, until the principal thereof becomes due and payable, and at the Coupon Rate on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded semi-annually, payable (subject to the provisions of Article XVI) semi-annually in arrears on June 8 and December 8 of each year, commencing June 8, 2001 (each, an "Interest Payment Date"), to the Person in whose name such Security or any predecessor Security is registered at the close of business on the regular record date for such interest installment, which shall be the 15th day of the month immediately preceding the month in which the relevant Interest Payment Date falls.

     (b) The amount of interest payable on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     (c) During such time as the Property Trustee is the holder of any Securities, the Corporation shall pay any additional amounts on the Securities as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

SECTION 2.06.  Transfer and Exchange.
     (a)  Transfer Restrictions.

          (i) The Securities may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Corporation in accordance with applicable law. Upon any distribution of the Securities following a Dissolution Event, the Corporation and the Debenture Trustee shall enter into a supplemental indenture pursuant to Section 9.01 to provide for the transfer restrictions and procedures with respect to the Securities substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at such time.

          (ii) The Securities will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and in multiples of $1,000 in excess thereof. Any attempted transfer of the Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be voided and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a holder of such Securities for any purpose, including, but not limited to the receipt of payments on such Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Securities.

     (b) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Corporation shall execute and the Debenture Trustee shall authenticate Securities at the request of the security registrar. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     No service charge shall be made to a holder for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     The Corporation shall not be required to: (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of prepayment or any notice of selection of Securities for prepayment under Article XIV hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Security so selected for prepayment in whole or in part, except the nonprepaid portion of any Security being prepaid in part.

     Prior to due presentment for the registration of a transfer of any Security, the Debenture Trustee, the Corporation and any agent of the Debenture Trustee or the Corporation may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest on such Securities, and none of the Debenture Trustee, the Corporation or any agents of the Debenture Trustee or the Corporation shall be affected by notice to the contrary.

     (c) Exchanges in Connection With a Dissolution Event. In connection with a Dissolution Event, the Securities shall be presented to the Debenture Trustee by the Property Trustee and any Capital Security certificates which represent Capital Securities will be deemed to represent a beneficial interest in Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities until such Capital Security certificates are presented to the security registrar for the Securities for transfer or reissuance, at which time such Capital Security certificates will be canceled, and a Security in a Like Amount, registered in the name of the holder of the Capital Security certificate or the transferee of the holder of such Capital Security certificate, as the case may be, will be executed by the Corporation and delivered to the Debenture Trustee for authentication and delivery in accordance with this Indenture; and upon the issuance of such Securities to the holders, or transferee of the holder, of such Capital Security certificate, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Debenture Trustee will be canceled.

SECTION 2.07.  Replacement Securities.

     If any mutilated Security is surrendered to the Debenture Trustee, or the Corporation and the Debenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Corporation shall issue and the Debenture Trustee shall authenticate a replacement Security if the Debenture Trustee's requirements for replacements of Securities are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Debenture Trustee and the Corporation to protect the Corporation, the Debenture Trustee, any agent thereof or any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Corporation or the Debenture Trustee may charge for its expenses in replacing a Security.

     Every replacement Security is an obligation of the Corporation and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08.  Temporary Securities.

     Pending the preparation of definitive Securities, the Corporation may execute, and upon Corporation Order the Debenture Trustee shall authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Corporation shall cause definitive Securities to be prepared without unreasonable delay. The definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Corporation for such purpose pursuant to Section 3.02 hereof, without charge to the holder thereof. Upon surrender for cancellation of any one or more temporary Securities, the Corporation shall execute, and the Debenture Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.09.  Cancellation.

     The Corporation at any time may deliver Securities to the Debenture Trustee for cancellation. The Debenture Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Securities to the Corporation. The Corporation may not issue new Securities to replace Securities that have been prepaid or paid or that have been delivered to the Debenture Trustee for cancellation.

SECTION 2.10.  Defaulted Interest.

     Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Corporation, at its election, as provided in clause (a) or clause (b) below:

          (a) The Corporation may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Debenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Debenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Debenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Debenture Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Debenture Trustee of the notice of the proposed payment. The Debenture Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted

     Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

          (b) The Corporation may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Debenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Debenture Trustee.

SECTION 2.11.  CUSIP Numbers.

     The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Debenture Trustee shall use "CUSIP" numbers in notices of prepayment as a convenience to Securityholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a prepayment and that reliance may be placed only on the other identification numbers printed on the Securities, and any such prepayment shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Debenture Trustee of any change in the CUSIP numbers.

                                  ARTICLE III
                    PARTICULAR COVENANTS OF THE CORPORATION

SECTION 3.01.  Payment of Principal and Interest.

     The Corporation covenants and agrees for the benefit of the holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Securities at the place, at the respective times and in the manner provided herein. The Corporation further covenants to pay any and all amounts due in respect of the Securities, including, without limitation, Additional Sums, as may be required pursuant to
Section 2.05(c) and Compounded Interest, as may be required pursuant to Section 16.01.

SECTION 3.02.  Offices for Notices and Payments, etc.

     So long as any of the Securities remain outstanding, the Corporation will maintain in Wilmington, Delaware an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Corporation in respect of the Securities or this Indenture may be served. The Corporation will give to the Debenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Corporation in a notice to the Debenture Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Debenture Trustee. In case the Corporation shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Debenture Trustee.

     In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies outside Wilmington, Delaware where the Securities may be presented for payment, for registration of transfer and for exchange and where notices and demands to or upon the Corporation in respect of the Securities or this Indenture may be served in the manner provided in this Indenture, and the Corporation may from time to time rescind such designation, as the Corporation may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain any such office or agency in Wilmington, Delaware for the purposes above mentioned. The Corporation will give to the Debenture Trustee prompt written notice of any such designation or rescission thereof.

SECTION 3.03.  Appointments to Fill Vacancies in Debenture Trustee's Office.

     The Corporation, whenever necessary to avoid or fill a vacancy in the office of Debenture Trustee, will appoint, in the manner provided in Section 6.10, a Debenture Trustee, so that there shall at all times be a Debenture Trustee hereunder.

SECTION 3.04.  Provision as to Paying Agent.

     (a) If the Corporation shall appoint a paying agent other than the Debenture Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Debenture Trustee an instrument in which such agent shall agree with the Debenture Trustee, subject to the provisions of this Section 3.04,

          (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Securities (whether such sums have been paid to it by the Corporation or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities; and

          (2) that it will give the Debenture Trustee notice of any failure by the Corporation (or by any other obligor on the Securities) to make any payment of the principal of or premium, if any, or interest (including Additional Sums and Compounded Interest, if any) on the Securities when the same shall be due and payable.

     (b) If the Corporation shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Debenture Trustee of any failure to take such action and of any failure by the Corporation (or by any other obligor under the Securities) to make any payment of the principal of and premium, if any, or interest on the Securities when the same shall become due and payable.

     (c) Anything in this Section 3.04 to the contrary notwithstanding, the Corporation may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Debenture Trustee all sums payable with respect to the Securities, such sums to be held by the Debenture Trustee upon the trusts herein contained.


     (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.

SECTION 3.05.  Certificate to Debenture Trustee.

     The Corporation will deliver to the Debenture Trustee on or before 120 days after the end of each fiscal year of the Corporation, commencing with the first fiscal year ending after the date hereof, so long as Securities are outstanding hereunder, an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Corporation, stating that in the course of the performance by the signers of their duties as officers of the Corporation they would normally have knowledge of any Default by the Corporation in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge, the nature thereof and the action, if any, the Corporation intends to undertake as a result of such Default.

SECTION 3.06.  Compliance with Consolidation Provisions.

     The Corporation will not, while any of the Securities remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of
Article X hereof are complied with.

SECTION 3.07.  Limitation on Dividends.

     The Corporation will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of Common Stock related to the issuance of Common

Stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) such Securities are held by the Property Trustee, and the Corporation shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period and shall not have rescinded such notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be continuing.

SECTION 3.08.  Covenants as to the Trust.

     In the event Securities are issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Corporation (i) will maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any successor of the Corporation, permitted pursuant to Article X, may succeed to the Corporation's ownership of such Common Securities, (ii) will use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes, (iii) will use commercially reasonable efforts to cause each holder of the Trust Securities to be treated as owning an undivided beneficial interest in the Securities and (iv) will not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding-up or liquidation of the Trust, except as provided in the Declaration.

SECTION 3.09.  Payment of Expenses.

     In connection with the offering, sale and issuance of the Securities to the Trust and in connection with the sale of the Trust Securities by the Trust, the Corporation, in its capacity as borrower with respect to the Securities, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Securities, including compensation of the Debenture Trustee in accordance with the provisions of Section 6.06;

     (b) pay all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization of the Trust, the sale and issuance of the Trust Securities (including commissions payable to the Placement Agent pursuant to the Placement Agency Agreement in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of the Trust;

     (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration;

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

     (e) pay all other fees, expenses, debts and obligations (other than in respect of the Trust Securities) related to the Trust.

SECTION 3.10.  Payment Upon Resignation or Removal.

     Upon termination of this Indenture or the removal or resignation of the Debenture Trustee, unless otherwise stated, the Corporation shall pay to the Debenture Trustee all amounts accrued and owing to the Debenture Trustee to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Corporation shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued and owing to such trustee(s) to the date of such termination, removal or resignation.

                                  ARTICLE IV
                   LIST OF SECURITYHOLDERS AND REPORTS BY THE
                     CORPORATION AND THE DEBENTURE TRUSTEE

SECTION 4.01.  List of Securityholders.

     The Corporation covenants and agrees that it will furnish or cause to be furnished to the Debenture Trustee:

     (a) on a semi-annual basis on each regular record date for the Securities, a list, in such form as the Debenture Trustee may reasonably require, of the names and addresses of the Securityholders as of such record date; and

     (b) at such other times as the Debenture Trustee may request in writing, within 30 days after the receipt by the Corporation, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, no such lists need be furnished so long as the Debenture Trustee is in possession thereof by reason of its acting as security registrar for the Securities.

SECTION 4.02.  Preservation and Disclosure of Lists.

     (a) The Debenture Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Securities (1) contained in the most recent list furnished to it as provided in Section 4.01 or (2) received by it in the capacity of security registrar (if so acting) hereunder. The Debenture Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

     (b) In case three or more holders of Securities (hereinafter referred to as "applicants") apply in writing to the Debenture Trustee and furnish to the Debenture Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities or with holders of all Securities with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Debenture Trustee shall, within five Business Days after the receipt of such application, at its election, either:

     (1) afford such applicants access to the information preserved at the time by the Debenture Trustee in accordance with the provisions of subsection (a) of this Section 4.02, or

     (2) inform such applicants as to the approximate number of holders of all Securities whose names and addresses appear in the information preserved at the time by the Debenture Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

     If the Debenture Trustee shall elect not to afford such applicants access to such information, the Debenture Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Debenture Trustee in accordance with the provisions of subsection (a) of this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Debenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five Business Days after such tender, the Debenture Trustee shall mail to such applicants and, if required by law, file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Debenture Trustee, such mailing would be contrary to the best interests of the holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Debenture Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Debenture Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Each and every holder of Securities, by receiving and holding the same, agrees with the Corporation and the Debenture Trustee that neither the Corporation nor the Debenture Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Debenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 4.03.  Reports by the Corporation.

     (a) The Corporation covenants and agrees to file with the Debenture Trustee, within 15 days after the date on which the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of such sections, then to provide to the Debenture Trustee, such of the supplementary and periodic information, documents and reports which would have been required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange or copies of the call reports that the Corporation is required to file with its primary federal banking regulator. The Corporation also covenants and agrees to comply with the provisions of Section 314(a) of the Trust Indenture Act.

     (b) The Corporation covenants and agrees to file with the Debenture Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Corporation covenants and agrees to transmit by mail to MMCapS/SM/ Funding I, Ltd. and to all holders of Securities, as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Debenture Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsections (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission.

     (d) Delivery of such reports, information and documents to the Debenture Trustee is for informational purposes only and the Debenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Debenture Trustee is entitled to rely exclusively on Officers' Certificates).

     (e) So long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A under the Securities Act, the Corporation shall, upon request, provide the information required by clause
(d)(4) thereunder to each Securityholder and to each beneficial owner and prospective purchaser of Securities identified by each Securityholder of

Restricted Securities, unless such information is furnished to the Commission pursuant to Section 13 or l5(d) of the Exchange Act.

SECTION 4.04.  Reports by the Debenture Trustee.

     (a) The Debenture Trustee shall transmit to Securityholders such reports concerning the Debenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Debenture Trustee shall, within 60 days after the date hereof, and no later than the anniversary date hereof in each succeeding year, deliver to Securityholders a brief report, dated as of each such date which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Debenture Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Corporation. The Corporation will promptly notify the Debenture Trustee when the Securities are listed on any stock exchange.

                                   ARTICLE V
                     REMEDIES OF THE DEBENTURE TRUSTEE AND
                     SECURITYHOLDERS UPON EVENT OF DEFAULT

SECTION 5.01.  Events of Default.

     One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest (including Compounded Interest and Additional Sums, if any) on the Securities or any Other Debentures (about which a Responsible Officer of the Debenture Trustee has actual knowledge) when due, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Corporation in accordance with the terms hereof or thereof shall not constitute a default in the payment of interest for this purpose; or

     (b) default in the payment of any principal of (or premium, if any, on) the Securities or any Other Debentures (about which a Responsible Officer of the Debenture Trustee has actual knowledge) when due, whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

     (c) default in the performance, or breach, of any covenant or warranty of the Corporation in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by the Debenture Trustee or to the Corporation and the Debenture Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (e) the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     If an Event of Default with respect to Securities at the time outstanding occurs and is continuing, then in every such case the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Debenture Trustee if given by the holders of the outstanding Securities), and upon any such declaration the same shall become immediately due and payable.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Corporation shall pay or shall deposit with the Debenture Trustee a sum sufficient to pay
(A) all matured installments of interest (including Compounded Interest and Additional Sums, if any) on all the Securities and the principal of and premium, if any, on any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit) and (B) such amount as shall be sufficient to cover compensation due to the Debenture Trustee and each predecessor Debenture Trustee, their respective agents, attorneys and counsel, pursuant to Section 6.06, and (ii) any and all Events of Default under the Indenture, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, in every such case, the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Corporation and to the Debenture Trustee, may rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     In case the Debenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Debenture Trustee, then and in every such case the Corporation, the Debenture Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Corporation, the Debenture Trustee and the holders of the Securities shall continue as though no such proceeding had been taken.

SECTION 5.02.  Payment of Securities on Default; Suit Therefor.

     The Corporation covenants that (a) in case default shall be made in the payment of any installment of interest (including Compounded Interest and Additional Sums, if any) on any of the Securities as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Securities as and when the same shall have become due and payable, whether at maturity of the Securities or upon prepayment or by declaration or otherwise, then, upon demand of the Debenture Trustee, the Corporation will pay to the Debenture Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal and premium, if any, or interest (including Compounded Interest and Additional Sums, if any), with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by the Trust or a trustee of such Trust, without duplication of any other amounts paid by the Trust or a trustee in respect thereof) upon the overdue installments of interest (including Compounded Interest and Additional Sums, if any) at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Debenture Trustee, its agents, attorneys and counsel, and any other amount due to the Debenture Trustee pursuant to Section 6.06.

     In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Debenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor on the Securities and collect in the manner provided by law out of the property of the Corporation or any other obligor on the Securities, wherever situated, the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation or any other obligor on the Securities under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Corporation or such other obligor, or in the case of any other similar judicial proceedings relative to the Corporation or other obligor upon the Securities, or to the creditors or property of the Corporation or such other obligor, the Debenture Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Debenture Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Debenture Trustee (including any claim for amounts due to the Debenture Trustee pursuant to Section 6.06) and of the Securityholders allowed in such judicial proceedings relative to the Corporation or any other obligor on the Securities, or to the creditors or property of the Corporation or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Debenture Trustee, and, in the event that the Debenture Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Debenture Trustee such amounts as shall be sufficient to cover reasonable compensation to, and expenses of, the Debenture Trustee, each predecessor Debenture Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Debenture Trustee pursuant to Section 6.06.

     Nothing herein contained shall be construed to authorize the Debenture Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Debenture Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Debenture Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Debenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities.

     In any proceedings brought by the Debenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Debenture Trustee shall be a party), the Debenture Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

SECTION 5.03.  Application of Moneys Collected by Debenture Trustee.

     Any moneys collected by the Debenture Trustee shall be applied in the following order, at the date or dates fixed by the Debenture Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses of collection applicable to the Securities and all other amounts due to the Debenture Trustee under Section 6.06;

     Second: To the payment of all Senior Indebtedness of the Corporation if and to the extent required by Article XV;

     Third: To the payment of the amounts then due and unpaid upon Securities for principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) on the Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Securities for principal (and premium, if any) and interest, respectively; and

     Fourth: To the Corporation.

SECTION 5.04.  Proceedings by Securityholders.

     No holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Debenture Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Debenture Trustee to institute such action, suit or proceeding in its own name as Debenture Trustee hereunder and shall have offered to the Debenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Debenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Debenture Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities.

     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on (including Compounded Interest and Additional Sums, if any) such Security, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder, and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security with every other such taker and holder and the Debenture Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Debenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     The Corporation and the Debenture Trustee acknowledge that pursuant to the Declaration, the holders of Capital Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action with respect to any Event of Default referred to in clause (a) or
(b) of Section 5.01.

SECTION 5.05.  Proceedings by Debenture Trustee.

     In case an Event of Default occurs with respect to Securities and is continuing, the Debenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Debenture Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Debenture Trustee by this Indenture or by law.

SECTION 5.06.  Remedies Cumulative and Continuing.

     All powers and remedies given by this Article V to the Debenture Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Debenture Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Securities, and no delay or omission of the Debenture Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Debenture Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Debenture Trustee or by the Securityholders.

SECTION 5.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

     The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee; provided, however, that (subject to the provisions of Section 6.01) the Debenture Trustee shall have the right to decline to follow any such direction if the Debenture Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Debenture Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Debenture Trustee in good faith by one of its Responsible Officers shall determine that the action or proceedings so directed would involve the Debenture Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all of the Securities waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of (or premium, if any) or interest on (including Compounded Interest and Additional Sums, if any) any of the Securities (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including Compounded Interest and Additional Sums, if any) and principal (and premium, if any), due otherwise than by acceleration has been deposited with the Debenture Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Security affected; provided, however, that if the Securities are held by the Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Debenture Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

SECTION 5.08.  Notice of Defaults.

     (a) The Debenture Trustee shall, within 90 days after the Debenture Trustee has knowledge of the occurrence of a Default with respect to the Securities, mail to all Securityholders, as the names and addresses of such holders appear upon the Security Register, notice of all such Defaults, unless such Default shall have been cured before the giving of such notice (the term "Default" for the purpose of this Section 5.08 being hereby defined to be any of the events specified in clauses (a), (b), (c), (d) and (e) of Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause (c) of Section 5.01); provided, however, that, except in the case of Default in the payment of the principal of (or premium, if any) or interest (including Compounded Interest or Additional Sums, if any) on any of the Securities, the Debenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Debenture Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders; provided, further, that in the case of any Default of the character specified in Section 5.01(c), no such notice to Securityholders shall be given until at least 60 days after the occurrence thereof, but shall be given within 90 days after such occurrence.

     (b) Within ten Business Days after the Debenture Trustee has knowledge of the occurrence of any Event of Default, the Debenture Trustee shall transmit notice of such Event of Default to all Securityholders as their names and addresses appear on the Security Register, unless such Event of Default shall have been cured or waived.

SECTION 5.09.  Undertaking to Pay Costs.

     All parties to this Indenture agree, and each holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Debenture Trustee for any action taken or omitted by it as Debenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Debenture Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on any Security against the Corporation on or after the same shall have become due and payable.

                                  ARTICLE VI
                        CONCERNING THE DEBENTURE TRUSTEE

SECTION 6.01.  Duties and Responsibilities of Debenture Trustee.

     With respect to the holders of the Securities issued hereunder, the Debenture Trustee, prior to the occurrence of an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) has occurred (which has not been cured or waived), the Debenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     No provision of this Indenture shall be construed to relieve the Debenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) and after the curing or waiving of all such Events of Default which may have occurred,

          (1) the duties and obligations of the Debenture Trustee shall be determined solely by the express provisions of this Indenture, and the Debenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Debenture Trustee; and

          (2) in the absence of bad faith on the part of the Debenture Trustee, the Debenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Debenture Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Debenture Trustee, the Debenture Trustee shall be under a duty to examine the same to determine whether or not it conforms on its face to the requirements of this Indenture;

     (b) the Debenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Debenture Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Debenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred upon the Debenture Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it reasonably believes that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 6.02.  Reliance on Documents, Opinions, etc.

     Except as otherwise provided in Section 6.01:

     (a) the Debenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Corporation mentioned herein may be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Debenture Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Corporation;

     (c) the Debenture Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Debenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Debenture Trustee reasonable and sufficient security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Debenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Debenture Trustee of the obligation, upon the occurrence of an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

     (f) the Debenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Securities; provided, however, that if the payment within a reasonable time to the Debenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Debenture Trustee, not reasonably assured to the Debenture Trustee by the security afforded to it by the terms of this Indenture, the Debenture Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

     (g) the Debenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Debenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

     (h) notwithstanding any provision in this Indenture to the contrary, the Debenture Trustee shall not be charged with knowledge of any Default or Event of Default unless (1) such Default or Event of Default falls within Section 5.01(a) (other than a default with respect to the payment or nonpayment of Compounded Interest or

          Additional Sums or, unless the Debenture Trustee is also trustee with respect thereto, amounts on any Other Debentures) or Section 5.01(b) (other than a default with respect to the payment or nonpayment of amounts on any Other Debentures unless the Debenture Trustee is also trustee with respect thereto) of this Indenture, (2) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (3) written notice of such Default or Event of Default shall have been given to the Debenture Trustee by the Corporation or any other obligor on the Securities or by any holder of the Securities; and

     (i) the Debenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith, without negligence or willful misconduct and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 6.03.  No Responsibility for Recitals, etc.

     The recitals contained herein and in the Securities (except in the certificate of authentication of the Debenture Trustee or the Authenticating Agent) shall be taken as the statements of the Corporation, and the Debenture Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Debenture Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Debenture Trustee and the Authenticating Agent shall not be accountable for the use or application by the Corporation of any Securities or the proceeds of any Securities authenticated and delivered by the Debenture Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

SECTION 6.04. Debenture Trustee, Authenticating Agent, Paying Agents, Transfer Agents and Registrar May Own Securities.

     The Debenture Trustee or any Authenticating Agent or any paying agent or any transfer agent or any security registrar for the Securities, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Debenture Trustee, Authenticating Agent, paying agent, transfer agent or security registrar for the Securities.

SECTION 6.05.  Moneys to be Held in Trust.

     Subject to the provisions of Section 11.04, all moneys received by the Debenture Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Debenture Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by an Officer thereof.

SECTION 6.06.  Compensation and Expenses of Debenture Trustee.

     The Corporation, as issuer of Securities under this Indenture, covenants and agrees to pay to the Debenture Trustee from time to time, and the Debenture Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Corporation and the Debenture Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Corporation also covenants to indemnify each of the Debenture Trustee (including in its individual capacity) and any predecessor Debenture Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, action, suit, liability or expense including taxes (other than taxes based on the income of the Debenture Trustee) incurred without negligence or bad faith on the part of the Debenture Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Corporation under this Section 6.06 to compensate and indemnify the Debenture Trustee and to pay or reimburse the Debenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Debenture Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

     When the Debenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the resignation or removal of the Debenture Trustee and the defeasance or other termination of this Indenture.

SECTION 6.07.  Officers' Certificate as Evidence.

     Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture, the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Debenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Debenture Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Debenture Trustee, shall be full warrant to the Debenture Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 6.08.  Conflicting Interest of Debenture Trustee.

     If the Debenture Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Debenture Trustee and the Corporation shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act.

SECTION 6.09.  Eligibility of Debenture Trustee.

     The Debenture Trustee hereunder shall at all times be a Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Debenture Trustee.

     In case at any time the Debenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Debenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.10.  Resignation or Removal of Debenture Trustee.

     (a) The Debenture Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of the Securities at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees, in accordance with the provisions of Section 6.09, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Debenture Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Debenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

    (b)  In case at any time any of the following shall occur:

          (1)  the Debenture Trustee shall fail to comply with the provisions of
               Section 6.08 after written request therefor by the Corporation, or by MMCapS/SM/ Funding I, Ltd. or by any other Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

          (2) the Debenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Corporation, by MMCapS/SM/ Funding I, Ltd. or by any other Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

          (3) the Debenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Debenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Debenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Debenture Trustee and appoint a successor trustee, in accordance with the provisions of Section 6.09, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Debenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, MMCapS/SM/ Funding I, Ltd. or any other Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Debenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Debenture Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Debenture Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after written notification of such nomination the Corporation objects thereto, or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Debenture Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Debenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

SECTION 6.11.  Acceptance by Successor Debenture Trustee.

     Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of all amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

     No successor trustee shall accept appointment as provided in this Section
6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 6.11, the Corporation shall mail notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security Register. If the Corporation fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

SECTION 6.12.  Succession by Merger, etc.

     Any Person into which the Debenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Debenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Debenture Trustee, shall be the successor of the Debenture Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case any Securities shall have been authenticated but not delivered at the time such successor to the Debenture Trustee shall succeed to the trusts created by this Indenture, any such successor to the Debenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Debenture Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Securities or this Indenture elsewhere provides that the certificate of the Debenture Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Debenture Trustee or authenticate Securities in the name of any predecessor Debenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.13.  Limitation on Rights of Debenture Trustee as a Creditor.

     The Debenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Debenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

SECTION 6.14.  Authenticating Agents.

     There may be one or more Authenticating Agents appointed by the Debenture Trustee upon the request of the Corporation with power to act on the Debenture Trustee's behalf and subject to the Debenture Trustee's direction in the authentication and delivery of Securities issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided, however, that the Debenture Trustee shall have no liability to the Corporation for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall at all times be a Person organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

     Any Person into which any Authenticating Agent may be merged, converted or with which it may be consolidated, or any Person resulting from any merger or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor Person is otherwise eligible under this Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Debenture Trustee and to the Corporation. The Debenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Debenture Trustee may, and upon the request of the Corporation shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Corporation and shall mail notice of such appointment to all Securityholders as the names and addresses of such holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

     The Corporation, as issuer of the Securities, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Debenture Trustee.

                                  ARTICLE VII
                        CONCERNING THE SECURITYHOLDERS

SECTION 7.01.  Action by Securityholders.

     Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument (including by way of electronic transmission) or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

     If the Corporation shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 7.02.  Proof of Execution by Securityholders.

     Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Debenture Trustee or in such manner as shall be satisfactory to the Debenture Trustee. The ownership of Securities shall be proved by the Security Register or by a certificate of the security registrar for the Securities. The Debenture Trustee may require such additional proof of any matter referred to in this Section 7.02 as it shall deem necessary.

     The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

SECTION 7.03.  Who Are Deemed Absolute Owners.

     Prior to due presentment for registration of transfer of any Security, the Corporation, the Debenture Trustee, any Authenticating Agent, any paying agent, any transfer agent and any security registrar for the Securities may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him or her as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.05) interest on such Security and for all other purposes; and neither the Corporation nor the Debenture Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any security registrar for the Securities shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his or her order shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 7.04.  Securities Owned by Corporation Deemed Not Outstanding.

     In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Corporation or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Debenture Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Debenture Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee's right to vote such Securities and that the pledgee is not the Corporation or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Debenture Trustee taken upon the advice of counsel shall be full protection to the Debenture Trustee.

SECTION 7.05.  Revocation of Consents; Future Holders Bound.

     At any time prior to (but not after) the evidencing to the Debenture Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor), subject to Section 7.01, the serial number of which is shown by the evidence to be included in the group of Securities the holders of which have consented to such action, may, by filing written notice with the Debenture Trustee at its principal office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

                                 ARTICLE VIII
                          MEETINGS OF SECURITYHOLDERS

SECTION 8.01.  Purposes of Meetings.

     A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

     (a) to give any notice to the Corporation or to the Debenture Trustee, or to give any directions to the Debenture Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article V;

     (b) to remove the Debenture Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

SECTION 8.02.  Call of Meetings by Debenture Trustee.

     The Debenture Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in Wilmington, Delaware as the Debenture Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

SECTION 8.03.  Call of Meetings by Corporation or Securityholders.

     In case at any time the Corporation, pursuant to a resolution of the Board of Directors, or the holders of at least 20% in aggregate principal amount of the Securities then outstanding, shall have requested the Debenture Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Debenture Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Securityholders may determine the time and the place in Houston, Texas for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

SECTION 8.04.  Qualifications for Voting.

     To be entitled to vote at any meeting of Securityholders, a Person shall be
(a) a holder of one or more Securities or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Debenture Trustee and its counsel and any representatives of the Corporation and its counsel.

SECTION 8.05.  Regulations.

     Notwithstanding any other provisions of this Indenture, the Debenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Debenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Securityholders as provided in Section 8.03, in which case the Corporation or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     Subject to the provisions of Section 8.04, at any meeting each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority of those present, and the meeting may be held as so adjourned without further notice.

SECTION 8.06.  Voting.

     The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Debenture Trustee to be preserved by the Debenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE IX
                                  AMENDMENTS

SECTION 9.01.  Without Consent of Securityholders.

     The Corporation and the Debenture Trustee may from time to time and at any time amend this Indenture, without the consent of the Securityholders, for one or more of the following purposes:

     (a) to evidence the succession of another Person to the Corporation, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Corporation pursuant to Article X hereof;

     (b) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors and the Debenture Trustee shall consider to be for the protection of the Securityholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Debenture Trustee upon such default;

     (c) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

     (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, provided that any such action shall not materially adversely affect the interests of the holders of the Securities;

     (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities;

     (f) to make provision for transfer procedures, certification, book entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and all other matters required pursuant to
          Section 2.06 or otherwise necessary, desirable or appropriate in connection with the issuance of Securities to holders of Capital Securities in the event of a distribution of Securities by the Trust following a Dissolution Event, provided that any such action shall not materially adversely affect the interests of the holders of the Securities;

     (g) to qualify or maintain qualification of this Indenture under the Trust Indenture Act; or

     (h) to make any change that does not adversely affect the rights of any Securityholder in any material respect.

     The Debenture Trustee is hereby authorized to join with the Corporation in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Debenture Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any amendment to this Indenture authorized by the provisions of this
Section 9.01 may be executed by the Corporation and the Debenture Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02.  With Consent of Securityholders.

     With the consent (evidenced as provided in Section 7.01) of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, the Corporation, when authorized by a Board Resolution, and the Debenture Trustee may from time to time and at any time amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such amendment shall, without the consent of the holders of each Security then outstanding and affected thereby (i) change the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon (except as contemplated by Article XVI), or reduce or increase the aggregate principal amount of the series of which such Security is a part or issue any additional Securities other than as expressly provided for herein, or change any prepayment provisions, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any Securityholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such amendment to the Indenture; provided, however, that if the Securities are held by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided, further, that if the consent of the holder of each outstanding Security is required, such amendment shall not be effective until the holder of each outstanding Trust Security shall have consented to such amendment.

     Upon the request of the Corporation accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture effecting such amendment, and upon the filing with the Debenture Trustee of evidence of the consent of Securityholders as aforesaid, the Debenture Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Debenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Promptly after the execution by the Corporation and the Debenture Trustee of any supplemental indenture pursuant to the provisions of this Section, the Debenture Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Corporation, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Debenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

     Any supplemental indenture executed pursuant to the provisions of this
Article IX shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Debenture Trustee, the Corporation and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04.  Notation on Securities.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Debenture Trustee as to any matter provided for in such supplemental indenture. If the Corporation or the Debenture Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Debenture Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation, authenticated by the Debenture Trustee or the Authenticating Agent and delivered in exchange for the Securities then outstanding.

SECTION 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Debenture Trustee.

     The Debenture Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

                                   ARTICLE X
          CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER AND LEASE

SECTION 10.01.  Corporation May Consolidate, etc., on Certain Terms.

     Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Corporation with or into any other Person (whether or not affiliated with the Corporation, as the case may be), or successive consolidations or mergers in which the Corporation or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Corporation, or its successor or successors as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Corporation, or its successor or successors, as the case may be) authorized to acquire and operate the same; provided, that (a) the Corporation is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (b) if the Corporation is not the surviving Person, upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Corporation shall be expressly assumed by the surviving Person, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Debenture Trustee, executed and delivered to the Debenture Trustee by the Person formed by such consolidation, or into which the Corporation shall have been merged, or by the Person which shall have acquired such property, as the case may be, and (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default shall have occurred and be continuing.

SECTION 10.02.  Successor Person to be Substituted for Corporation.

     In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Debenture Trustee and satisfactory in form to the Debenture Trustee, of the obligation of due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor

Person shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as a party hereto, and the Corporation thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Debenture Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Debenture Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by any Officer of the Corporation to the Debenture Trustee or the Authenticating Agent for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Debenture Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

SECTION 10.03.  Opinion of Counsel to be Given Debenture Trustee.

     The Debenture Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this
Article X.

                                  ARTICLE XI
                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 11.01.  Discharge of Indenture.

     When (a) the Corporation shall deliver to the Debenture Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.07) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Debenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for prepayment within one year under arrangements satisfactory to the Debenture Trustee for the giving of notice of prepayment, and the Corporation shall deposit with the Debenture Trustee, in trust, funds sufficient to pay on the Maturity Date or upon prepayment all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in
Section 2.07) not theretofore canceled or delivered to the Debenture Trustee for cancellation, including principal (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) due or to become due to the Maturity Date or prepayment date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on the Securities (1) theretofore repaid to the Corporation in accordance with the provisions of Section 11.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if, in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.02, 2.06, 2.07, 3.01, 3.02, 3.04, 6.06, 6.10 and 11.04 hereof, which shall survive until such Securities shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Debenture Trustee, on demand of the Corporation accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Corporation, however, hereby agrees to reimburse the Debenture Trustee for any costs or expenses thereafter reasonably and properly incurred by the Debenture Trustee in connection with this Indenture or the Securities.

SECTION 11.02. Deposited Moneys and U.S. Government Obligations to be Held in Trust by Debenture Trustee.

     Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Debenture Trustee pursuant to Sections 11.01 or
11.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys or U.S. Government Obligations have been deposited with the Debenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

     The Corporation shall pay and indemnify the Debenture Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Securities.

SECTION 11.03.  Paying Agent to Repay Moneys Held.

     Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Debenture Trustee) shall, upon written demand of the Corporation, be repaid to it or paid to the Debenture Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 11.04.  Return of Unclaimed Moneys.

     Any moneys deposited with or paid to the Debenture Trustee or any paying agent for payment of the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Corporation by the Debenture Trustee or such paying agent; and the holder of any of the Securities shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect and all liability of the Debenture Trustee or such paying agent with respect to such moneys shall thereupon cease.

SECTION 11.05.  Defeasance Upon Deposit of Moneys or U.S. Government
                Obligations.

     The Corporation shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied:

     (a) the Corporation shall have deposited or caused to be deposited irrevocably with the Debenture Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Debenture Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest on and premium, if any, on the outstanding Securities on the dates such installments of principal and interest (and premium, if any) are due;

     (b) if the Securities are then listed on any national securities exchange, the Corporation shall have delivered to the Debenture Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.05 would not cause such Securities to be delisted from such exchange;

     (c) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit; and

     (d) the Corporation shall have delivered to the Debenture Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 11.05 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

     "Discharged" means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Debenture Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except
(1) the rights of holders of Securities to receive, from the trust fund described in clause (a) above, payment of the principal of and the interest and premium, if any, on the Securities when such payments are due; (2) the Corporation's obligations with respect to the Securities under Sections 2.06, 2.07, 5.02 and 11.04; and (3) the rights, powers, trusts, duties and immunities of the Debenture Trustee hereunder.

     "Defeasance Agent" means another financial institution which is eligible to act as Debenture Trustee hereunder and which assumes all of the obligations of the Debenture Trustee necessary to enable the Debenture Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this Section, the following conditions shall apply:

          (1) the Debenture Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent's rights and responsibilities; and

          (2) the Defeasance Agent shall provide verification to the Debenture Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in this Section 11.05.

                                  ARTICLE XII
                   IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                            OFFICERS AND DIRECTORS

SECTION 12.01.  Indenture and Securities Solely Corporate Obligations.

     No recourse for the payment of the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Corporation or of any successor Person to the Corporation, either directly or through the Corporation or any successor Person to the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.

                                 ARTICLE XIII
                           MISCELLANEOUS PROVISIONS

SECTION 13.01.  Successors.

     All of the covenants, stipulations, promises and agreements of the Corporation contained in this Indenture shall also bind the Corporation's successors and assigns whether so expressed or not.

SECTION 13.02.  Official Acts by Successor Corporation.

     Any act or proceeding that, by any provision of this Indenture, is authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

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

SECTION 13.03.  Surrender of Corporation Powers.

     The Corporation by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Debenture Trustee may surrender any of the powers reserved to the Corporation hereunder, and thereupon such power so surrendered shall terminate both as to the Corporation, as the case may be, and as to any successor Person.

SECTION 13.04.  Addresses for Notices, etc.

     Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Debenture Trustee or by the holders of Securities on the Corporation may be given or served by being deposited postage prepaid by first class mail, registered or certified mail, overnight courier service or conformed telecopy addressed (until another address is filed by the Corporation with the Debenture Trustee for the purpose) to First Community Capital Corporation at 14200 Gulf Freeway, Houston, Texas 77275-2289, Attention Nigel J. Harrison. Any notice, direction, request or demand by any Securityholder to or upon the Debenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of Wilmington Trust Company at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (unless another address is provided by the Debenture Trustee to the Corporation for such purpose). Any notice or communication to a Securityholder shall be mailed by first class mail to his or her address shown on the Security Register kept by the security registrar for the Securities. Notices required to be given to the Debenture Trustee or the Authenticating Agent shall be in writing, personally delivered or mailed first class postage prepaid to each of the foregoing, or at such other address as shall be designated by written notice to the other parties.

SECTION 13.05.  Governing Law.

     This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to conflict of law principles thereof.

SECTION 13.06.  Evidence of Compliance with Conditions Precedent.

     Upon any application or demand by the Corporation to the Debenture Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Debenture Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Debenture Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.05) shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.07.  Business Days.

     In any case where the date of payment of principal of (or premium, if any) or interest on the Securities is not a Business Day, the payment of such principal of (or premium, if any) or interest on the Securities will not be made on such date but will be made on the next succeeding Business Day, except if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on the original date of payment, and no interest shall accrue for the period from and after such date.

SECTION 13.08.  Trust Indenture Act to Control.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 13.09.  Table of Contents, Headings, etc.

     The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.10.  Execution in Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 13.11.  Separability.

     In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 13.12.  Assignment.

     The Corporation will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Corporation, provided that, in the event of any such assignment, the Corporation will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

SECTION 13.13.  Acknowledgment of Rights.

     The Corporation acknowledges that, with respect to any Securities held by the Trust or a trustee of such Trust, if the Property Trustee of such Trust fails to enforce its rights under this Indenture as the holder of the Securities held as the assets of the Trust, any holder of Capital Securities may institute legal proceedings, subject to Section 5.09, directly against the Corporation to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Securities when due, the Corporation acknowledges that a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of (or premium, if any) or interest on the Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Securities.

                                  ARTICLE XIV
                           PREPAYMENT OF SECURITIES

SECTION 14.01.  Special Event Prepayment.

     If, prior to the Initial Optional Prepayment Date, a Special Event has occurred and is continuing, then, notwithstanding Section 14.02(a) but subject to Section 14.02(c), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, upon (i) not less than 45 days' written notice to the Debenture Trustee and (ii) not less than 30 days nor more than 60 days' written notice to the Securityholders, to prepay the Securities, in whole (but not in part), at the Special Event Prepayment Price. The Special Event Prepayment Price shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Special Event Prepayment Price by 10:00 a.m., New York City time, on the date such Special Event Prepayment Price is to be paid.

SECTION 14.02.      Optional Prepayment by Corporation.

     (a) Subject to Sections 14.02(b) and (c), the Corporation shall have the right to prepay the Securities, in whole or in part, at any time on or after the Initial Optional Prepayment Date, upon (i) not more than 45 days' written notice to the Debenture Trustee and (ii) not less than 30 days and not more than 60 days' written notice to the Securityholders, at the prepayment prices set forth below plus, in each case, accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the applicable date of prepayment (the "Optional Prepayment Price"), if prepaid during the 12-month period beginning June 8 of the years indicated below.

                     Year                 Percentage of Principal
                     ----                 -----------------------
                     2011                          105.090%
                     2012                          104.581%
                     2013                          104.072%
                     2014                          103.563%
                     2015                          103.054%
                     2016                          102.545%
                     2017                          102.036%
                     2018                          101.527%
                     2019                          101.018%
                     2020                          100.509%
                     2021 and thereafter           100.000%

If the Securities are only partially prepaid pursuant to this Section 14.02, the Securities to be prepaid shall be selected on a pro rata basis not more than 60 days prior to the date fixed for prepayment from the outstanding Securities not previously called for prepayment; provided, however, that with respect to Securityholders that would be required to hold Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities, and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. The Optional Prepayment Price shall be paid prior to 12:00 noon New York City time, on the date of such prepayment or at such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Optional Prepayment Price by 10:00 a.m., New York City time, on the date such Optional Prepayment Price is to be paid.

     (b) Notwithstanding the first sentence of Section 14.02(a), upon the entry of an order for dissolution of the Trust by a court of competent jurisdiction, the Securities thereafter will be subject to optional prepayment, in whole only, but not in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price and otherwise in accordance with this
Article XIV.

     (c) Any prepayment of Securities pursuant to Section 14.01 or Section 14.02 shall be subject to the Corporation obtaining any and all required regulatory approvals.

SECTION 14.03.  No Sinking Fund.

     The Securities are not entitled to the benefit of any sinking fund.

SECTION 14.04.  Notice of Prepayment; Selection of Securities.

     In case the Corporation shall desire to exercise the right to prepay all, or, as the case may be, any part of the Securities in accordance with their terms, it shall fix a date for prepayment and shall mail a notice of such prepayment at least 30 and not more than 60 days' prior to the date fixed for prepayment to the holders of Securities to be so prepaid as a whole or in part at their last addresses as the same appear on the Security Register. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for prepayment as a whole or in part shall not affect the validity of the proceedings for the prepayment of any other Security.

     Each such notice of prepayment shall specify the CUSIP number of the Securities to be prepaid, the date fixed for prepayment, the Prepayment Price at which the Securities are to be prepaid (or the method by which such Prepayment Price is to be calculated), the place or places of payment where payment will be made upon presentation and surrender of the Securities, that interest accrued to the date fixed for prepayment will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be prepaid will cease to accrue. If less than all the Securities are to be prepaid, the notice of prepayment shall specify the numbers of the Securities to be prepaid. In case any Security is to be prepaid in part only, the notice of prepayment shall state the portion of the principal amount thereof to be prepaid and shall state that on and after the date fixed for prepayment, upon surrender of such Security, a new Security or Securities in principal amount equal to the portion thereof that has not been prepaid will be issued.

     By 10:00 a.m., New York City time, on the prepayment date specified in the notice of prepayment given as provided in this Section, the Corporation will deposit with the Debenture Trustee or with one or more paying agents an amount of money sufficient to prepay on the prepayment date all the Securities so called for prepayment at the Prepayment Price.

SECTION 14.05.  Payment of Securities Called for Prepayment.

     If notice of prepayment has been given as provided in Section 14.04, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the Prepayment Price (subject to the rights of holders of Securities at the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the prepayment date), and on and after said date (unless the Corporation shall default in the payment of such Securities at the Prepayment Price) interest (including Compounded Interest and Additional Sums, if any) on the Securities or portions of Securities so called for prepayment shall cease to accrue. On presentation and surrender of such Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and prepaid by the Corporation at the applicable Prepayment Price (subject to the rights of holders of Securities on the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the prepayment date).

     Upon presentation of any Security prepaid in part only, the Corporation shall execute and the Debenture Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Corporation, a new Security or Securities of authorized denominations, in principal amount equal to the portion of the Security so presented that has not been prepaid.

                                  ARTICLE XV
                          SUBORDINATION OF SECURITIES

SECTION 15.01.  Agreement to Subordinate.

     The Corporation covenants and agrees, and each holder of Securities issued hereunder likewise covenants and agrees, that the Securities shall be issued subject to the provisions of this Article XV; and each holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Corporation of the principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any) on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Allocable Amounts then due and payable in respect of Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.

SECTION 15.02.  Default on Senior Indebtedness.

     In the event and during the continuation of any default by the Corporation in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or canceled, then, in either case, no payment shall be made by the Corporation with respect to the principal (including prepayment payments) of (or premium, if any) or interest on the Securities (including Compounded Interest and Additional Sums, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof).

     In the event of the acceleration of the maturity of the Securities, then no payment shall be made by the Corporation with respect to the principal (including prepayment payments) of (or premium, if any) or interest on the Securities (including Compounded Interest and Additional Sums, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof) until the holders of all Senior Indebtedness outstanding at the time of such acceleration shall receive payment, in full, of all Allocable Amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration).

     In the event that, notwithstanding the foregoing, any payment is received by the Debenture Trustee, or any Securityholder, when such payment is prohibited by the preceding paragraphs of this Section 15.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Debenture Trustee (if the notice required by Section 15.06 has been received by the Debenture Trustee) or by any Securityholder, to the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent of the Allocable Amounts in respect of such Senior Indebtedness and to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Debenture Trustee in writing within 90 days of such payment of the Allocable Amounts then due and owing on such Senior Indebtedness, and only the Allocable Amounts specified in such notice to the Debenture Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 15.03.  Liquidation; Dissolution; Bankruptcy.

     Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, the holders of all Senior Indebtedness of the Corporation will first be entitled to receive payment in full of Allocable Amounts due on or in respect of such Senior Indebtedness, before any payment is made by the Corporation on account of the principal of (or premium, if any) or interest on the Securities (including Compounded Interest and Additional Sums, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof); and upon any such dissolution, winding-up, liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, which the Securityholders or the Debenture Trustee would be entitled to receive from the Corporation, except for the provisions of this Article XV, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Debenture Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Corporation (pro rata to such holders on the basis of the respective Allocable Amounts of Senior Indebtedness held by such holders, as calculated by the Corporation) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Allocable Amounts of Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Debenture Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character prohibited by the foregoing, whether in cash, property or securities, shall be received by the Debenture Trustee, or any Securityholder, before the Allocable Amounts of all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered by the Debenture Trustee (if the Notice requested by Section 15.06 has been received by the Debenture Trustee) or by any Securityholder, to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Corporation, for application to the payment of all Allocable Amounts of Senior Indebtedness remaining unpaid to the extent necessary to pay all Allocable Amounts due on or in respect of such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article XV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the Securities to the payment of Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article X of this Indenture. Nothing in Section 15.02 or in this Section 15.03 shall apply to claims of, or payments to, the Debenture Trustee under or pursuant to Section
6.06 of this Indenture.

SECTION 15.04.  Subrogation.

     Subject to the payment in full of all Allocable Amounts of Senior Indebtedness, the rights of the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Debenture Trustee would be entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Debenture Trustee, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness of the Corporation, and the holders of the Securities, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

     Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation, and the holders of the Securities, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest (including Compounded Interest and Additional

Sums, if any) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Corporation, as the case may be, other than the holders of Senior Indebtedness of the Corporation, as the case may be, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Corporation, as the case may be, received upon the exercise of any such remedy.

SECTION 15.05.  Debenture Trustee to Effectuate Subordination.

     Each Securityholder, by such Securityholder's acceptance thereof, authorizes and directs the Debenture Trustee on such Securityholder's behalf to take such action (as the Debenture Trustee, in its discretion, deems necessary or appropriate, upon instruction or otherwise) to effectuate the subordination provided in this Article XV and appoints the Debenture Trustee such Securityholder's attorney-in-fact for any and all such purposes.

SECTION 15.06.  Notice by the Corporation.

     The Corporation shall give prompt written notice to a Responsible Officer of the Debenture Trustee of any fact known to the Corporation that would prohibit the making of any payment of monies to or by the Debenture Trustee in respect of the Securities pursuant to the provisions of this Article XV. Notwithstanding the provisions of this Article XV or any other provision of this Indenture, the Debenture Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Debenture Trustee in respect of the Securities pursuant to the provisions of this Article XV, unless and until a Responsible Officer of the Debenture Trustee shall have received written notice thereof from the Corporation or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Debenture Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Debenture Trustee shall not have received the notice provided for in this Section 15.06 at least two Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on any Security), then, anything herein contained to the contrary notwithstanding, the Debenture Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Debenture Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on a written notice delivered to it by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a trustee on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Debenture Trustee determines in good faith that further evidence is required with respect to the right of any

Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Debenture Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Debenture Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Debenture Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Upon any payment or distribution of assets of the Corporation referred to in this Article XV, the Debenture Trustee, subject to the provisions of Article VI of this Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Debenture Trustee or to the Securityholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

SECTION 15.07.  Rights of the Debenture Trustee; Holders of Senior Indebtedness.

     The Debenture Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Debenture Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness of the Corporation, the Debenture Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Debenture Trustee. The Debenture Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Debenture Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Corporation or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

     Nothing in this Article XV shall apply to claims of, or payments to, the Debenture Trustee under or pursuant to Section 6.06.

SECTION 15.08.  Subordination May Not Be Impaired.

     No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Corporation may, at any time and from time to time, without the consent of or notice to the Debenture Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the holders of the Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation, as the case may be, and any other Person.

                                  ARTICLE XVI
                     EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 16.01.  Extension of Interest Payment Period.

     So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable, provided that no Extended Interest Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 16.01, will bear interest thereon at the Coupon Rate compounded semi-annually for each semi-annual period during the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Corporation shall pay all interest accrued and unpaid on the Securities, including any Additional Sums and Compounded Interest (together, "Deferred Interest"), that shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register on the record date immediately preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not (i) exceed 10 consecutive semi-annual periods, including the first such semi-annual period during such Extended Interest Payment Period, (ii) end on a date other than an Interest Payment Date or (iii) extend beyond the Maturity Date of the Securities. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 16.02.  Notice of Extension.

     (a) If the Property Trustee is the only holder of the Securities at the time the Corporation elects to commence an Extended Interest Payment Period, the Corporation shall give written notice to the Administrative Trustees, the Property Trustee and the Debenture Trustee of its election to commence such Extended Interest Payment Period at least five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities would have been payable, and (ii) the date the Property Trustee is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or to holders of the Capital Securities, but in any event at least five Business Days before such record date.

     (b) If the Property Trustee is not the only holder of the Securities at the time the Corporation elects to commence an Extended Interest Payment Period, the Corporation shall give the holders of the Securities and the Debenture Trustee written notice of its election of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, and (ii) the date the Debenture Trustee is required to give notice of the record or payment date of such interest payment to any national securities exchange.

     (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 16.02 shall be counted as one of the 10 semi-annual periods permitted in the maximum Extended Interest Payment Period permitted under Section 16.01.

     Wilmington Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                  FIRST COMMUNITY CAPITAL CORPORATION

                                  By:
                                     --------------------------------
                                     Name: Nigel J. Harrison
                                     Title: President


                                  WILMINGTON TRUST COMPANY,
                                  as Debenture Trustee

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT A

                           (FORM OF FACE OF SECURITY)

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST COMMUNITY CAPITAL CORPORATION (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, AND
(ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE CORPORATION. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                                  Exhibit A-1

     THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

                                  Exhibit A-2

         JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE CERTIFICATE
                      FIRST COMMUNITY CAPITAL CORPORATION

CUSIP No.:
          ____________
     $_________

            10.18% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

                                DUE JUNE 8, 2031

     First Community Capital Corporation, a Texas corporation (the "Corporation," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to First Community Capital Trust I or registered assigns, the principal sum of $_________ (____________________________________________ Dollars) on June 8, 2031 (the
"Maturity Date"), unless previously prepaid, and to pay interest on the outstanding principal amount hereof from March 28, 2001, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 8 and December 8 of each year, commencing June 8, 2001 at the rate of 10.18% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually ("Compounded Interest"). The amount of interest payable hereon shall be computed on the basis of a 360-day year of twelve 30- day months. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day (as defined in the Indenture), then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Corporation will be required to pay Additional Sums (as defined in the Indenture) with respect to this Security.

     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the 15th day of the month immediately preceding the month in which the relevant Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Debenture Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on

                                  Exhibit A-3
which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) on this Security shall be payable in immediately available funds at the office or agency of the Corporation maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest shall be made by transfer to an account maintained by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Security is the Property Trustee of First Community Capital Trust I, the payment of the principal of (and premium if any) and interest (including Compounded Interest and Additional Sums, if any) on this Security will be made at such place and to such account as may be designated by such Property Trustee.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Allocable Amounts then due and payable in respect of Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Security shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Debenture Trustee.

     The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

                                  Exhibit A-4

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this 28th day of March, 2001.

                                   FIRST COMMUNITY CAPITAL CORPORATION



                                   By:
                                      ---------------------------------
                                      Nigel J. Harrison
                                      President

Attest:

By:
   --------------------
   Name: Linn Eignus
   Title: Secretary

                         CERTIFICATE OF AUTHENTICATION

     This is one of the 10.18% Junior Subordinated Deferrable Interest Debentures of First Community Capital Corporation referred to in the within-mentioned Indenture.

                            WILMINGTON TRUST COMPANY, not in its
                            individual capacity but solely as Debenture Trustee



                            By:
                               ------------------------------------
                               Authorized Signatory


Dated:
      -------------------

                                  Exhibit A-5

                         (FORM OF REVERSE OF SECURITY)

     This Security is one of the Securities of the Corporation (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of March 28, 2001 (the "Indenture"), duly executed and delivered between the Corporation and Wilmington Trust Company, as Debenture Trustee (the "Debenture Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Debenture Trustee, the Corporation and the holders of the Securities. The Securities are limited in aggregate principal amount as specified in Section 2.02 of the Indenture.

     Upon the occurrence and continuation of a Special Event (as defined in the Indenture) prior to June 8, 2011 (the "Initial Optional Prepayment Date"), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, to prepay this Security in whole (but not in part) at the Special Event Prepayment Price. "Special Event Prepayment Price" shall mean, with respect to any prepayment of the Securities following the occurrence and continuation of a Special Event prior to the Initial Optional Prepayment Date, an amount in cash equal to (i) 106.090% of the principal amount of the Securities to be prepaid, if the Special Event occurs prior to June 8, 2011 and (ii) if the Special Event occurs on or after June 8, 2011, the amount of the Optional Prepayment Price (calculated as if the Corporation had prepaid such Securities on such date), plus, in the case of (i) and (ii), any accrued and unpaid interest (including Compounded Interest and Additional Sums, if any) thereon to the date of such prepayment.

     In addition, the Corporation shall have the right to prepay this Security, in whole or in part, at any time on or after the Initial Optional Prepayment Date (an "Optional Prepayment"), at the prepayment prices set forth below plus, in each case, accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any, thereon to the applicable date of prepayment (the "Optional Prepayment Price"), if prepaid during the 12-month period beginning June 8 of the years indicated below.

                     Year                Percentage of Principal
                     ----                -----------------------
                     2011                        105.090%
                     2012                        104.581%
                     2013                        104.072%
                     2014                        103.563%
                     2015                        103.054%
                     2016                        102.545%
                     2017                        102.036%
                     2018                        101.527%
                     2019                        101.018%
                     2020                        100.509%
                     2021 and thereafter         100.000%

     The Prepayment Price shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or at such earlier time as the Corporation determines, provided that the

                                  Exhibit A-6

Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days' prior written notice.

     If the Securities are only partially prepaid by the Corporation pursuant to an Optional Prepayment, the particular Securities to be prepaid shall be selected on a pro rata basis from the outstanding Securities not previously called for prepayment; provided, however, that with respect to Securityholders that would be required to hold Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder thereof and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. In the event of prepayment of this Security in part only, a new Security or Securities for the portion hereof that has not been prepaid will be issued in the name of the holder hereof upon the cancellation hereof.

     Notwithstanding the foregoing, any prepayment of Securities by the Corporation shall be subject to the receipt of any and all required regulatory approvals.

     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture),or reduce or increase the aggregate principal amount of the series of which such Security is a part or issue other Securities, or change any of the prepayment provisions or make the principal thereof or any interest or premium thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the

                                  Exhibit A-7

Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Compounded Interest Additional Sums, if any) on this Security at the time and place and at the rate and in the money herein prescribed.

     So long as no Event of Default shall have occurred and be continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period (an "Extended Interest Payment Period") of such Securities for a period not (i) exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, (ii) ending on a date other than an Interest Payment Date or (iii) extending beyond the Maturity Date of the Securities, at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 10 consecutive semi- annual periods including the first semi-annual period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

     The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of,

                                  Exhibit A-8

Common Stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, as defined in the Indenture, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) such Securities are held by the Property Trustee of First Community Capital Trust I and the Corporation shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period and shall not have rescinded such notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be continuing.

     Subject to (i) the Corporation having received any required regulatory approvals and (ii) the Administrative Trustees of First Community Capital Trust I having received an opinion of counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for United States federal income tax purposes, the Corporation will have the right at any time to liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debenture Trustee duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Security, the Corporation, the Debenture Trustee, any authenticating agent, any paying agent, any transfer agent and the security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Securities) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the

                                  Exhibit A-9

Indenture) interest due hereon and for all other purposes, and neither the Corporation nor the Debenture Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any security registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

                                 Exhibit A-10

                                                                     EXHIBIT 4.4


                   AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                        FIRST COMMUNITY CAPITAL TRUST I
                                       OF
                      FIRST COMMUNITY CAPITAL CORPORATION


                           DATED AS OF MARCH 28, 2001

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE I. INTERPRETATION AND DEFINITIONS........ .............................................        2
 SECTION 1.1  Definitions......................................................................        2
ARTICLE II. TRUST INDENTURE ACT................................................................        8
 SECTION 2.1  Trust Indenture Act; Application.................................................        8
 SECTION 2.2  Lists of Holders of Securities...................................................        8
 SECTION 2.3  Reports by the Property Trustee..................................................        9
 SECTION 2.4  Periodic Reports to Property Trustee.............................................        9
 SECTION 2.5  Evidence of Compliance with Conditions Precedent.................................        9
 SECTION 2.6  Events of Default; Waiver........................................................        9
 SECTION 2.7  Default; Notice..................................................................       11
ARTICLE III. ORGANIZATION......................................................................       11
 SECTION 3.1  Name.............................................................................       11
 SECTION 3.2  Office...........................................................................       12
 SECTION 3.3  Purpose..........................................................................       12
 SECTION 3.4  Authority........................................................................       12
 SECTION 3.5  Title to Property of the Trust...................................................       12
 SECTION 3.6  Powers and Duties of the Administrative Trustees.................................       12
 SECTION 3.7  Prohibition of Actions by the Trust and the Trustees.............................       15
 SECTION 3.8  Powers and Duties of the Property Trustee........................................       15
 SECTION 3.9  Certain Duties and Responsibilities of the Property Trustee......................       18
 SECTION 3.10 Certain Rights of Property Trustee...............................................       20
 SECTION 3.11 Delaware Trustee.................................................................       22
 SECTION 3.12 Execution of Documents...........................................................       22
 SECTION 3.13 Not Responsible for Recitals or Issuance of Securities...........................       22
 SECTION 3.14 Duration of Trust................................................................       22
 SECTION 3.15 Mergers..........................................................................       22
ARTICLE IV. SPONSOR............................................................................       24
 SECTION 4.1  Sponsor's Purchase of Common Securities..........................................       24
 SECTION 4.2  Responsibilities of the Sponsor..................................................       25
 SECTION 4.3  Right to Proceed.................................................................       25
 SECTION 4.4  Right to Dissolve Trust..........................................................       25
ARTICLE V. TRUSTEES............................................................................       25
 SECTION 5.1  Number of Trustees; Appointment of Co-Trustee....................................       25
 SECTION 5.2  Delaware Trustee.................................................................       26
 SECTION 5.3  Property Trustee; Eligibility....................................................       27

 SECTION 5.4  Certain Qualifications of Administrative Trustees and Delaware Trustee Generally.       27
 SECTION 5.5  Administrative Trustees..........................................................       28
 SECTION 5.6  Appointment, Removal and Resignation of Trustees.................................       28
 SECTION 5.7  Vacancies Among Trustees.........................................................       30
 SECTION 5.8  Effect of Vacancies..............................................................       30
 SECTION 5.9  Meetings.........................................................................       30
 SECTION 5.10 Delegation of Power..............................................................       31
 SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business......................       31
ARTICLE VI. DISTRIBUTIONS......................................................................       31
 SECTION 6.1  Distributions....................................................................       31
ARTICLE VII. ISSUANCE OF SECURITIES............................................................       32
 SECTION 7.1  General Provisions Regarding Securities..........................................       32
 SECTION 7.2  Execution and Authentication.....................................................       32
 SECTION 7.3  Form and Dating..................................................................       33
 SECTION 7.4  Registrar, Paying Agent and Exchange Agent.......................................       34
 SECTION 7.5  Paying Agent to Hold Money in Trust..............................................       34
 SECTION 7.6  Replacement Securities...........................................................       34
 SECTION 7.7  Outstanding Capital Securities...................................................       35
 SECTION 7.8  Capital Securities in Treasury...................................................       35
 SECTION 7.9  Temporary Securities.............................................................       35
 SECTION 7.10 Cancellation.....................................................................       35
 SECTION 7.11 CUSIP Numbers....................................................................       36
ARTICLE VIII. DISSOLUTION OF TRUST.............................................................       36
 SECTION 8.1  Dissolution of Trust.............................................................       36
ARTICLE IX. TRANSFER OF INTERESTS..............................................................       37
 SECTION 9.1  Transfer of Securities...........................................................       37
 SECTION 9.2  Transfer Procedures and Restrictions.............................................       38
 SECTION 9.3  Deemed Security Holders..........................................................       43
ARTICLE X. LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS................       43
 SECTION 10.1 Liability........................................................................       43
 SECTION 10.2 Exculpation......................................................................       44
 SECTION 10.3 Fiduciary Duty...................................................................       44
 SECTION 10.4 Indemnification..................................................................       45
 SECTION 10.5 Outside Businesses...............................................................       48

ARTICLE XI. ACCOUNTING.........................................................................       48
 SECTION 11.1 Fiscal Year......................................................................       48
 SECTION 11.2 Certain Accounting Matters.......................................................       48
 SECTION 11.3 Banking..........................................................................       49
 SECTION 11.4 Withholding......................................................................       49
ARTICLE XII. AMENDMENTS AND MEETINGS...........................................................       49
 SECTION 12.1 Amendments.......................................................................       49
 SECTION 12.2 Meetings of the Holders; Action by Written Consent...............................       51
ARTICLE XIII. REPRESENTATIONS OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE.........................       53
 SECTION 13.1 Representations and Warranties of Property Trustee...............................       53
 SECTION 13.2 Representations and Warranties of Delaware Trustee...............................       53
ARTICLE XIV. MISCELLANEOUS.....................................................................       54
 SECTION 14.1 Notices..........................................................................       54
 SECTION 14.2 Governing Law....................................................................       55
 SECTION 14.3 Intention of the Parties.........................................................       55
 SECTION 14.4 Headings.........................................................................       56
 SECTION 14.5 Successors and Assigns...........................................................       56
 SECTION 14.6 Partial Enforceability...........................................................       56
 SECTION 14.7 Counterparts.....................................................................       56

ANNEX A

TERMS OF
 10.18% MMCapS/SM/
 10.18% COMMON SECURITIES.......................................................................      A-1

EXHIBIT A-1
 FORM OF CAPITAL SECURITY CERTIFICATE...........................................................     A1-1

EXHIBIT A-2
 FORM OF COMMON SECURITY CERTIFICATE............................................................     A2-1

ANNEX B
 TRANSFEREE LETTER..............................................................................      B-1

                             CROSS-REFERENCE TABLE*

    Section of
 Trust Indenture
 Act of 1939, as                        Section of
     amended                            Declaration
 ---------------                        -----------

310(a)..............................       5.3
310(b)..............................  5.3(c); 5.3(d)
311(a)..............................      2.2(b)
311(b)..............................      2.2(b)
312(a)..............................      2.2(a)
312(b)..............................      2.2(b)
313.................................       2.3
314(a)..............................   2.4, 2.7(c); 3.6(j)
314(c)..............................       2.5
315(a)..............................    3.6(j); 3.9
315(b)..............................      2.7(a)
315(c)..............................      3.9(a)
315(d)..............................      3.9(b)
316(a)..............................       2.6
316(c)..............................      3.6(e)
317(a)..............................  3.8(e); 3.8(h)
317(b)..............................    3.8(i); 7.5
318.................................       2.1

----------------
* This Cross-Reference Table does not constitute part of this Declaration and shall not affect the interpretation of any of its terms or provisions.

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                        FIRST COMMUNITY CAPITAL TRUST I

                           Dated as of March 28, 2001

          AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of March 28, 2001, by and among the Trustees (as defined herein), the Sponsor (as defined herein) and the Holders (as defined herein), from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to this Declaration;

          WHEREAS, the Delaware Trustee (as defined herein) and the Sponsor established First Community Capital Trust I (the "Trust"), a trust created under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of March 13, 2001 (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on March 13, 2001, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust, investing the proceeds thereof in certain Debentures of the Debenture Issuer (each as hereinafter defined), and engaging in only those activities necessary, advisable or incidental thereto; and

          WHEREAS, all of the Trustees (as defined herein) and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration;

          WHEREAS, all of the Trustees and the Sponsor, by this Declaration, ratify the actions of each Trustee taken prior to the date hereof;

          NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration and, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, amend and restate in its entirety the Original Declaration and agree as follows:

                                  ARTICLE I.
                        INTERPRETATION AND DEFINITIONS

SECTION 1.1  Definitions.

          Unless the context otherwise requires:

          (a) capitalized terms used in this Declaration but not defined in the preamble above or elsewhere herein have the respective meanings assigned to them in this Section 1.1;

          (b) a term defined anywhere in this Declaration has the same meaning throughout;

          (c) all references to "the Declaration" or "this Declaration" are to this Amended and Restated Declaration of Trust and each Annex and Exhibit hereto, as modified, supplemented or amended from time to time;

          (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires;

          (f) a term defined in the Indenture (as defined herein) has the same meaning when used in this Declaration unless otherwise defined in this Declaration or the context otherwise requires; and

          (g) a reference to the singular includes the plural and vice versa.

          "Administrative Trustee" has the meaning set forth in Section 5.1.

          "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

          "Agent" means any Paying Agent, Registrar or Exchange Agent.

          "Authorized Officer" of a Person means any other Person that is authorized to legally bind such former Person.

          "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Wilmington, Delaware, Houston, Texas or New York, New York are authorized or required by law or executive order to remain closed.

          "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 et seq., as it may be amended from time to time, or any successor legislation.

          "Capital Securities" has the meaning specified in Section 7.1(a).

          "Capital Securities Guarantee" means the Capital Securities Guarantee Agreement, dated as of the Closing Time, entered into by First Community Capital Corporation with respect to the Capital Securities.

          "Capital Security Certificate" has the meaning set forth in Section
7.3.

          "Closing Time" means the "Closing Time" as defined in the Placement Agency Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

          "Commission" means the United States Securities and Exchange Commission as from time to time constituted, or if at any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under applicable federal securities laws, then the body performing such duties at such time.

          "Common Securities" has the meaning specified in Section 7.1(a).

          "Common Security Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit A-2.

          "Common Securities Guarantee" means the Common Securities Guarantee Agreement, dated as of the Closing Time, entered into by First Community Capital Corporation, with respect to the Common Securities.

           "Common Securities Subscription Agreement" means the Common Securities Subscription Agreement, dated as of the Closing Time, between the Trust and First Community Capital Corporation relating to the Common Securities.

          "Company Indemnified Person" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

          "Corporate Trust Office" means the office of the Property Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

          "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

          "Debenture Issuer" means First Community Capital Corporation, a Texas corporation, or any successor entity resulting from any consolidation, amalgamation, merger or other business combination, in its capacity as issuer of the Debentures under the Indenture.

          "Debenture Subscription Agreement" means the Debenture Subscription Agreement, dated as of the Closing Time, between the Debenture Issuer and the Trust in respect of the Debentures.

          "Debenture Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

          "Debentures" means the 10.18% Junior Subordinated Deferrable Interest Debentures due June 8, 2031, of the Debenture Issuer issued pursuant to the Indenture.

          "Default" means an event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

          "Definitive Capital Securities" has the meaning set forth in Section 7.3.

          "Delaware Trustee" has the meaning set forth in Section 5.1.

          "Direct Action" has the meaning set forth in Section 3.8(e).

          "Distribution" means a distribution payable to Holders in accordance with Section 6.1.

          "Event of Default" with respect to the Securities means an Event of Default (as defined in the Indenture) that has occurred and is continuing with respect to the Debentures.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

          "Exchange Agent" has the meaning set forth in Section 7.4.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fiduciary Indemnified Person" has the meaning set forth in Section 10.4(b).

          "Fiscal Year" has the meaning set forth in Section 11.1.

          "Holder" means a Person in whose name a Security or Successor Security is registered on the register maintained by or on behalf of the Registrar, such Person being a beneficial owner of the Trust within the meaning of the Business Trust Act.

          "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

          "Indenture" means the Indenture, dated as of the Closing Time, between the Debenture Issuer and the Debenture Trustee, as amended from time to time.

          "Initial Optional Redemption Date" has the meaning set forth in
Section 4(b) of Annex A hereto.

          "Investment Company" means an investment company as defined in the Investment Company Act.

          "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

          "Investment Company Event" has the meaning set forth in Section 4(c) of Annex A hereto.

          "Legal Action" has the meaning set forth in Section 3.6(g).

          "Like Amount" has the meaning set forth in Section 3 of Annex A hereto.

          "List of Holders" has the meaning set forth in Section 2.2(a).

          "Majority in Liquidation Amount" means, with respect to the Trust Securities, except as otherwise provided in the terms of the Capital Securities or by the Trust Indenture Act, Holders of outstanding Trust Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, excluding the Trust and the Debenture Issuer and any Affiliate thereof, who are the record owners of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to but excluding the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officers' Certificate delivered by the Trust shall be signed by at least one Administrative Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

          (a) a statement that each officer signing the Certificate has read the covenants or conditions and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of each such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of the Sponsor, and who shall be acceptable to the Property Trustee.

          "Paying Agent"  has the meaning specified in Section 7.4.

          "Payment Amount" has the meaning specified in Section 6.1.

          "Placement Agency Agreement" means the Placement Agency Agreement, dated March 21, 2001, by and among the Sponsor, the Trust and the Placement Agent named therein.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Property Trustee" has the meaning set forth in Section 5.3(a).

          "Property Trustee Account" has the meaning set forth in Section 3.8(c)(i).

          "Quorum" means a majority of the Administrative Trustees or, if there are only two Administrative Trustees, both of them.

          "Redemption Price" has the meaning set forth in Section 4(a) of Annex A hereto.

          "Registrar" has the meaning set forth in Section 7.4.

          "Regulatory Capital Event" has the meaning set forth in Section 4(c) of Annex A hereto.

          "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

          "Responsible Officer" means any officer within the Corporate Trust Office of the Property Trustee with direct responsibility for the administration of this Declaration and also means, with respect to a particular corporate trust matter, any other officer of the Property Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Capital Security" means a Capital Security required by
Section 9.2 to contain a Restricted Securities Legend.

          "Restricted Definitive Capital Securities" has the meaning set forth in Section 7.3.

          "Restricted Securities Legend" has the meaning set forth in Section 9.2(c).

          "Rule 3a-5" means Rule 3a-5 under the Investment Company Act, or any successor rule or regulation.

          "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Securities" or "Trust Securities" means the Common Securities and the Capital Securities.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

          "Securities Guarantees" means the Common Securities Guarantee and the Capital Securities Guarantee.

          "Special Event" has the meaning set forth in Section 4(c) of Annex A hereto.

          "Special Event Redemption Price" has the meaning set forth in Section 4(c) of Annex A hereto.

          "Sponsor" means First Community Capital Corporation, a Texas corporation, or any successor entity resulting from any merger, consolidation, amalgamation or other business combination, in its capacity as sponsor of the Trust.

          "Subscription Agreement" means the Capital Securities Subscription Agreement, dated March 21, 2001, by and among the Trust, the Debenture Issuer and Sigler & Co.

          "Successor Delaware Trustee" has the meaning set forth in Section 5.6(b)(ii).

          "Successor Entity" has the meaning set forth in Section 3.15(b)(i).

          "Successor Property Trustee" has the meaning set forth in Section 3.8(f)(ii).

          "Successor Securities" has the meaning set forth in Section
3.15(b)(i).

          "Super Majority" has the meaning set forth in Section 2.6(a) (ii).

          "Tax Event" has the meaning set forth in Section 4(c) of Annex A hereto.

          "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

          "Trust Property" means (a) the Debentures, (b) any cash on deposit in or owing to the Property Trustee Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Declaration.

          "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue as a trustee of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

          "20% in Liquidation Amount" means, with respect to the Trust Securities, except as otherwise provided in the terms of the Capital Securities or by the Trust Indenture Act, Holders of outstanding Trust Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, excluding the Trust and the Debenture Issuer and any Affiliate thereof, who are the record owners of 20% or more of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to but excluding the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                                  ARTICLE II.
                              TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application.

          (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration in order for this Declaration to be qualified under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by (S)(S) 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2  Lists of Holders of Securities.

          (a) Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee, unless the Property Trustee is Registrar for the Securities, (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such record date, provided, that neither the Sponsor nor the Administrative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time that the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Administrative Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property

Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided, that the Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Property Trustee shall comply with its obligations under
(S)(S) 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Property Trustee.

          Within 60 days after the date hereof, and no later than the anniversary date hereof in each succeeding year, the Property Trustee shall provide to the Holders of the Capital Securities such reports as are required by
(S) 313 of the Trust Indenture Act, if any, in the form and in the manner provided by (S) 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of (S) 313(d) of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to Property Trustee.

          Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee and the Commission such documents, reports and information as are required by (S) 314 (if any) of the Trust Indenture Act and shall provide to the Property Trustee the compliance certificate required by (S) 314 of the Trust Indenture Act in the form, in the manner and at the times required by (S) 314 of the Trust Indenture Act.

SECTION 2.5  Evidence of Compliance with Conditions Precedent.

          Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent provided for in this Declaration that relate to any of the matters set forth in (S) 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to (S) 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

SECTION 2.6  Events of Default; Waiver.

          (a) The Holders of a Majority in Liquidation Amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default in respect of the Capital Securities and its consequences, provided, that if the underlying Event of Default under the Indenture:

                (i) is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable; or

                (ii) requires the consent or vote of greater than a majority in aggregate principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Capital Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of (S) 316(a)(1)(B) of the Trust Indenture Act and such (S) 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such Default shall cease to exist, and any Event of Default with respect to the Capital Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Default or an Event of Default with respect to the Capital Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Securities of an Event of Default with respect to the Capital Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

          (b) The Holders of a Majority in Liquidation Amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided, that if the underlying Event of Default under the Indenture:

                (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; or

                (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and their consequences if all Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Securities and only the Holders of the Capital Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of
(S)(S) 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such (S)(S) 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such Default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

          (c) A waiver of an Event of Default under the Indenture by the Property Trustee, at the direction of the Holders of the Capital Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of
(S) 316(a)(1)(B) of the Trust Indenture Act and such (S) 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7  Default; Notice.

          (a) The Property Trustee shall, within 90 days after the Property Trustee has knowledge of the occurrence of a Default with respect to the Securities, transmit by mail, first class postage prepaid, to the Holders, notices of all such Defaults, unless such Defaults have been cured before the giving of such notice or previously waived; provided, however, that except in the case of a Default arising from the nonpayment of principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums (as such terms are defined in the Indenture), if any) on any of the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Property Trustee shall not be deemed to have knowledge of any Default or Event of Default except:

                (i) a Default or Event of Default under Section 5.01(a) (other than the payment or nonpayment of Compounded Interest, Additional Sums and interest on any Other Debentures) or 5.01(b) (other than payment or nonpayment of principal of any Other Debentures) of the Indenture; or

                (ii) any Default or Event of Default as to which the Property Trustee shall have received written notice or of which a Responsible Officer charged with the administration of the Declaration shall have actual knowledge.

          (c) Within ten Business Days after the Property Trustee has knowledge of the occurrence of any Event of Default, the Property Trustee shall transmit notice of such Event of Default to the Holders of the Capital Securities, the Administrative Trustees and the Sponsor, unless such Event of Default shall have been cured or waived. The Sponsor and the Administrative Trustees shall file annually with the Property Trustee a certification as to whether or not they are in compliance with all the conditions and covenants applicable to them under this Declaration.

                                 ARTICLE III.
                                 ORGANIZATION

SECTION 3.1  Name.

          The Trust is named First Community Capital Trust I as such name may be modified from time to time by the Administrative Trustees following written notice to the Delaware Trustee, the Property Trustee and the Holders. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 3.2  Office.

          The address of the principal office of the Trust is 14200 Gulf Freeway, Houston, Texas 77275. On ten Business Days' prior written notice to the Delaware Trustee, the Property Trustee and the Holders of Securities, the Administrative Trustees may designate another principal office.

SECTION 3.3  Purpose.

          The exclusive purposes and functions of the Trust are (a) to issue and sell Securities, (b) use the proceeds from the sale of the Securities to acquire the Debentures, and (c) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto, including without limitation, those activities specified in Sections 3.6, 3.8, 3.9, 3.10,
3.11 and/or 3.12. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, mortgage or pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4  Authority.

          Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by one or more of the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5  Title to Property of the Trust.

          Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6  Powers and Duties of the Administrative Trustees.

          Subject to Section 5.5, the Administrative Trustees acting individually or together shall have the exclusive right, power, duty and authority, and are hereby authorized and directed, to cause the Trust to engage in the following activities:

          (a) to execute, enter into and deliver the Common Securities Subscription Agreement and to execute, deliver, issue and sell the Securities in accordance with this

Declaration; provided, however, that (i) the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities,
(ii) there shall be no interests in the Trust other than the Securities, and
(iii) the issuance of Securities shall be limited to a simultaneous issuance of both Capital Securities and Common Securities at the Closing Time;

          (b) in connection with the issue and sale of the Capital Securities, at the direction of the Sponsor, to:

                (i) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

                (ii) execute, enter into, deliver and perform the Subscription Agreement, the Placement Agency Agreement and letters, instruments, agreements or documents relating to the Capital Securities.

          (c) to execute, enter into, deliver and perform the Debenture Subscription Agreement, to acquire the Debentures with the proceeds of the sale of the Capital Securities and the Common Securities; provided, however, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders;

          (d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event;

          (e) to establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including and with respect to, for the purposes of (S) 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders with respect to such actions and applicable record dates;

          (f) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of the Securities;

          (g) to the fullest extent permitted by law, to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to
Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

          (h) to employ or otherwise engage employees, agents (who may be designated as officers with titles), managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

          (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

          (j) to give the certificate required by (S) 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

          (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

          (l) to act as, or appoint another Person to act as, Registrar and Exchange Agent for the Securities or to appoint a Paying Agent for the Securities as provided in Section 7.4 except for such time as such power to appoint a Paying Agent is vested in the Property Trustee;

          (m) to give prompt written notice to the Property Trustee and to the Holders of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

          (n) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders or to enable the Trust to effect the purposes for which the Trust was created;

          (o) to take any action, not inconsistent with this Declaration or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

                (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

                (ii) causing the Trust to continue to be classified for United States federal income tax purposes as a grantor trust; and

                (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

          (p) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust; and

          (q) to execute and deliver all documents, agreements, certificates and instruments, exercise all rights and powers, perform all duties and do all things for and on behalf of the Trust in all matters necessary, advisable or incidental to the foregoing or the transactions contemplated thereby.

          The Administrative Trustees must exercise the powers set forth in this
Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

          Subject to this Section 3.6, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in Section 3.8.

          Any expenses incurred by the Administrative Trustees pursuant to this
Section 3.6 shall be reimbursed by the Debenture Issuer.

SECTION 3.7  Prohibition of Actions by the Trust and the Trustees.

          The Trust shall not, and the Trustees (including the Property Trustee and the Delaware Trustee) shall not, and the Administrative Trustees shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. Notwithstanding any provision in this Declaration to the contrary, the Trust shall not:

                (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders pursuant to the terms of this Declaration and of the Securities;

                (ii) acquire any assets other than as expressly provided herein;

                (iii) possess Trust Property for other than a Trust purpose or execute any mortgage in respect of, or pledge, any Trust Property;

                (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

                (v) possess any power or otherwise act in such a way as to vary the Trust Property or the terms of the Securities in any way whatsoever;

                (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities;

                (vii) other than as provided in this Declaration or Annex A hereto, (A) direct the time, method and place of conducting any proceeding with respect to any remedy available to the Debenture Trustee, or exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, or (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable; or

                (viii) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of independent tax counsel experienced in such matters to the effect that such amendment, modification or termination will not cause more than an insubstantial risk that the Trust will not be classified as a grantor trust for United States federal income tax purposes.

SECTION 3.8  Powers and Duties of the Property Trustee.

          (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each

Person who may hereafter be appointed as Property Trustee in accordance with
Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

          (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

          (c) The Property Trustee shall:

                (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments or cause the Paying Agent to make payments to the Holders from the Property Trustee Account in accordance with Section 6.1; funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration; and the Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness by a "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g)(2) under the Securities Act, is at least equal to the rating assigned to the Capital Securities, unless the Capital Securities are not rated, in which case the banking institution's long term unsecured indebtedness shall be rated at least investment grade by a "nationally recognized statistical rating organization;

                (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Securities to the extent the Debentures are redeemed or mature; and

                (iii) upon written notice of distribution issued by the Administrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders upon the occurrence of certain events.

          (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration and the Securities.

          (e) Subject to Section 3.9(a), the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer has actual knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act; and if the Property Trustee shall have failed to take such Legal Action following a written request from the Holders, the Holders of the Capital Securities may, to the fullest extent permitted by law, take such Legal Action, to the same extent as if such Holders of Capital Securities held an aggregate principal amount of Debentures equal to the aggregate liquidation amount of such Capital Securities, without first proceeding against the Property Trustee or the Trust; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on the Debentures on the date such principal, premium, if any, or interest (including Compounded Interest and Additional Sums, if any) is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the Holders of the Common Securities will be subrogated to the rights of such Holder of Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

          (f) The Property Trustee shall continue to serve as a Trustee until either:

                (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders pursuant to the terms of the Securities and this Declaration; or

                (ii) a successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6 (a "Successor Property Trustee").

          (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer occurs and is continuing, the Property Trustee shall, for the benefit of Holders, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of this Declaration and the Securities.

          (h) The Property Trustee shall be authorized to undertake any actions set forth in (S) 317(a) of the Trust Indenture Act.

          (i) For such time as the Property Trustee is the Paying Agent, the Property Trustee may authorize one or more Persons to act as additional Paying Agents and to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with (S) 317(b) of the Trust Indenture Act. Any such additional Paying Agent may be removed by the Property Trustee at any time the Property Trustee remains as Paying Agent and a successor Paying Agent or additional Paying Agents may be (but are not required to be) appointed at any time by the Property Trustee while the Property Trustee is acting as Paying Agent.

          (j) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.6.

Notwithstanding anything expressed or implied to the contrary in this Declaration or any Annex or Exhibit hereto, (i) the Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and (ii) the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

          (k) If the Property Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Declaration and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Property Trustee or to such Holder, then and in every such case the Sponsor, the Property Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Property Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 3.9  Certain Duties and Responsibilities of the Property Trustee.

          (a) The Property Trustee, before the occurrence of any Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, which the Property Trustee is deemed to have knowledge of as provided in Section 2.7(b) hereof, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and in the Securities and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) prior to the occurrence of an Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, which the Property Trustee is deemed to have knowledge of as provided in Section 2.7(b) hereof, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred:

                        (A) the duties and obligations of the Property Trustee
             shall be determined solely by the express provisions of this Declaration and in the Securities and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration and in the Securities, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                        (B) in the absence of bad faith on the part of the
             Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Declaration;

                (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

                (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

                (v) the Property Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

                (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

                (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

                (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Sponsor.

SECTION 3.10  Certain Rights of Property Trustee.

          (a) Subject to the provisions of Section 3.9:

                (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                (ii) any direction or act of the Sponsor or the Administrative Trustees contemplated by this Declaration may be sufficiently evidenced by an Officers' Certificate;

                (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrative Trustees;

                (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                (v) the Property Trustee may consult with counsel or other experts of its selection, and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees; and the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided, however, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, which the Property Trustee is deemed to have knowledge of as provided in Section 2.7(b) hereof, a Responsible Officer of the Property Trustee has actual knowledge), of its obligation to exercise the rights and powers vested in it by this Declaration;

                (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, custodian, nominee or attorney appointed with due care by it hereunder;

                (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;

                (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

                (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

          (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 3.11  Delaware Trustee.

          Notwithstanding any other provision of this Declaration other than
Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Trustees described in this Declaration (except as required under the Business Trust Act). Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of (S) 3807 of the Business Trust Act. In the event the Delaware Trustee shall at any time be required to take any action or perform any duty hereunder, the Delaware Trustee shall be entitled to the benefits of Section 3.9(b)(ii) to (viii), inclusive, and Section 3.10. No implied covenants or obligations shall be read into this Declaration against the Delaware Trustee.

SECTION 3.12  Execution of Documents.

          Unless otherwise required by applicable law, each Administrative Trustee, individually, is authorized to execute and deliver on behalf of the Trust any documents, agreements, instruments or certificates that the Administrative Trustees have the power and authority to execute pursuant to
Section 3.6.

SECTION 3.13  Not Responsible for Recitals or Issuance of Securities

          The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the Trust Property or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.14  Duration of Trust.

          The Trust, unless earlier dissolved pursuant to the provisions of
Article VIII hereof, shall dissolve on June 8, 2036.

SECTION 3.15  Mergers.

          (a) The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described in
Section 3.15(b) and (c) and except with respect to the distribution of Debentures to Holders pursuant to Section 8.1(a)(iii) of this Declaration or Section 3 of Annex A.

          (b) The Trust may, at the request of the Sponsor, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders, the Delaware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that:

                (i) such successor entity (the "Successor Entity") either:

                        (A) expressly assumes all of the obligations of the
                Trust under the Securities; or

                        (B) substitutes for the Securities other securities
                having substantially the same terms as the Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise;

                (ii) the Sponsor expressly appoints a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee with respect to the Debentures;

                (iii) the Successor Securities (excluding any securities substituted for the Common Securities) are listed, quoted or included for trading, or any Successor Securities will be listed, quoted or included for trading upon notification of issuance, on any national securities exchange or with any other organization on which the Capital Securities are then listed, quoted or included;

                (iv) if the Capital Securities or the Debentures are rated, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or the Debentures to be downgraded by any nationally recognized statistical rating organization that publishes a rating on the Capital Securities or the Debentures;

                (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including the holders of any Successor Securities) in any material respect (other than with respect to any dilution of the interests of such Holders or holders, as the case may be, in the Successor Entity);

                (vi) the Successor Entity has a purpose substantially identical to that of the Trust;

                (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Sponsor has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:

                        (A) such merger, consolidation, amalgamation,
                replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including the holders of any Successor Securities) in any material respect (other than with respect to any dilution of the interests of such Holders or holders, as the case may be, in the Successor Entity);

                        (B) following such merger, consolidation, amalgamation,
                replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

                        (C) following such merger, consolidation, amalgamation,
                replacement, conveyance, transfer or lease, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

                (viii) the Sponsor or any permitted successor or assignee of the Sponsor owns all of the common securities of the Successor Entity and guarantees the obligations of the Successor Entity under the Successor Securities at least to the extent provided by the Securities Guarantees; and

                (ix) there shall have been furnished to the Property Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent in this Declaration to such transaction have been satisfied.

          (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in aggregate liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the Successor Entity not to be classified as a grantor trust for United States federal income tax purposes.

                                  ARTICLE IV.
                                    SPONSOR

SECTION 4.1  Sponsor's Purchase of Common Securities.

          At the Closing Time, pursuant to the Common Securities Subscription Agreement, the Sponsor will purchase all of the Common Securities then issued by the Trust, in an amount equal to at least 3% of the total capital of the Trust, at the same time as the Capital Securities are issued and sold.

SECTION 4.2  Responsibilities of the Sponsor.

          In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in, or direct the Administrative Trustees to engage in, the following activities:

          (a) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States; and

          (b) to negotiate the terms of, execute, enter into and deliver the Subscription Agreement and the Placement Agency Agreement.

SECTION 4.3  Right to Proceed.

          The Sponsor acknowledges the rights of the Holders of Capital Securities, in the event that a failure of the Trust to make any payments in respect of the Capital Securities is attributable to the failure of the Debenture Issuer to pay the principal of or premium (if any) or interest on the Debentures, to institute a proceeding directly against the Debenture Issuer for enforcement of its payment obligations in respect of the Debentures.

SECTION 4.4  Right to Dissolve Trust.

          The Sponsor will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Debentures to be distributed to the Holders in liquidation of the Trust. Such right is subject to the Sponsor's having received (i) an Opinion of Counsel to the effect that such distribution will not cause the Holders of Capital Securities to recognize gain or loss for United States federal income tax purposes and (ii) all required regulatory approvals.

                                  ARTICLE V.
                                   TRUSTEES

SECTION 5.1  Number of Trustees; Appointment of Co-Trustee.

          The number of Trustees initially shall be five (5), and:

          (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

          (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

provided, however, that, the number of Trustees shall in no event be less than two (2); provided further, that (1) one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware (the "Delaware Trustee"); (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with, the Sponsor (an "Administrative Trustee"); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements. Notwithstanding the above, unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holders of a Majority in Liquidation Amount of the Common Securities acting as a class at a meeting of the Holders of the Common Securities, and the Administrative Trustees shall have power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of this Declaration. In case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make any such appointment of a co-trustee.

SECTION 5.2  Delaware Trustee.

          For so long as required by the Business Trust Act, the Delaware Trustee shall be:

          (a) a natural person who is a resident of the State of Delaware; or

          (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided, however, that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and
Section 3.11 shall have no application.

          The initial Delaware Trustee shall be:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware  19890-0001
          Telephone: (302) 651-1000
          Telecopier: (302) 651-8882

SECTION 5.3  Property Trustee; Eligibility.

          (a) There shall at all times be one Trustee (the "Property Trustee") which shall act as Property Trustee and which shall:

                (i) not be an Affiliate of the Sponsor; and

                (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

          (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of (S) 330(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in (S) 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of (S) 310(b) of the Trust Indenture Act.

          (d) The Capital Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first proviso contained in (S) 310 (b) of the Trust Indenture Act.

          (e) The initial Property Trustee shall be:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890-0001
               Telephone: (302) 651-1000
               Telecopier: (302) 651-8882

SECTION 5.4 Certain Qualifications of Administrative Trustees and Delaware Trustee Generally.

          Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5  Administrative Trustees.

          The initial Administrative Trustees shall be:

               Nigel J. Harrison
               Wesley A. Morehead
               Michael L. Cornett
               c/o First Community Capital Corporation
               14200 Gulf Freeway
               Houston, Texas 77275-2289
               Telephone: (281) 652-4000
               Telecopier: (281) 464-3715

          (a) Except as otherwise expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

          (b) Unless otherwise required by the Business Trust Act or other applicable law, any Administrative Trustee acting alone is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6.

          (c) An Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Trust to execute pursuant to
Section 3.6.

SECTION 5.6  Appointment, Removal and Resignation of Trustees.

          (a) Subject to Section 5.6(b) hereof and to Section 6(b) of Annex A hereto, Trustees may be appointed or removed without cause at any time:

                (i) until the issuance of any Securities, by written instrument executed by the Sponsor;

                (ii) unless an Event of Default shall have occurred and be continuing after the issuance of any Securities, by vote of the Holders of a Majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; and

                (iii) if an Event of Default shall have occurred and be continuing after the issuance of the Securities, with respect to the Property Trustee or the Delaware Trustee, by vote of Holders of a Majority in Liquidation Amount of the Capital Securities voting as a class at a meeting of Holders of the Capital Securities, and with respect to the Administrative Trustees, in the manner set forth in Section 5.6(a)(ii) hereof.

                (b) (i) the Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the removed Property Trustee, the Administrative Trustees and the Sponsor; and

                (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with this Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the removed Delaware Trustee, the Property Trustee (if the removed Delaware Trustee is not also the Property Trustee), the Administrative Trustees and the Sponsor.

          (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the other Trustees, the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                        (A) until a Successor Property Trustee has been
             appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor, the Delaware Trustee (if the resigning Property Trustee is not also the Delaware Trustee) and the resigning Property Trustee; or

                        (B) until the assets of the Trust have been completely
             liquidated and the proceeds thereof distributed to the Holders; and

                (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Property Trustee (if the resigning Delaware Trustee is not also the Property Trustee), the Sponsor and the resigning Delaware Trustee.

          (d) The Holders of the Common Securities or, if an Event of Default shall have occurred and be continuing after the issuance of the Securities, the Holders of the Capital Securities shall use their best efforts to promptly appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

          (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
5.6 within 60 days after delivery of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (g) At the time of resignation or removal of the Property Trustee or the Delaware Trustee, the Sponsor shall pay to such Trustee any amounts that may be owed to such Trustee pursuant to Section 10.4.

          (h) Any successor Delaware Trustee shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such Successor Delaware Trustee in the State of Delaware.

SECTION 5.7  Vacancies Among Trustees.

          If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.l, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8  Effect of Vacancies.

          The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, liquidate or annul the Trust or to terminate this Declaration. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.6, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.

SECTION 5.9  Meetings.

          If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided, that a Quorum is present, or without a meeting by the unanimous written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

SECTION 5.10  Delegation of Power.

          (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section
3.6 or making any other governmental filing.

          (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Declaration.

SECTION 5.11  Merger, Conversion, Consolidation or Succession to Business.

          Any Person into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural person, as the case may be, may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such Person shall be otherwise qualified and eligible under this Article and provided further that such Person shall file an amendment to the Certificate of Trust with the Delaware Secretary of State as contemplated in Section 5.6(h).

                                  ARTICLE VI.
                                 DISTRIBUTIONS

SECTION 6.1  Distributions.

          Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest and Additional Sums), premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders in accordance with the terms of the Securities.

                                 ARTICLE VII.
                            ISSUANCE OF SECURITIES

SECTION 7.1  General Provisions Regarding Securities.

          (a) The Administrative Trustees shall, on behalf of the Trust, issue one class of MMCapS/SM/ representing undivided preferred beneficial interests in the assets of the Trust having such terms as are set forth in Annex A (the "Capital Securities") and one class of common securities representing undivided common beneficial interests in the assets of the Trust having such terms as are set forth in Annex A (the "Common Securities"). The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

          (b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          (c) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued and, subject to the terms of this Declaration, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and entitled to the benefits of this Declaration, and the Holders thereof shall be entitled to the benefits of this Declaration.

          (d) Every Person, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

SECTION 7.2  Execution and Authentication.

          (a) The Securities shall be signed on behalf of the Trust by an Administrative Trustee. In case any Administrative Trustee of the Trust who shall have signed any of the Securities shall cease to be such Administrative Trustee before the Securities so signed shall be delivered by the Trust, such Securities nevertheless may be delivered as though the Person who signed such Securities had not ceased to be such Administrative Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of this Declaration any such person was not an Administrative Trustee.

          (b) One Administrative Trustee shall sign the Capital Securities for the Trust by manual or facsimile signature. Unless otherwise determined by an Administrative Trustee on behalf of the Trust, an Administrative Trustee shall sign the Common Securities for the Trust by manual signature.

          A Capital Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Capital Security has been authenticated under this Declaration. A Common Security shall be valid upon execution by an Administrative Trustee without any act of the Property Trustee.

          Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Capital Securities for original issue. The aggregate number of Capital Securities outstanding at any time shall not exceed the number set forth in Annex A hereto except as provided in Section 7.6.

          The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Capital Securities. An authenticating agent may authenticate Capital Securities whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee hereunder with respect to the Sponsor or an Affiliate.

SECTION 7.3  Form and Dating.

          The Capital Securities shall be evidenced by one or more certificates substantially in the form of Exhibit A-1, and the Common Securities shall be evidenced by one or more certificates substantially in the form of Exhibit A-2. The Property Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A-1. Certificates representing the Securities may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to an Administrative Trustee, as evidenced by the execution thereof. The Securities may have letters, "CUSIP" or other numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage, provided, that any such notation, legend or endorsement is in a form acceptable to the Administrative Trustees, as evidenced by their execution thereof. The Trust at the direction of the Sponsor, shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Capital Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex A and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and, to the extent applicable, the Property Trustee and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

          Purchasers of Capital Securities will be entitled to receive physical delivery of certificated Capital Securities in the form of individual certificates ("Capital Security Certificate") in definitive, fully registered form ("Definitive Capital Securities") without distribution coupons and with the Restricted Securities Legend set forth in Exhibit A-1 hereto ("Restricted Definitive Capital Securities"). Restricted Definitive Capital Securities will bear the Restricted Securities Legend set forth on Exhibit A-1 unless removed in accordance with Section 9.2.

SECTION 7.4  Registrar, Paying Agent and Exchange Agent.

          The Trust shall maintain in Wilmington, Delaware (i) an office or agency where Capital Securities may be presented for registration of transfer ("Registrar"), (ii) an office or agency where Capital Securities may be presented for payment ("Paying Agent") and (iii) an office or agency where Securities may be presented for exchange ("Exchange Agent"). The Registrar shall keep a register of the Capital Securities and of their transfer. The Trust may appoint the Registrar, the Paying Agent and the Exchange Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional Exchange Agents in such other locations as it shall determine. The term "Registrar" includes any additional registrar, the term "Paying Agent" includes any additional paying agent and the term "Exchange Agent" includes any additional Exchange Agent. The Trust may change any Paying Agent, Registrar, co-registrar or Exchange Agent without prior notice to any Holder. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Sponsor. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Registrar, Paying Agent or Exchange Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent, Registrar, or Exchange Agent. The Trust shall act as Paying Agent, Registrar and Exchange Agent for the Common Securities.

          The Trust initially appoints the Property Trustee as Registrar, Paying Agent and Exchange Agent for the Capital Securities.

SECTION 7.5  Paying Agent to Hold Money in Trust.

          The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of liquidation amounts or Distributions, and will notify the Property Trustee if there are insufficient funds for such purpose. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Sponsor or an Affiliate of the Trust or the Sponsor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 7.6  Replacement Securities.

          If a Holder claims that a Security owned by it has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trust or in the case of the Capital Securities to the Property Trustee, an Administrative Trustee shall execute and the Property Trustee shall, upon receipt of written direction from an Administrative Trustee, authenticate and make available for delivery a replacement Security if the Property Trustee's requirements are met. An indemnity bond must be provided by the Holder which, in the judgment of the Property Trustee, is sufficient to protect the Trustees, the Sponsor, the Trust or

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

any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Trust may charge such Holder for its expenses in replacing a Security.

SECTION 7.7  Outstanding Capital Securities.

          The Capital Securities outstanding at any time are all the Capital Securities authenticated by the Property Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Capital Security is replaced, paid or purchased pursuant to
Section 7.6 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Capital Security is held by a bona fide purchaser.

          If Capital Securities are considered paid in accordance with the terms of this Declaration, they cease to be outstanding and Distributions on them shall cease to accumulate.

          A Capital Security does not cease to be outstanding because one of the Trust, the Sponsor or an Affiliate of the Sponsor holds the Security.

SECTION 7.8  Capital Securities in Treasury.

          In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Capital Securities owned by the Trust, the Sponsor or an Affiliate of the Sponsor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which the Property Trustee actually knows are so owned shall be so disregarded.

SECTION 7.9  Temporary Securities.

          Until Definitive Capital Securities are ready for delivery, the Trust may prepare and, in the case of the Capital Securities, the Property Trustee shall, upon receipt of written direction from an Administrative Trustee, authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Capital Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and, in the case of the Capital Securities, the Property Trustee shall, upon receipt of a Corporation Order, authenticate Definitive Capital Securities in exchange for temporary Securities.

SECTION 7.10  Cancellation.

          The Trust at any time may deliver Capital Securities to the Property Trustee for cancellation. The Registrar, Paying Agent and Exchange Agent shall forward to the Property Trustee any Capital Securities surrendered to them for registration of transfer, redemption, exchange or payment. The Property Trustee shall promptly cancel all Capital Securities surrendered for registration of transfer, redemption, exchange, payment, replacement or cancellation and shall dispose of canceled Capital Securities in accordance with its customary procedures unless the Trust otherwise directs. The Trust may not issue new Capital Securities to

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

replace Capital Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any Holder has exchanged.

SECTION 7.11  CUSIP Numbers.

          The Trust in issuing the Capital Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders of Capital Securities; provided, that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Sponsor will promptly notify the Property Trustee of any change in the CUSIP numbers.

                                 ARTICLE VIII.
                             DISSOLUTION OF TRUST

SECTION 8.1  Dissolution of Trust.

          (a) The Trust shall automatically dissolve:

                (i) upon the bankruptcy of the Sponsor;

                (ii) upon the filing of a certificate of dissolution or liquidation or its equivalent with respect to the Sponsor; or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                (iii) following the distribution of a Like Amount of the Debentures to the Holders, provided, that the Property Trustee has received written notice from the Sponsor directing the Property Trustee to dissolve the Trust (which direction is optional, and except as otherwise expressly provided below, within the discretion of the Sponsor), and provided further, that such direction and such distribution is conditioned on (a) the receipt by the Sponsor of any and all required regulatory approvals, and (b) the Sponsor's receipt and delivery to the Administrative Trustees of an opinion of independent tax counsel experienced in such matters, which opinion may rely on public or private rulings of the Internal Revenue Service, to the effect that the Holders of the Capital Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of Debentures;

                (iv) upon the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction;

                (v) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

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

                (vi) upon the redemption or repayment of the Debentures or at such time as no Debentures are outstanding; or

                (vii) the expiration of the term of the Trust provided in
     Section 3.14.

          (b) As soon as is practicable upon completion of winding up of the Trust following the occurrence of an event referred to in Section 8.1(a) and the satisfaction of creditors of the Trust in accordance with applicable law, the Administrative Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the Business Trust Act.

          (c) The provisions of Section 3.9 and Article X shall survive the dissolution and termination of the Trust.

                                  ARTICLE IX.
                             TRANSFER OF INTERESTS

SECTION 9.1  Transfer of Securities.

          (a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in accordance with the terms of the Securities. To the fullest extent permitted by law, any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

          (b) Subject to this Article IX, Capital Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration. To the fullest extent permitted by law, any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

          (c) For so long as the Securities remain outstanding, the Sponsor agrees (i) not to transfer ownership of the Common Securities of the Trust, provided that any permitted successor of the Sponsor under the Indenture may succeed to the Sponsor's ownership of the Common Securities, (ii) not to cause, as Sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or liquidation of the Trust, except as provided in this Declaration and (iii) to use its best efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Debentures to the Holders in liquidation of the Trust, the redemption of all of the Securities, or certain mergers, consolidations or amalgamations, each as permitted by this Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

          (d) The Registrar shall provide for the registration of Capital Securities and of the transfer of Capital Securities, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Capital Securities, an Administrative Trustee shall cause one or more new Capital Securities to be issued in the name of the designated transferee or transferees. Every Capital Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Security surrendered for registration of transfer shall be delivered to the Registrar and canceled in accordance with
Section 7.10. A transferee of a Capital Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Capital Security. By acceptance of a Capital Security or any interest therein, each transferee shall be deemed to have agreed to be bound by this Declaration.

SECTION 9.2  Transfer Procedures and Restrictions.

          (a) General. If Capital Securities are issued upon the transfer, exchange or replacement of Capital Securities bearing the Restricted Securities Legend set forth in Exhibit A-1 hereto, or if a request is made to remove such Restricted Securities Legend on Capital Securities, the Capital Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Trust and the Property Trustee such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Trust and the Property Trustee, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof are made pursuant to an exception from the registration requirements of the Securities Act or, with respect to Restricted Capital Securities, that such Securities are not "restricted" within the meaning of Rule 144. Upon provision of such satisfactory evidence, the Property Trustee, at the written direction of an Administrative Trustee on behalf of the Trust, shall authenticate and deliver Capital Securities that do not bear the legend.

          (b) Transfer and Exchange of Definitive Capital Securities. When Definitive Capital Securities are presented to the Registrar or co-registrar:

               (x) to register the transfer of such Definitive Capital Securities; or

               (y) to exchange such Definitive Capital Securities which became mutilated, destroyed, defaced, stolen or lost, for an equal number of Definitive Capital Securities, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met;

          provided, however, that the Definitive Capital Securities surrendered for registration of transfer or exchange:

                (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (ii) in the case of Definitive Capital Securities that are Restricted Definitive Capital Securities:

                        (A) if such Restricted Capital Securities are being
             delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, certification(s) from such Holder to that effect; or

                        (B) if such Restricted Capital Securities are being
             transferred: (i) certification(s) in a form substantially similar to that attached hereto as the form of "Assignment" in Exhibit A-1, and (ii) if the Trust or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

          (c) Legend.

                (i) Except as permitted by the following paragraph (ii), each Capital Security Certificate evidencing each Definitive Capital Security and all Capital Securities issued in exchange thereof or substitution thereof shall bear a legend (the "Restricted Securities Legend") in substantially the following form:

          THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST COMMUNITY CAPITAL CORPORATION (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN

          ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF FIRST COMMUNITY CAPITAL TRUST I (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX B TO THE DECLARATION. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH

          PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF CAPITAL SECURITIES IS NOT PROHIBITED BY
          SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
          SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

          In all circumstances, each Capital Security Certificate shall bear the following legend:

          THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES) AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 (100 CAPITAL SECURITIES) SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                (ii) Upon any sale or transfer of a Restricted Capital Security pursuant to an effective registration statement under the Securities Act or pursuant to Rule

     144 the Registrar shall permit the Holder thereof to exchange such Restricted Capital Security for a Definitive Capital Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Restricted Capital Security.

          (d) Obligations with Respect to Transfers and Exchanges of Capital Securities.

                (i) To permit registrations of transfers and exchanges, the Trust shall execute and the Property Trustee shall authenticate Definitive Capital Securities at the Registrar's or co-registrar's request in accordance with the terms of this Declaration.

                (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Trust or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

                (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) Capital Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Capital Securities for redemption and ending at the close of business on the day of such mailing or (b) any Capital Security so selected for redemption in whole or in part, except the unredeemed portion of any Capital Security being redeemed in part.

                (iv) Prior to the due presentation for registration of transfer of any Capital Security, the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Capital Security is registered as the absolute owner of such Capital Security for the purpose of receiving Distributions on such Capital Security and for all other purposes whatsoever, and none of the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                (v) All Capital Securities issued upon any registration of transfer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Capital Securities surrendered upon such registration of transfer or exchange.

          (e) No Obligation of the Property Trustee.

                (i) The Property Trustee shall have no responsibility or obligation to any Person with respect to any ownership interest in the Capital Securities or with respect to the delivery to any beneficial owner or other Person of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Capital Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Capital Securities shall be given or made only to or upon the order of the registered Holders.

                (ii) The Property Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under applicable law with respect to any transfer of any interest in any Capital Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine whether or not on their face they substantially comply with the express requirements hereof.

          (f) Minimum Transfers. Capital Securities may only be transferred in minimum blocks of $100,000 aggregate liquidation amount (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted transfer of Capital Securities in a block having an aggregate liquidation amount of less than $100,000 shall be deemed to be voided and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a Holder of such Capital Securities for any purpose, including, but not limited to, the receipt of Distributions on such Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Capital Securities.

SECTION 9.3  Deemed Security Holders.

          The Trustees may treat the Person in whose name any Security shall be registered on the books and records of the Trust as the sole owner and Holder of such Security for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Security on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

                                  ARTICLE X.
                          LIMITATION OF LIABILITY OF
                   HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1  Liability.

          (a) Except as expressly set forth in this Declaration, the Securities Guarantees and the terms of the Securities, the Sponsor shall not be:

                (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders which shall be made solely from assets of the Trust; and

                (ii) required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise.

          (b) The Sponsor shall be liable for all of the debts and obligations of the Trust (other than in respect of the Securities).

          (c) Pursuant to (S) 3803(a) of the Business Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

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

SECTION 10.2  Exculpation.

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or in the case of the Property Trustee or the Delaware Trustee, negligence) or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 10.3  Fiduciary Duty.

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          (b) Unless otherwise expressly provided herein:

                (i) whenever a conflict of interest exists or arises between any Covered Person and any Indemnified Person, or

                (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 10.4  Indemnification.

          (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he or she shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          (iv) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a Quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (v) Expenses (including attorneys' fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Sponsor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a Quorum of disinterested Administrative Trustees, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) by the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that the Common Security Holder did not believe to be in, or believed was opposed to, the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that a Company Indemnified Person deliberately breached his or her duty to the Trust or its Common or Capital Security Holders.

          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this
Section 10.4(a) shall not affect any rights or obligations then existing.

          (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Debenture Issuer would have the power to indemnify him or her against such liability under the provisions of this Section 10.4(a).

          (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he or she would have with respect to such constituent entity if its separate existence had continued.

          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

          (b) The Sponsor agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee or the Delaware Trustee (each of the Persons in (i) through (iv), including the Property Trustee and the Delaware Trustee in their respective individual capacities, being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, action, suit, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) of any kind and nature whatsoever incurred without negligence or bad faith on the part of such Fiduciary Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending against or investigating any claim or liability in connection with the exercise or performance of any of the powers or duties of such Fiduciary Indemnified Person hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the resignation or removal of the Property Trustee or the Delaware Trustee and the satisfaction and discharge of this Declaration.

          (c) The Sponsor agrees to pay the Property Trustee and the Delaware Trustee, from time to time, such compensation for all services rendered by the Property Trustee and the Delaware Trustee hereunder as may be mutually agreed upon in writing by the Sponsor and the Property Trustee or the Delaware Trustee, as the case may be, and, except as otherwise expressly provided herein, to reimburse the Property Trustee and the Delaware Trustee upon its or their request for all reasonable expenses (including legal fees and expenses), disbursements and advances incurred or made by the Property Trustee or the Delaware Trustee, as the case may be, in accordance with the provisions of this Declaration, except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith.

SECTION 10.5  Outside Businesses.

          Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee (subject to Section 5.3(c)) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                  ARTICLE XI.
                                  ACCOUNTING

SECTION 11.1  Fiscal Year.

          The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2  Certain Accounting Matters.

          (a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

          (b) The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders any annual United States federal income tax information statement required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such information statements within 30 days after the end of each Fiscal Year of the Trust.

          (c) The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3  Banking.

          The Trust may maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Property Trustee Account.

SECTION 11.4  Withholding.

          The Trust and the Administrative Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall cause to be filed required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claim of excess withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

                                 ARTICLE XII.
                            AMENDMENTS AND MEETINGS

SECTION 12.1  Amendments.

          (a) Except as otherwise provided in this Declaration (including
Section 7 of Annex A hereto) or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

                (i) the Sponsor and the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees);

                (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee; and

                (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

          (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

                (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

                (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

                        (A) an Officers' Certificate from each of the Trust and
             the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                        (B) an Opinion of Counsel (who may be counsel to the
             Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities) and that all conditions precedent to the execution and delivery of such amendment have been satisfied;

provided, however, that the Property Trustee shall not be required to sign any such amendment; and

                (iii) to the extent the result of such amendment would be to:

                        (A) cause the Trust to fail to continue to be classified
             for purposes of United States federal income taxation as a grantor trust;

                        (B) reduce or otherwise adversely affect the powers of
             the Property Trustee in contravention of the Trust Indenture Act;
             or

                        (C) cause the Trust to be deemed to be an Investment
             Company required to be registered under the Investment Company Act.

          (c) At such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder (other than an amendment pursuant to (g) below) may be effected only with such additional requirements as may be set forth in the terms of such Securities;

          (d) Section 10.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders;

          (e) Article Four shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities;

          (f) The rights of the Holders of the Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities; and

          (g) Notwithstanding Section 12.1(c), this Declaration may be amended without the consent of the Holders to:

                (i) cure any ambiguity, correct or supplement any provision in this Declaration that may be inconsistent with any other provision of this Declaration or to make any other provisions with respect to matters or questions arising under this Declaration which shall not be inconsistent with the other provisions of the Declaration; and

                (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act;

provided, however, that in each clause above, such action shall not adversely affect in any material respect the interests of the Holders, and any such amendments of this Declaration shall become effective when notice thereof is given to the Holders.

SECTION 12.2  Meetings of the Holders; Action by Written Consent.

          (a) Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 20% in Liquidation Amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more notices in writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders calling a meeting shall specify in writing the Capital Security Certificates held by the Holders exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

          (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders:

                (i) notice of any such meeting shall be given to all the Holders having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders is permitted or required under this Declaration or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders; any action that may be taken at a meeting of the Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting; prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing; and the Administrative Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

                (ii) each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting; no proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy; every proxy shall be revocable at the pleasure of the Holder executing it; and, except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were stockholders of a Delaware corporation;

                (iii) each meeting of the Holders shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

                (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed or trading, otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                 ARTICLE XIII.
                      REPRESENTATIONS OF PROPERTY TRUSTEE
                             AND DELAWARE TRUSTEE

SECTION 13.1  Representations and Warranties of Property Trustee.

          The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

          (a) the Property Trustee is a Delaware banking corporation, a national banking association or a bank or trust company, duly organized, validly existing and in good standing under the laws of the United States or the State of Delaware as the case may be, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b) the execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee; and this Declaration has been duly executed and delivered by the Property Trustee and under Delaware law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) the execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and

          (d) no consent, approval or authorization of, or registration with or notice to, any federal or state banking authority governing the trust powers of the Property Trustee is required for the execution, delivery or performance by the Property Trustee of this Declaration.

SECTION 13.2  Representations and Warranties of Delaware Trustee.

          The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

          (a) the Delaware Trustee is a Delaware banking corporation, a national banking association or a bank or trust company, duly organized, validly existing and in good standing under the laws of the United States or the State of Delaware, as the case may be, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b) the execution, delivery and performance by the Delaware Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and this Declaration has been duly executed and delivered by the Delaware Trustee and under Delaware law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) the execution, delivery and performance of this Declaration by the Delaware Trustee does not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee; and

          (d) no consent, approval or authorization of, or registration with or notice to, any federal or Delaware banking authority governing the trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and

          (e) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware, and is a Person that satisfies for the Trust Section 3807(a) of the Business Trust Act.

                                 ARTICLE XIV.
                                 MISCELLANEOUS

SECTION 14.1  Notices.

          All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, overnight courier service or confirmed telecopy, as follows:

          (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Property Trustee, the Delaware Trustee and the Holders):

               First Community Capital Trust I
               c/o First Community Capital Corporation
               14200 Gulf Freeway
               Houston, Texas 77275-2289
               Telephone: (281) 652-4000
               Telecopier: (281) 464-3715

          (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders):

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware 19890-0001
               Attention:  Corporate Trust Administration
               Telecopier:  (302) 651-8882
               Telephone:  (302) 651-1000

          (c) if given to the Property Trustee, at the Property Trustee's mailing address set forth below (or such other address as the Property Trustee may give notice of to the Holders):

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890-0001
               Telephone: (302) 651-1000
               Telecopier: (302) 651-8882

          (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

               First Community Capital Corporation
               14200 Gulf Freeway
               Houston, Texas 77275-2289
               Telephone: (281) 652-4000
               Telecopier: (281) 464-3715

          (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 14.2  Governing Law.

          This Declaration and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereof.

SECTION 14.3  Intention of the Parties.

          It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 14.4  Headings.

          Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 14.5  Successors and Assigns.

          Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

SECTION 14.6  Partial Enforceability.

          If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 14.7  Counterparts.

          This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one or more of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.



                            --------------------------------------
                            Nigel J. Harrison
                            as Administrative Trustee


                            --------------------------------------
                            Wesley A. Morehead
                            as Administrative Trustee


                            --------------------------------------
                            Michael L. Cornett
                            as Administrative Trustee


                            WILMINGTON TRUST COMPANY,
                            as Delaware Trustee


                            By:
                               ---------------------------------
                               Name:
                               Title:


                            WILMINGTON TRUST COMPANY,
                            as Property Trustee


                            By:
                               ---------------------------------
                               Name:
                               Title:


                            FIRST COMMUNITY CAPITAL CORPORATION
                            as Sponsor and Debenture Issuer


                            By:
                               ---------------------------------
                               Nigel J. Harrison
                               President

                                    ANNEX A

                                   TERMS OF
                               10.18% MMCAPS/SM/
                           10.18% COMMON SECURITIES

          Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust of First Community Capital Trust I, dated as of March 28, 2001 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Indenture (as defined in the Declaration):

     1.  Designation and Number.

          (a) Capital Securities. 5,000 10.18% MMCapS/SM/ of the Trust (the "Capital Securities") with an aggregate liquidation amount with respect to the assets of the Trust of Five Million Dollars ($5,000,000) and with a liquidation amount with respect to the assets of the Trust of One Thousand Dollars ($1,000) (the "Liquidation Amount") per security, are hereby designated for the purposes of identification only as "10.18% MMCapS/SM/." The certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any exchange or quotation system on or in which the Capital Securities are listed, traded or quoted.

          (b) Common Securities. 155 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of One Hundred Fifty Five Thousand Dollars ($155,000) and a liquidation amount with respect to the assets of the Trust of $1,000 per security, are hereby designated for the purposes of identification only as 10.18% Common Securities (the "Common Securities"). The certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

     2.  Distributions.

          (a) Distributions on each Security will be payable at a fixed rate per annum of 10.18% (the "Coupon Rate") of the Liquidation Amount of $1,000 per Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear additional Distributions thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein, includes distributions of any and all such interest, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made with respect to the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

          (b) Distributions on the Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid,

                                   Annex A-1
from March 28, 2001 and will be payable semi-annually in arrears on June 8 and December 8 of each year, commencing June 8, 2001 (each, a "Distribution Date"), except as otherwise described below. Distributions will be computed on the basis a 360-day year of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such period (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures, provided, that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, Distributions will continue to accumulate with additional Distributions thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided, that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

          (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the close of business on the 15thday of the month immediately preceding the month in which the relevant Distribution Date occurs, which Distribution Dates correspond to the Interest Payment Dates for the Debentures. The relevant record dates for the Common Securities shall be the same as the record dates for the Capital Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Holder on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such date.

          (d) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders.

                                   Annex A-2

  3.  Liquidation Distribution Upon Dissolution.

          In the event of any dissolution of the Trust, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing to the Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, a Like Amount (as defined below) of the Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such Holders will be entitled to receive out of the assets of the Trust legally available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount of $1,000 per Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution").

          "Like Amount" means (i) with respect to a redemption of the Securities, Securities having a Liquidation Amount equal to the principal amount of Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Debentures upon the liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Securities of the Holder to whom such Debentures are distributed.

          If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust with respect to the Securities shall be paid on a Pro Rata basis.

4.   Redemption and Distribution.

          (a) Upon the repayment of the Debentures in whole or in part, at maturity or otherwise (either at the option of the Debenture Issuer or pursuant to a Special Event, as described below), the proceeds from such repayment shall be simultaneously applied by the Property Trustee (subject to the Property Trustee having received written notice no later than 45 days prior to such repayment) to redeem a Like Amount of the Securities at a redemption price equal to (i) in the case of the repayment of the Debentures on the Maturity Date, the Maturity Redemption Price (as defined below), (ii) in the case of the optional prepayment of the Debentures prior to the Initial Optional Redemption Date and upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (as defined below) and (iii) in the case of the optional prepayment of the Debentures on or after the Initial Optional Redemption Date, the Optional Redemption Price (as defined below). The Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price are referred to collectively as the "Redemption Price." Holders will be given not less than 30 nor more than 60 days prior written notice of such redemption.

          (b) (i) The "Maturity Redemption Price" shall mean an amount equal to 100% of the principal amount of the Debentures, plus any accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the Maturity Date thereof.

          (ii) The Debenture Issuer shall have the right (subject to the conditions in the Indenture) to elect to prepay the Debentures, in whole or in part, at any time on or after June 8, 2011 (the "Initial Optional Redemption Date"), and, simultaneous with such prepayment,

                                   Annex A-3
to cause a Like Amount of the Securities to be redeemed by the Trust at the Optional Redemption Price on a Pro Rata basis. "Optional Redemption Price" shall mean an amount equal to the applicable redemption price set forth below plus, accumulated and unpaid Distributions thereon, if any, to the date of such redemption if redeemed during the 12-month period beginning June 8 of the years indicated below:

                                     Percentage of
Year                              Liquidation Amount
----                              ------------------
2011                                   105.090%
2012                                   104.581%
2013                                   104.072%
2014                                   103.563%
2015                                   103.054%
2016                                   102.545%
2017                                   102.036%
2018                                   101.527%
2019                                   101.018%
2020                                   100.509%
2021 and thereafter                    100.000%

          (c) If at any time an Investment Company Event, a Regulatory Capital Event or a Tax Event (each as defined below, and each a "Special Event") occurs, the Debenture Issuer shall have the right (subject to the conditions set forth in the Indenture) at any time prior to the Initial Optional Redemption Date, to prepay the Debentures in whole, but not in part, within the 90 days following the occurrence of such Special Event (the ``90 Day Period"), and, simultaneous with such prepayment, to cause a Like Amount of the Securities to be redeemed by the Trust at the Special Event Redemption Price on a Pro Rata basis.

          "Investment Company Event" shall mean the receipt by the Debenture Issuer and the Trust of a written opinion of independent securities counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for the Debenture Issuer or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities, the Trust is, or within 90 days of the date of such opinion will be, considered an Investment Company that is required to be registered under the Investment Company Act.

          "Regulatory Capital Event" shall mean the receipt by the Debenture Issuer and the Trust of a written opinion of independent bank regulatory counsel experienced in such matters to

                                   Annex A-4
the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Debenture Issuer or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities, the Capital Securities do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 1 Capital (or its then equivalent) if the Debenture Issuer is a bank holding company or if the Debenture Issuer is a savings and loan holding company and is then subject to similar capital adequacy requirements; provided, however, that the distribution of the Debentures in connection with the liquidation of the Trust by the Debenture Issuer shall not in and of itself constitute a Regulatory Capital Event.

          "Special Event Redemption Price" shall mean, with respect to any redemption of the Securities following a Special Event, an amount in cash equal to (i) 106.090% of the principal amount of the Debentures, if the Special Event occurs prior to June 8, 2011 and (ii) if the Special Event occurs on or after June 8, 2011, the amount of the Optional Redemption Price (calculated as if the Debenture Issuer had prepaid such Debentures on such date), plus, in the case of
(i) and (ii), any accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the date of such redemption.

          A "Tax Event" shall occur upon receipt by the Debenture Issuer and the Trust of a written opinion of independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) the interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          (d) In the case of an optional redemption, if fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities shall be redeemed Pro Rata and the Capital Securities to be redeemed will be determined as described in Section 4(g)(ii) below. Upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Debentures thereafter will be subject to optional redemption, in whole, but not in part, on or after the Initial Optional Redemption Date.

          (e) On and from the date fixed by the Administrative Trustees for any distribution of Debentures and liquidation of the Trust: (i) the Securities will no longer be deemed to be outstanding and (ii) any certificates representing Securities will be deemed to

                                   Annex A-5
represent beneficial interests in a Like Amount of Debentures until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

          (f) The Trust may not redeem fewer than all the outstanding Securities unless all accumulated and unpaid Distributions have been paid on all Securities for all semi-annual Distribution periods terminating on or before the date of redemption.

          (g) The procedure with respect to redemptions or distributions of Securities shall be as follows:

               (i) Notice of any redemption of, or notice of distribution of Debentures in exchange for, the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(g)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders. Each Redemption/Distribution Notice shall be addressed to the Holders at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

               (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the particular Securities to be redeemed shall be selected on a Pro Rata basis (based upon Liquidation Amounts) not more than 60 nor less than 30 days prior to the date fixed for redemption from the outstanding Securities not previously called for redemption; provided, however, that with respect to Holders that would be required to hold less than 100 but more than zero Securities as a result of such redemption, the Trust shall redeem Securities of each such Holder so that after such redemption such Holder shall hold either 100 Securities or such Holder no longer holds any Securities, and shall use such method (including, without limitation, by lot) as the Trust shall deem fair and appropriate; provided further, that any such redemption may be made on the basis of the aggregate Liquidation Amount of Securities held by each Holder thereof and may be made by making such adjustments as the Trust deems fair and appropriate in order that fractional Securities shall not thereafter remain outstanding.

               (iii) If Securities are to be redeemed and the Trust gives a Redemption/ Distribution Notice (which notice will be irrevocable), then, with respect to Definitive Capital Securities and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will irrevocably deposit with the paying agent for the Capital Securities (if other

                                   Annex A-6
          than the Property Trustee) funds sufficient to pay the applicable Redemption Price to the Holders by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date, and provided further, that any such payment shall become due only upon surrender by the Holder of the related certificated Capital Securities. If a Redemption/ Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, Distributions will cease to accumulate on the Securities so called for redemption and all rights of Holders so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities shall cease to be outstanding.

               (iv) Payment of accumulated and unpaid Distributions on the Redemption Date of the Securities will be subject to the rights of Holders at the close of business on a regular record date in respect of a Distribution Date occurring on or prior to such Redemption Date.

          Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of (i) any Securities beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Securities for redemption or (ii) any Securities selected for redemption, except the unredeemed portion of any Security being redeemed. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). If payment of the Redemption Price with respect to any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accumulate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

               (v) Redemption/Distribution Notices shall be sent by the Property Trustee on behalf of the Trust to the Holders of the Securities.

               (vi) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and banking laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

                                   Annex A-7

     5.   Voting Rights - Capital Securities.

          (a) Except as provided under Sections 5(b), 6(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights.

          (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on such Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Capital Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes after taking any such action into account.

          If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or premium, if any, or interest on the Debentures on the due date (or, in the case of redemption, on the redemption date), then a Holder of Capital Securities may institute a proceeding directly against the Debenture Issuer for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a Like Amount of Debentures (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the Common Securities Holder will be subrogated to the rights of such Holder of Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action. Except as provided in the second preceding sentence, or except as set forth in the first sentence of Section 3.8(e) of the Declaration, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

          Any approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which Holders of Capital Securities are entitled to vote to be mailed to each Holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such

                                   Annex A-8

Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consent.

          No vote or consent of the Holders of the Capital Securities will be required for the Trust to redeem and cancel Capital Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

          Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     6.  Voting Rights - Common Securities.

          (a) Except as provided under Sections 6(b), 6(c), and 7 or as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

          (b) Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the Holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the Holders of a Majority in Liquidation Amount of the outstanding Capital Securities. In no event will the Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Sponsor as the Holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

          (c) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Amount of all outstanding Common Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Common Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Common Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Common Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Common Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be

                                   Annex A-9
classified as a grantor trust for United States federal income tax purposes after taking any such action into account.

          If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or premium, if any, or interest on the Debentures on the due date (or in the case of redemption, on the redemption date), then a Holder of Common Securities may institute a Direct Action directly against the Debenture Issuer for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a Like Amount of Debentures on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Common Securities Holder will be subordinated to the rights of Holders of Capital Securities in respect of any payment from the Debenture Issuer in such Direct Action. Except as provided in the second preceding sentence, the Holders of Common Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

          Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents.

          No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

     7.  Amendments to Declaration.

          In addition to the requirements set out in Section 12.1 of the Declaration, the Declaration may be amended from time to time by the Sponsor, the Property Trustee and the Administrative Trustees without the consent of the Holders to (i) cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provisions, or make any other provisions with respect to matters or questions arising under the Declaration which shall not be inconsistent with the other provisions of the Declaration or (ii) modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of any Holder, and any such amendments of the Declaration shall become effective when notice thereof is given to the Holders. The Declaration may also be amended by the Trustees and the Sponsor with (i) the consent of Holders representing a Majority in Liquidation Amount of all outstanding Securities, and (ii) receipt by the Trustees of an Opinion of Counsel to

                                  Annex A-10
the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an Investment Company under the Investment Company Act; provided, however, that, without the consent of each Holder of Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on, or the payment required to be made in respect of, the Securities as of a specified date, increase the number or aggregate Liquidation Amount of the Securities or change of any of the redemption provisions or (ii) restrict the right of a Holder of Securities to institute suit for the enforcement of any such payment on or after such date.

     8.  Pro Rata.

          A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder according to the aggregate Liquidation Amount of the Securities held by such Holder in relation to the aggregate Liquidation Amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities pro rata according to the aggregate Liquidation Amount of Capital Securities held by such Holder relative to the aggregate Liquidation Amount of all Capital Securities outstanding and then, only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of Common Securities pro rata according to the aggregate Liquidation Amount of Common Securities held by such Holder relative to the aggregate Liquidation Amount of all Common Securities outstanding.

     9.  Ranking.

          The Capital Securities rank pari passu with the Common Securities and payment thereon shall be made Pro Rata with the Common Securities, except that, if an Event of Default under the Declaration occurs and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the Holders of the Capital Securities shall be paid in full the Distributions, Redemption Price, Liquidation Distribution and any other payments to which they are entitled at such time.

     10. Acceptance of Capital Securities Guarantee, Common Securities Guarantee, Indenture and Debentures.

          Each Holder of Capital Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Capital Securities Guarantee, the Common Securities Guarantee, the Indenture and the Debentures, as applicable, including the subordination provisions therein.

     11.  No Preemptive Rights.

          Neither the issuance of Capital Securities, nor the issuance of Common Securities is subject to preemptive or other similar rights. The Holders shall have no preemptive or similar rights to subscribe for any additional securities.

                                  Annex A-11

     12.  Miscellaneous.

          These terms constitute a part of the Declaration.

          The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee or the Common Securities Guarantee, as applicable, and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

                                  EXHIBIT A-1
                     FORM OF CAPITAL SECURITY CERTIFICATE
                           [FORM OF FACE OF SECURITY]

          THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRST COMMUNITY CAPITAL CORPORATION (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF FIRST COMMUNITY CAPITAL TRUST I (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX B TO THE DECLARATION. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL

                                 Exhibit A-1-1

SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF CAPITAL SECURITIES IS NOT PROHIBITED BY SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

          In all circumstances, each Capital Security Certificate shall bear the following legend:

          THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES) AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 (100 CAPITAL SECURITIES) SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                                 Exhibit A-1-2

Certificate Number: [  ]                Aggregate Liquidation Amount:
                                        $

CUSIP Number:[    ]

                   Certificate Evidencing Capital Securities
                                       of
                        First Community Capital Trust I

                                10.18% MMCapS/SM/
                (liquidation amount $1,000 per Capital Security)

          First Community Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Sigler & Co. (the "Holder") is the registered owner of $___________ in aggregate liquidation amount of the Capital Securities of the Trust representing undivided preferred beneficial interests in the assets of the Trust designated the 10.18% MMCapS/SM/ (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust, dated as of March 28, 2001, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex A to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

          By acceptance hereof, the Holder agrees, for United States federal income tax purposes, to treat the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

                                 Exhibit A-1-3

          IN WITNESS WHEREOF, the Trust has executed this certificate this 28th day of March, 2001.

                              FIRST COMMUNITY CAPITAL TRUST I

                              By:
                                 ------------------------------------
                                    Administrative Trustee

PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 10.18% MMCapS/SM/ of First Community Capital Trust I referred to in the within-mentioned Declaration.

Dated:_________, ____

                              WILMINGTON TRUST COMPANY,
                              not in its individual capacity but solely as Property Trustee

                              By:
                                 ------------------------------------
                                    Authorized Signatory



                                 Exhibit A-1-4

                         [FORM OF REVERSE OF SECURITY]

          Distributions on each Capital Security will be payable at a fixed rate per annum of 10.18% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distribution," as used herein, includes such cash distributions and any and all such interest, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

          Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from March 28, 2001 and will be payable semi-annually in arrears on June 8 and December 8 of each year, commencing June 8, 2001 (each, a "Distribution Date"), except as otherwise described below. Distributions will be computed on the basis of a 360-day year of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive semi-annual calendar periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided, that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period.
Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided, that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                                 Exhibit A-1-5

          Subject to receipt by the Sponsor of any and all required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

          The Capital Securities shall be redeemable as provided in the Declaration.



                                 Exhibit A-1-6

          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN CON - as tenants in common

          TENANT - as tenants in the entireties

          JT TEN - as joint tenants with right of survival

          UNIF GIFT MIN ACT - under Uniform Gift to Minors Act and not as tenants

          Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers this Capital Security Certificate to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (Assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Address and zip code of assignee)

and irrevocably appoints


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------------------------------------- agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     ----------------------------------
Signature:
          -----------------------------
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

                                 Exhibit A-1-7

Signature Guarantee:
                    -------------------------------

          Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                 Exhibit A-1-8

            [INCLUDE THE FOLLOWING IF THE CAPITAL SECURITY BEARS A
                         RESTRICTED SECURITIES LEGEND]

In connection with any transfer of any of the Capital Securities evidenced by this Certificate, the undersigned confirms that such Capital Securities are being:

CHECK ONE BOX BELOW

     (1)       exchanged for the undersigned's own account without transfer; or

     (2) transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     (3) transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3), (7) or (8) of Rule 501 under the Securities Act of 1933 that is acquiring the Capital Securities for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933, as amended; or

     (4) transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended; or

     (5)       transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Capital Securities evidenced by this Certificate in the name of any Person other than the Holder hereof; provided, however, that if box (3) or (4) is checked, the Registrar may require, prior to registering any such transfer of the Capital Securities, such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act; provided further, that (i) if box (2) is checked, by acceptance of this Certificate, the transferee shall be deemed to have certified that it is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") acquiring the Capital Securities for its own account or for the account of another QIB over which it exercises sole investment discretion and that it is aware that the Holder is relying upon the exemption from registration afforded by Rule 144A in respect of the Holder's transfer of Capital Securities to it or (ii) if box (3) is checked, the transferee must also provide to the Registrar a Transferee Letter of Representation in the form attached to the Declaration, provided further, that after the date that a registration statement has been filed and so long as such registration statement continues to be effective, only then may the Registrar permit transfers for which box (5) has been checked.



                                        -----------------------------------
                                                      Signature

                                 Exhibit A-1-9

                                  EXHIBIT A-2
                      FORM OF COMMON SECURITY CERTIFICATE

          THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS COMMON SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.


                                 Exhibit A-2-1

This Certificate is not transferable except in compliance with Section 9.1(c) of the Declaration.

                    Certificate Evidencing Common Securities

                                       of

                        First Community Capital Trust I

                            10.18% Common Securities
                (liquidation amount $1,000 per Common Security)

          First Community Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that First Community Capital Corporation (the "Holder") is the registered owner of ____ common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 10.18% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Subject to the terms of Section 9.1(c) of the Declaration (as defined below), the Common Securities are not transferable. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of the Trust dated as of March 28, 2001 as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex A to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

          By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

          IN WITNESS WHEREOF, the Trust has executed this certificate this 28th day of March, 2001.

                              FIRST COMMUNITY CAPITAL TRUST I


                              By:
                                 ----------------------------------
                                  Administrative Trustee


                                 Exhibit A-2-2

                         [FORM OF REVERSE OF SECURITY]

          Distributions on each Common Security will be payable at a rate of 10.18% per annum (the "Coupon Rate") of the liquidation amount of $1000 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions," as used herein, includes such cash distributions and any and all such interest, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

          Distributions on the Common Securities will be cumulative, will accrue from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from March 28, 2001 and will be payable semi-annually in arrears on June 8 and December 8 of each year, commencing June 8, 2001 (each, a "Distribution Date"), except as otherwise described below. Distributions will be computed on the basis of a 360-day year of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided, that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided, that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

          Subject to the receipt by the Sponsor of any and all required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

          The Common Securities shall be redeemable as provided in the Declaration.

                                 Exhibit A-2-3

          Under certain circumstances, the rights of the holders of the Common Securities shall be subordinate to the rights of the holders of the Capital Securities, as provided in the Declaration.



                                 Exhibit A-2-4

                                                                         ANNEX B

                      TRANSFEREE LETTER OF REPRESENTATION

First Community Capital Trust I
c/o First Community Capital Corporation
14200 Gulf Freeway
Houston, Texas  77275-2289

Ladies and Gentlemen:

          In connection with the proposed transfer to us of 10.18% MMCapS/SM/ (the "capital securities") of First Community Capital Trust I (the "Trust"), we confirm that:

          1. We understand that the capital securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws, and may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our behalf and on behalf of any investor account for which we are purchasing capital securities to offer, sell or otherwise transfer such capital securities prior to the date which is two years after the later of the date of original issue thereof and the last date on which First Community Capital Corporation (the "Corporation") or any "affiliate" of the Corporation was the owner of such capital securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Corporation, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the capital securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" (an "Institutional Accredited Investor") within the meaning of subparagraph (a)(1), (2), (7) or (8) of Rule 501 under the Securities Act that is acquiring the capital securities for its own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer and sale in connection with, any distribution in violation of the Securities Act or (e) pursuant to any other available exemption from the registration requirements under the Securities Act, subject to the right of the Trust and the Corporation prior to any such offer, sale or transfer (i) pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them and (ii) pursuant to clause (d) above to require that the transferor deliver to the Trust a letter from the transferee substantially similar to this letter.

          2. We are an Institutional Accredited Investor purchasing for our own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other applicable securities laws and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of

                                   Annex B-1
our investment in the capital securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

          3. We are acquiring the capital securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You and the Corporation are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          5.  We are (1) not an employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan to which Section 4975 of the Internal Revenue Code of 1986 ("Code") is applicable, a trustee or other person acting on behalf of such employee benefit plan or plan, or any other person or entity using the assets of any employee benefit plan or plan to finance such purchase, or (2) such purchase will not result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code for which there is no applicable statutory or administrative exemption. We make this representation to the trustees of the Trust, First Community Capital Corporation and Sigler & Co.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,



------------------------------------
Name of Purchaser:
By:
Date:

          The capital securities will be registered in the name of the beneficial owner as follows:

Name:
Address:

Taxpayer ID Number:


                                   Annex B-2

                                                                     EXHIBIT 4.5


                     CAPITAL SECURITIES GUARANTEE AGREEMENT
                      FIRST COMMUNITY CAPITAL CORPORATION

                           Dated as of March 28, 2001

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page

ARTICLE I DEFINITIONS AND INTERPRETATION..............................    1

     SECTION 1.1. Definitions and Interpretation......................    1

ARTICLE II TRUST INDENTURE ACT........................................    5

     SECTION 2.1. Trust Indenture Act; Application....................    5
     SECTION 2.2. Lists of Holders of Securities......................    5
     SECTION 2.3. Reports by the Capital Securities Guarantee Trustee.    5
     SECTION 2.4. Periodic Reports....................................    6
     SECTION 2.5. Evidence of Compliance with Conditions Precedent....    6
     SECTION 2.6. Waiver of Events of Default.........................    6
     SECTION 2.7. Notice of Events of Default.........................    6
     SECTION 2.8. Conflicting Interests...............................    7

ARTICLE III POWERS, DUTIES AND RIGHTS OF CAPITAL SECURITIES
GUARANTEE TRUSTEE.....................................................    7

     SECTION 3.1. Powers and Duties of the Capital Securities
                  Guarantee Trustee...................................    7
     SECTION 3.2. Certain Rights of Capital Securities Guarantee
                  Trustee.............................................    9
     SECTION 3.3. Not Responsible for Recitals or Issuance of Capital
                  Securities Guarantee................................   11

ARTICLE IV CAPITAL SECURITIES GUARANTEE TRUSTEE.......................   11

     SECTION 4.1. Capital Securities Guarantee Trustee; Eligibility...   11
     SECTION 4.2. Appointment, Removal and Resignation of
                  Capital Securities Guarantee Trustee................   11

ARTICLE V GUARANTEE...................................................   12

     SECTION 5.1. Guarantee...........................................   12
     SECTION 5.2. Waiver of Notice and Demand.........................   12
     SECTION 5.3. Obligations Not Affected............................   13
     SECTION 5.4. Rights of Holders...................................   13
     SECTION 5.5. Guarantee of Payment................................   14
     SECTION 5.6. Subrogation.........................................   14
     SECTION 5.7. Independent Obligations.............................   14

ARTICLE VI LIMITATION OF TRANSACTIONS; SUBORDINATION..................   14

     SECTION 6.1. Limitation of Transactions..........................   14
     SECTION 6.2. Ranking.............................................   15

ARTICLE VII TERMINATION...............................................   16

     SECTION 7.1 Termination..........................................   16

ARTICLE VIII INDEMNIFICATION..........................................   16

     SECTION 8.1. Exculpation.........................................   16
     SECTION 8.2. Compensation and Indemnification....................   16

ARTICLE IX MISCELLANEOUS..............................................   17

     SECTION 9.1. Successors and Assigns..............................   17
     SECTION 9.2. Amendments..........................................   17
     SECTION 9.3. Notices.............................................   17
     SECTION 9.4. Benefit.............................................   18
     SECTION 9.5. Governing Law.......................................   18

                             CROSS REFERENCE TABLE*

  Section of Trust
  Indenture Act of                             Section of Guarantee
  1939, as amended                                  Agreement
  ----------------                                  ---------

     310(a).....................................       4.1(a)
     310(b).....................................    2.8, 4.1(c)
     310(c).....................................        N/A
     311(a).....................................       2.2(b)
     311(b).....................................       2.2(b)
     311(c).....................................        N/A
     312(a).....................................       2.2(a)
     312(b).....................................       2.2(b)
     312(c).....................................        N/A
     313........................................        2.3
     314(a).....................................        2.4
     314(b).....................................        N/A
     314(c).....................................        2.5
     314(d).....................................        N/A
     314(e).....................................    1.1, 2.5, 3.2
     314(f).....................................      2.1, 3.2
     315(a).....................................   3.1(d), 3.2(a)
     315(b).....................................        2.7
     315(c).....................................       3.1(c)
     315(d).....................................   3.1(d), 3.2(a), 8.1
     315(e).....................................        N/A
     316(a).....................................    1.1, 2.6, 5.4
     316(b).....................................      5.3, 5.4
     316(c).....................................        9.2
     317(a).....................................        N/A
     317(b).....................................        N/A
     318(a).....................................       2.1(a)
     318(b).....................................       2.1(b)
     318(c).....................................       2.1(b)

---------------------
* This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                     CAPITAL SECURITIES GUARANTEE AGREEMENT

     This CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of March 28, 2001 is executed and delivered by First Community Capital Corporation, a Texas corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Capital Securities Guarantee Trustee" or "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of First Community Capital Trust I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of March 28, 2001, by and among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer
(i) is issuing on the date hereof 5,000 capital securities, having an aggregate liquidation amount of $5,000,000, such capital securities being designated the 10.18% MMCapS/SM/ (collectively, the "Capital Securities").

     WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay the Guarantee Payments (as defined herein) to the Holders of the Capital Securities, and the Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

     WHEREAS, the Guarantor is also executing and delivering the Common Securities Guarantee Agreement, dated as of March 28, 2001 (the "Common Securities Guarantee"), for the benefit of the holders of the Common Securities (as defined herein), the terms of which provide that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of the Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of such Holders.

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

SECTION 1.1.   Definitions and Interpretation

     In this Capital Securities Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) terms defined in the Declaration as in effect at the date of execution of this Capital Securities Guarantee have the same meaning when used in this Capital Securities Guarantee unless otherwise defined in this Capital Securities Guarantee;

     (c) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

     (d) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

     (e) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

     (f) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee, or unless the context otherwise requires; and

     (g)  a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Wilmington, Delaware, Houston, Texas or New York, New York are authorized or required by law or executive order to remain closed.

     "Capital Securities Guarantee Trustee" shall mean Wilmington Trust Company, as Trustee under the Capital Securities Guarantee, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

     "Common Securities" shall mean the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Corporate Trust Office" shall mean the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     "Covered Person" shall mean any Holder or beneficial owner of Capital Securities.

     "Debentures" shall mean the series of subordinated debt securities of the Guarantor designated the 10.18% Junior Subordinated Deferrable Interest Debentures due June 8, 2031, held by the Property Trustee (as defined in the Declaration) of the Issuer.

     "Event of Default" shall mean a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee; provided, however, that, except with respect to default in respect of any Guarantee Payment, no default by the Guarantor hereunder shall constitute an Event of Default unless the Guarantor shall have received written notice of the default and shall not have cured such default within 60 days after receipt thereof.

     "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Capital Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Capital Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities or in connection with the redemption of the Capital Securities, in each case as provided in the Declaration),the lesser of
(a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer has funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to the Holders after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under the Common Securities Guarantee or any Other Common Securities Guarantee shall be made until the Holders of the Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Capital Securities Guarantee.

     "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person actually known to a Responsible Officer of the Capital Securities Guarantee Trustee to be an Affiliate of the Guarantor.

     "Indemnified Person" shall mean the Capital Securities Guarantee Trustee (including in its individual capacity), any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

     "Indenture" shall mean the Indenture, dated as of March 28, 2001, between First Community Capital Corporation, as issuer of Debentures (the "Debenture Issuer"), and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

     "Majority in Liquidation Amount of the Capital Securities" shall mean, except as provided by the Trust Indenture Act, a vote by Holder(s) of the Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to but excluding the date upon which the voting percentages are determined) of all outstanding Capital Securities, excluding Capital Securities held by the Guarantor, the Issuer or any Affiliate thereof.

     "Officers' Certificate" shall mean, with respect to any Person, a certificate signed by the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer and the Secretary or an Assistant Secretary. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenants or conditions and the definitions relating thereto;

     (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (c) a statement as to whether or not, in the opinion of each such officer, such condition or covenant has been complied with.

     "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Securities Guarantee.

     "Other Debentures" shall mean all junior subordinated debentures, other than the Debentures, issued by the Guarantor, from time to time, and sold to trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

     "Other Guarantees" shall mean all guarantees, other than this Capital Securities Guarantee, to be issued by the Guarantor with respect to capital securities (if any) similar to the Capital Securities, issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

     "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" shall mean, with respect to a Person, any officer with direct responsibility for the administration of any matters relating to this Capital Securities Guarantee.

     "Successor Capital Securities Guarantee Trustee" shall mean a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

     "Trust Securities" shall mean the Common Securities and the Capital Securities, collectively.

                                  ARTICLE II

                              TRUST INDENTURE ACT

SECTION 2.1.  Trust Indenture Act; Application

     (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Capital Securities Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the modified or excluded provision of the Trust Indenture Act shall be deemed to apply to this Capital Securities Guarantee as so modified or excluded, as the case may be.

SECTION 2.2.  Lists of Holders of Securities

     (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") (i) as of the record date, within fourteen (14) days after such record date for payment of Distributions (as defined in the Declaration), and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it upon receipt of a new List of Holders.

     (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 31l(a), 31l(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3.  Reports by the Capital Securities Guarantee Trustee

     Within 60 days after the date hereof, and no later than the anniversary date hereof in each succeeding year, the Capital Securities Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4.  Periodic Reports

     The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as are required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes, only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5.  Evidence of Compliance with Conditions Precedent

     The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6.  Waiver of Events of Default

     The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7.  Notice of Events of Default

     (a) The Capital Securities Guarantee Trustee shall, within 10 Business Days after the Capital Securities Guarantee Trustee has knowledge of the occurrence of an Event of Default with respect to this Capital Securities Guarantee, transmit by mail, first class postage prepaid, to all Holders of the Capital Securities, notices of all such Events of Default, unless such Events of Default have been cured before the giving of such notice; provided, however, that, except in the case of an Event of Default arising from the non-payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

     (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have actual knowledge, of such Event of Default.

     SECTION 2.8.  Conflicting Interests

     The Declaration shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                      CAPITAL SECURITIES GUARANTEE TRUSTEE

     SECTION 3.1.  Powers and Duties of the Capital Securities Guarantee Trustee

     (a) This Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Capital Securities Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder of the Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.

     (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default (of which, other than a default in respect of any Guarantee Payment, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default (of which, other than a default in respect of any Guarantee Payment, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred:

     (A) the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

     (B) in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Capital Securities Guarantee;

          (ii) the Capital Securities Guarantee Trustee shall not be liable for any errors of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any actions taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee; and

          (iv) no provision of this Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     SECTION 3.2.  Certain Rights of Capital Securities Guarantee Trustee

     (a)  Subject to the provisions of Section 3.1:

          (i) the Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (ii) any direction or act of the Guarantor contemplated by this Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate;

          (iii) whenever, in the administration of this Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor;

          (iv) the Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument or other document (or any rerecording, refiling or registration thereof);

          (v) the Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; and such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; and the Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction;

          (vi) the Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee, provided, however, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee;

          (vii) the Capital Securities Guarantee Trustee shall have no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (viii) the Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such person appointed with due care by it hereunder;

          (ix) any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action;

          (x) whenever in the administration of this Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee
     (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

          (xi) the Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Guarantee.

     (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

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

     SECTION 3.3. Not Responsible for Recitals or Issuance of Capital Securities
                  Guarantee


     The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.

                                  ARTICLE IV

                      CAPITAL SECURITIES GUARANTEE TRUSTEE

     SECTION 4.1.  Capital Securities Guarantee Trustee; Eligibility

     (a) There shall at all times be a Capital Securities Guarantee Trustee that shall

         (i)  not be an Affiliate of the Guarantor; and

         (ii) be a corporation or other Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority; it being understood that if such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii) to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in
Section 4.2(c).

     (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 4.2. Appointment, Removal and Resignation of Capital Securities Guarantee Trustee

     (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

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

     (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

     (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed, subject to Section 4.1, or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed, subject to Section 4.1, and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

     (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

     (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

     (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                   ARTICLE V

                                   GUARANTEE

     SECTION 5.1.  Guarantee

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     SECTION 5.2.  Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the

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

Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3.  Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e)  any invalidity of, or defect or deficiency in, the Capital Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4.  Rights of Holders

     (a) The Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Capital Securities

Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Capital Securities Guarantee.

     (b) If the Capital Securities Guarantee Trustee fails to enforce this Capital Securities Guarantee, any Holder of the Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. Notwithstanding the rights of the Capital Securities Guarantee Trustee to enforce this Guarantee Agreement, if the Guarantor has failed to make a Guarantee Payment, any Holder of the Capital Securities may directly institute a proceeding against the Guarantor for enforcement of this Capital Securities Guarantee for such payment, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     SECTION 5.5.  Guarantee of Payment

     This Capital Securities Guarantee creates a guarantee of payment and not of collection.

     SECTION 5.6.  Subrogation

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.7.  Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 6.1.  Limitation of Transactions

     So long as any Capital Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation

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

payment with respect to, any of the Guarantor's capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Capital Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit or compensation plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time (l) there shall have occurred any event of which the Guarantor has actual knowledge that (A) is a Default or Event of Default (each as defined in the Indenture) and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure,
(2) the Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Capital Securities Guarantee or (3) the Guarantor shall have given notice of its election of the exercise of its right to commence an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or an extension thereof, shall have commenced and be continuing.

     SECTION 6.2.  Ranking

     This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Allocable Amounts (as defined in the Indenture) in respect of Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Capital Securities Guarantee as if such Article XV were set forth herein in full, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any Other Guarantee and, except to the extent set forth therein, the Common Securities Guarantee, any Other Common Securities Guarantee, and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1.  Termination

     This Capital Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Capital Securities, (ii) dissolution, winding up or liquidation of the Issuer, immediately following the full payment of the amounts payable in accordance with the Declaration, or (iii) the distribution of all of the Debentures to the Holders of the Trust Securities. Notwithstanding the foregoing, this Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.

                                 ARTICLE VIII

                                INDEMNIFICATION

     SECTION 8.1.  Exculpation

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

     SECTION 8.2.  Compensation and Indemnification

     The Guarantor agrees to pay to the Capital Securities Guarantee Trustee such compensation for its services as shall be mutually agreed upon by the Guarantor and the Capital Securities Guarantee Trustee. The Guarantor shall reimburse the Capital Securities Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Capital Securities Guarantee Trustee's agents and counsel, except any expense as may be attributable to the negligence or bad faith of the Capital Securities Guarantee Trustee.

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

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, action, suit, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this
Section 8.2 shall survive the termination of this Capital Securities Guarantee and shall survive the resignation or removal of the Capital Securities Guarantee Trustee.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1.  Successors and Assigns

     All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding.

     SECTION 9.2.  Amendments

     Except with respect to any changes that do not materially adversely affect the rights of Holders of the Capital Securities (in which case no consent of such Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Capital Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Trust Securities apply to the giving of such approval. This Capital Securities Guarantee may not be amended, and no amendment hereof that affects the Capital Securities Guarantee Trustee's rights, duties or immunities hereunder or otherwise, shall be effective, unless such amendment is executed by the Capital Securities Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion).

     SECTION 9.3.  Notices

     All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Capital Securities):

          First Community Capital Trust I
          c/o First Community Capital Corporation
          14200 Gulf Freeway
          Houston, Texas 77275-2289
          Telephone: (281) 652-4000
          Telecopier: (281) 464-3715

If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders of the Capital Securities):

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware  19890-0001
          Attention:  Corporate Trust Administration
          Telephone: (302) 651-1000
          Telecopier: (302) 651-8882

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Capital Securities):

          First Community Capital Corporation
          14200 Gulf Freeway
          Houston, Texas 77275-2289
          Telephone: (281) 652-4000
          Telecopier: (281) 464-3715

     (c) If given to any Holder of the Capital Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.4.  Benefit

     This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

     SECTION 9.5.  Governing Law

     THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

     This Capital Securities Guarantee is executed as of the day and year first above written.

                            FIRST COMMUNITY CAPITAL CORPORATION,
                            as Guarantor


                            By: ________________________________________________
                                Nigel J. Harrison
                                President


                            WILMINGTON TRUST COMPANY,
                            as Capital Securities Guarantee Trustee


                            By: ________________________________________________
                                Name:
                                Title:

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